FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-10

Dated October 27, 2014	JPMBB 2014-C25
Free Writing Prospectus Structural and Collateral Term Sheet

JPMBB 2014-C25

$1,184,302,812 (Approximate Mortgage Pool Balance)

$929,059,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2014-C25

JPMorgan Chase Bank, National Association
Ladder Capital Finance LLC
Barclays Bank PLC
Starwood Mortgage Funding II LLC
Redwood Commercial Mortgage Corporation
Column Financial, Inc.
Mortgage Loan Sellers

J.P. Morgan Co-Lead Manager and Joint Bookrunner		Barclays Co-Lead Manager and Joint Bookrunner
Credit Suisse Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated October 27, 2014	JPMBB 2014-C25

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$38,041,000		30.000%	3.00	12/14-10/19	46.7%	15.1%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$109,506,000		30.000%	4.91	10/19-11/19	46.7%	15.1%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$14,362,000		30.000%	6.89	10/21-10/21	46.7%	15.1%
A-4A1	Aaa(sf) / AAAsf / AAA(sf)	$190,000,000		30.000%	9.82	8/24-10/24	46.7%	15.1%
A-5	Aaa(sf) / AAAsf / AAA(sf)	$307,915,000		30.000%	9.89	10/24-10/24	46.7%	15.1%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$84,188,000		30.000%	7.43	10/19-8/24	46.7%	15.1%
X-A	Aa1(sf) / AAAsf / AAA(sf)	$919,315,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	Aa3(sf) / AA-sf / AAA(sf)	$51,813,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aa1(sf) / AAAsf / AAA(sf)	$90,303,000		22.375%	9.89	10/24-10/24	51.8%	13.7%
B(7)(8)	Aa3(sf) / AA-sf / AA(high)(sf)	$51,813,000		18.000%	9.90	10/24-11/24	54.7%	12.9%
C(7)(8)	A3(sf) / A-sf / A(high)(sf)	$42,931,000		14.375%	9.98	11/24-11/24	57.1%	12.4%
EC(7)(8)(9)	A1(sf) / A-sf / A(high)(sf)	$185,047,000		14.375%	9.91	10/24-11/24	57.1%	12.4%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-4A2	Aaa(sf) / AAAsf / AAA(sf)	$85,000,000		30.000%	9.82	8/24-10/24	46.7%	15.1%
X-C	A3(sf) / A-sf / AAA(sf)	$42,931,000	(6)	N/A	N/A	N/A	N/A	N/A
X-D	NR / BBB-sf / AAA(sf)	$78,460,000	(6)	N/A	N/A	N/A	N/A	N/A
X-E	NR / BB-sf / AAA(sf)	$28,128,000	(6)	N/A	N/A	N/A	N/A	N/A
X-F	NR / B-sf / AAA(sf)	$11,843,000	(6)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / NR / AAA(sf)	$51,812,811	(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(low)(sf)	$78,460,000		7.750%	9.98	11/24-11/24	61.5%	11.5%
E	NR / BB-sf / BB(sf)	$28,128,000		5.375%	9.98	11/24-11/24	63.1%	11.2%
F	NR / B-sf / B(high)(sf)	$11,843,000		4.375%	9.98	11/24-11/24	63.8%	11.1%
NR	NR / NR / NR	$51,812,811		0.000%	10.18	11/24-10/25	66.7%	10.6%

Privately Offered Loan-Specific Certificates
Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
BNB(11)	NR / NR / NR	$10,000,000	0.000%	4.89	10/19-10/19	N/A	N/A
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates in the aggregate. The credit support percentage for each of the Publicly Offered Certificates and the Privately Offered Certificates does not include the Trust Subordinate Companion Loan.

(3)	Assumes 0% CPR / 0% CDR and a November 24, 2014 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated October 27, 2014 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class Z and Class R Certificates are not shown above.
(11)	The BankNote Building mortgage loan, which equals $83.0 million (the “BankNote Building Mortgage Loan”), is secured by the same mortgage instrument on the same related mortgaged property as a subordinate trust companion loan with a principal balance of $10.0 million (the “Trust Subordinate Companion Loan”, together with the BankNote Building Mortgage Loan, the “BankNote Building Whole Loan” or the “Trust AB Whole Loan”). The Class BNB certificates will only receive distributions from, and will only incur losses with respect to, the Trust Subordinate Companion Loan. Such class will share in losses and shortfalls on the Trust AB Whole Loan only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Summary of Transaction Terms

Securities Offered:	$929,059,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	Credit Suisse Securities (USA) LLC.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (31.9%), Ladder Capital Finance LLC (“Ladder”) (24.7%), Barclays Bank PLC (“Barclays”) (17.7%), Starwood Mortgage Funding II LLC (“Starwood”) (11.2%), Redwood Commercial Mortgage Corporation (“Redwood”) (8.2%) and JPMCB/Column Financial, Inc. (“JPMCB/CFI”) (6.2%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).

Special Servicer:	Rialto Capital Advisors, LLC. C

Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Rialto Capital Advisors, LLC.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).

Pricing Date:	On or about November 5, 2014.

Closing Date:	On or about November 24, 2014.

Cut-off Date:
With respect to each mortgage loan, the related due date in November 2014, or with respect to any mortgage loan that has its first due date in December 2014, the date that would otherwise have been the related due date in November 2014.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2014.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in December 2014.

Assumed Final Distribution Date:	The Distribution Date in October 2025, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in November 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class A-4A2, Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR, Class BNB, Class Z and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and (other than with respect to the Class BNB Certificates) to Institutional Accredited Investors and  to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call (however, if the Westfield Village loan or the related REO loan is part of the trust, 2.0% clean-up call but not earlier than the distribution date in December 2024).

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,184,302,812
Number of Mortgage Loans:	65
Number of Mortgaged Properties:	157
Average Cut-off Date Balance per Mortgage Loan:	$18,220,043
Weighted Average Current Mortgage Rate:	4.46930%
10 Largest Mortgage Loans as % of IPB:	47.6%
Weighted Average Remaining Term to Maturity(1):	113 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.77x
Weighted Average UW NOI Debt Yield(2):	10.6%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	66.7%
Weighted Average Maturity Date LTV(1)(2)(3):	59.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	13.8%
% of Mortgaged Properties with Single Tenants:	8.0%

Amortization
Weighted Average Original Amortization Term(4):	354 months
Weighted Average Remaining Amortization Term(4):	353 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	51.7%
% of Mortgage Loans with Amortizing Balloon:	19.3%
% of Mortgage Loans with Interest-Only:	19.3%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	4.6%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	3.2%
% of Mortgage Loans with Amortizing Balloon followed by ARD-Structure	1.8%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	57.2%
% of Mortgage Loans with Springing Lockboxes:	19.4%
% of Mortgage Loans with In-Place, Hard Lockboxes:	17.1%
% of Mortgage Loans with In-Place, Soft Lockboxes:	5.3%
% of Mortgage Loans with No Lockbox:	1.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	85.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	57.5%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	85.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	68.6%

(1)	In the case of the five mortgage loans with an anticipated repayment date, as of the related anticipated repayment date.
(2)
In the case of Loan Nos. 3, 6, 8 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Trust Subordinate Companion Loan. In the case of Loan Nos. 15 and 16, the loans are cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Balances of those mortgage loans.

(3)
In the case of Loan Nos. 1, 10, 30 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical or as-stabilized appraised value based on certain assumptions. In the case of Loan No. 9, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an aggregate appraised value of the related mortgaged properties as a portfolio instead of the sum of the appraised values of the individual related mortgaged properties. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	Excludes seven mortgage loans that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to Cut-off Date Balance of mortgage loans secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	10	22	$378,205,000	31.9%
Ladder	20	84	292,864,976	24.7
Barclays	12	13	210,120,166	17.7
Starwood	14	29	133,108,360	11.2
Redwood	8	8	97,004,310	8.2
JPMCB / Column(1)	1	1	73,000,000	6.2
Total:	65	157	$1,184,302,812	100.0%
(1)
JPMorgan Chase Bank, National Association and Column Financial, Inc. co-originated one mortgage loan, identified as “Grapevine Mills” on Annex A-1 to the Free Writing Prospectus, and all references to “Grapevine Mills” refer to the total mortgage loan sold to the trust by both of these mortgage loan sellers.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Units/ Rooms	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)(3)
1	CityPlace	JPMCB	1	$108,850,000	9.2%	880,476	Office	1.30x	9.2%	74.0%	67.7%
2	BankNote Building	JPMCB	1	$83,000,000	7.0%	386,442	Office	1.68x	7.8%	70.8%	70.8%
3	Grapevine Mills	JPMCB / Column	1	$73,000,000	6.2%	1,337,751	Retail	3.34x	13.7%	53.1%	53.1%
4	Mall at Barnes Crossing and Market Center Tupelo	Barclays	1	$67,000,000	5.7%	629,757	Retail	1.74x	11.2%	63.4%	55.2%
5	Spectra Energy Headquarters	Ladder	1	$52,500,000	4.4%	614,000	Office	2.17x	10.1%	62.1%	62.1%
6	Hilton Houston Post Oak	JPMCB	1	$45,000,000	3.8%	448	Hotel	1.97x	11.9%	63.4%	55.5%
7	Atlanta Decorative Arts Center	Ladder	1	$37,000,000	3.1%	427,036	Office	2.04x	13.5%	45.8%	41.8%
8	Florida Multifamily Portfolio	JPMCB	13	$35,000,000	3.0%	2,198	Multifamily	1.84x	12.8%	66.1%	58.1%
9	Wilton Commercial Portfolio	Ladder	51	$32,921,742	2.8%	2,031,439	Various	1.55x	10.7%	66.9%	54.8%
10	9525 West Bryn Mawr Avenue	JPMCB	1	$29,260,000	2.5%	246,841	Office	1.53x	10.3%	70.0%	59.3%

	Top 3 Total / Weighted Average		3	$264,850,000	22.4%			1.98x	10.0%	67.2%	64.6%
	Top 5 Total / Weighted Average		5	$384,350,000	32.5%			1.97x	10.2%	65.9%	62.7%
	Top 10 Total / Weighted Average		72	$563,531,742	47.6%			1.92x	10.8%	64.6%	59.8%
(1)
In the case of Loan Nos. 3, 6, 8 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Trust Subordinate Companion Loan.

(2)
In the case of Loan Nos. 1 and 10, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical or as-stabilized appraised value based on certain assumptions. In the case of Loan No. 9, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an aggregate appraised value of the related mortgaged properties as a portfolio instead of the sum of the appraised values of the individual related mortgaged properties. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(3)	In the case of Loan Nos. 5 and 10, each of which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
3	Grapevine Mills	$73,000,000	$195,000,000	$268,000,000	JPMBB 2014-C23	Wells Fargo	CWCapital	JPMBB 2014-C23
6	Hilton Houston Post Oak	$45,000,000	$35,000,000	$80,000,000	JPMBB 2014-C25	Wells Fargo	Rialto	JPMBB 2014-C25
8	Florida Multifamily Portfolio	$35,000,000	$22,300,000	$57,300,000	JPMBB 2014-C25	Wells Fargo	Rialto	JPMBB 2014-C25
9	Wilton Commercial Portfolio	$32,921,742	$119,715,427	$152,637,169	COMM 2014-LC17	Wells Fargo	LNR	COMM 2014-LC17

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield	Total Debt UW NOI Debt Yield
8	Florida Multifamily Portfolio(1)(2)	$35,000,000	$12,000,000	$69,300,000	1.84x	1.34x	66.1%	80.0%	12.8%	10.6%
18	Greensboro Portfolio(1)	$21,375,000	$2,850,000	$24,225,000	1.53x	1.17x	74.8%	84.8%	10.6%	9.4%
24	Turk’s Head Building(1)	$14,100,000	$2,000,000	$16,100,000	1.43x	1.15x	72.7%	83.0%	9.8%	8.6%
42	Railway Loft(3)	$9,777,294	$2,851,352	$12,630,459	1.25x	1.15x	69.8%	90.2%	8.4%	6.5%
(1)	In the case of Loan Nos. 8, 18 and 24, subordinate debt represents mezzanine loans.
(2)	In the case of Loan No. 8, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI Debt Yield and Mortgage Loan Cut-off Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan No. 42, subordinate debt represents second and third mortgage liens. Total Debt UW NCF DSCR is calculated using the average 12 monthly debt service payments following the Cut-off Date.

Trust Subordinate Companion Loan Summary

			Trust Subordinate		Mortgage		Mortgage	Whole	Mortgage
		Mortgage	Companion	Whole	Loan	Whole	Loan	Loan	Loan	Whole
		Loan	Loan	Loan	UW	Loan	Cut-off	Cut-off	UW NOI	Loan
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV	LTV	Yield	Debt Yield
2	BankNote Building(1)	$83,000,000	$10,000,000	$93,000,000	1.68x	1.39x	70.8%	79.4%	7.8%	6.9%
(1)	The Class BNB Certificates, which are backed by the Trust Subordinate Companion Loan, are expected to be sold to a third party investor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Office	CBD	5	$266,690,342	22.5%	91.0%	1.60x	9.0%	70.6%	67.0%
	Suburban	21	157,427,365	13.3	91.3%	1.51x	10.6%	71.3%	61.1%
	Design Center	1	37,000,000	3.1	82.8%	2.04x	13.5%	45.8%	41.8%
	Data Center	1	11,500,000	1.0	60.2%	1.99x	15.6%	54.8%	40.3%
	Subtotal	28	$472,617,708	39.9%	89.7%	1.62x	10.0%	68.5%	62.4%

Retail	Regional Mall	2	$140,000,000	11.8%	89.7%	2.57x	12.5%	58.0%	54.1%
	Anchored	17	138,532,610	11.7	95.1%	1.51x	10.2%	70.5%	60.5%
	Unanchored	17	26,980,473	2.3	92.3%	1.40x	9.3%	68.6%	58.0%
	Shadow Anchored	2	7,021,301	0.6	84.7%	1.48x	10.4%	73.3%	63.7%
	Freestanding	1	2,464,000	0.2	100.0%	1.69x	8.7%	70.0%	70.0%
	Single Tenant	5	1,780,593	0.2	100.0%	1.55x	10.7%	66.9%	54.8%
	Subtotal	44	$316,778,976	26.7%	92.3%	1.97x	11.1%	64.9%	57.6%

Multifamily	Garden	34	$84,185,239	7.1%	95.6%	1.60x	10.7%	69.2%	61.1%
	High Rise	1	27,375,000	2.3	97.8%	1.92x	8.5%	47.7%	47.7%
	Student	1	20,270,000	1.7	99.2%	2.20x	9.5%	68.2%	68.2%
	Mid Rise	1	12,000,000	1.0	95.7%	1.41x	8.6%	70.6%	60.2%
	Subtotal	37	$143,830,239	12.1%	96.5%	1.73x	9.9%	65.1%	59.4%

Hotel	Limited Service	10	$70,497,067	6.0%	71.6%	1.68x	11.7%	69.0%	53.3%
	Full Service	2	56,986,578	4.8	81.1%	1.92x	11.7%	63.7%	55.0%
	Extended Stay	1	3,193,966	0.3	79.8%	1.69x	12.5%	62.0%	43.2%
	Subtotal	13	$130,677,611	11.0%	75.9%	1.78x	11.7%	66.5%	53.8%

Mixed Use	Office/Industrial	2	$37,825,000	3.2%	95.4%	2.79x	13.6%	55.9%	54.4%
	Office/Retail	2	12,050,000	1.0	88.9%	1.48x	10.1%	71.5%	59.9%
	Office/Multifamily/Retail	1	9,777,294	0.8	100.0%	1.25x	8.4%	69.8%	57.4%
	Subtotal	5	$59,652,294	5.0%	94.9%	2.27x	12.0%	61.3%	56.0%

Industrial	Warehouse/Distribution	1	$21,300,000	1.8%	100.0%	1.40x	8.7%	71.7%	58.0%
	Warehouse	16	6,856,757	0.6	87.4%	1.55x	10.7%	67.6%	55.6%
	Flex	9	3,566,561	0.3	73.8%	1.53x	10.6%	73.4%	62.5%
	Subtotal	26	$31,723,318	2.7%	94.3%	1.45x	9.3%	71.0%	58.0%

Self Storage	Self Storage	4	$29,022,666	2.5%	84.4%	1.61x	9.9%	71.0%	62.2%

	Total / Weighted Average:	157	$1,184,302,812	100.0%	90.0%	1.77x	10.6%	66.7%	59.4%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of the Loan Nos. 3, 6, 8 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Trust Subordinate Companion Loan. In the case of Loan Nos. 15 and 16, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balance.

(3)
In the case of Loan Nos. 1, 10, 30 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical or as-stabilized appraised value based on certain assumptions. In the case of Loan No. 9, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an aggregate appraised value of the related mortgaged properties as a portfolio instead of the sum of the appraised values of the individual related mortgaged properties. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan Nos. 5, 10, 20, 43 and 64, each of which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Texas	9	$229,819,766	19.4%	88.8%	2.32x	11.5%	61.9%	57.5%
New York	4	143,175,000	12.1	93.3%	2.01x	9.2%	61.6%	61.3%
Missouri	2	113,330,000	9.6	88.3%	1.33x	9.4%	73.8%	67.3%
Florida	19	93,181,385	7.9	92.5%	1.85x	11.5%	68.5%	60.5%
Illinois	20	76,086,459	6.4	91.4%	1.50x	10.4%	70.0%	59.9%
Mississippi	1	67,000,000	5.7	94.8%	1.74x	11.2%	63.4%	55.2%
California	4	65,003,257	5.5	90.5%	1.46x	9.3%	71.1%	61.9%
Colorado	5	57,204,342	4.8	88.3%	1.60x	11.2%	66.9%	57.0%
Virginia	53	44,640,343	3.8	89.4%	1.52x	10.4%	67.7%	55.4%
Georgia	2	39,400,000	3.3	83.5%	2.01x	13.3%	47.4%	43.4%
Pennsylvania	3	37,925,000	3.2	89.5%	1.59x	10.3%	73.4%	65.5%
Michigan	3	35,845,957	3.0	79.1%	1.52x	11.5%	70.8%	60.5%
North Carolina	16	33,729,398	2.8	85.0%	1.60x	10.7%	71.2%	60.1%
Montana	1	21,300,000	1.8	100.0%	1.40x	8.7%	71.7%	58.0%
Kentucky	3	15,002,777	1.3	88.1%	1.58x	11.7%	68.1%	50.5%
Rhode Island	1	14,100,000	1.2	82.0%	1.43x	9.8%	72.7%	62.2%
Delaware	1	14,000,000	1.2	92.1%	1.64x	10.6%	67.3%	61.5%
South Carolina	1	12,825,000	1.1	92.7%	1.51x	11.0%	74.6%	70.3%
Tennessee	2	12,585,972	1.1	100.0%	1.46x	11.1%	72.5%	59.3%
New Jersey	1	12,000,000	1.0	95.7%	1.41x	8.6%	70.6%	60.2%
Ohio	2	10,598,308	0.9	88.9%	1.47x	11.3%	71.3%	49.2%
Arkansas	1	10,482,935	0.9	72.2%	1.50x	10.2%	69.9%	51.8%
Maryland	1	9,777,294	0.8	100.0%	1.25x	8.4%	69.8%	57.4%
Louisiana	1	8,489,618	0.7	95.3%	1.79x	11.9%	70.7%	57.1%
Oklahoma	1	6,800,000	0.6	85.8%	1.40x	9.5%	74.7%	63.7%
Total / Weighted Average:	157	$1,184,302,812	100.0%	90.0%	1.77x	10.6%	66.7%	59.4%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)
In the case of Loan Nos. 3, 6, 8 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Trust Subordinate Companion Loan. In the case of Loan Nos. 15 and 16, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balance.

(3)
In the case of Loan Nos. 1, 10, 30 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical or as-stabilized appraised value based on certain assumptions. In the case of Loan No. 9, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an aggregate appraised value of the related mortgaged properties as a portfolio instead of the sum of the appraised values of the individual related mortgaged properties. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan Nos. 5, 10, 20, 43 and 64, each of which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$2,400,000	-	$9,999,999	27	$165,410,232	14.0%	4.78851%	116	1.53x	10.5%	70.2%	57.0%
$10,000,000	-	$19,999,999	18	224,615,837	19.0	4.55015%	118	1.57x	10.6%	70.1%	59.5%
$20,000,000	-	$24,999,999	7	149,370,000	12.6	4.43956%	111	1.53x	9.4%	71.4%	64.4%
$25,000,000	-	$49,999,999	8	260,556,742	22.0	4.46060%	119	1.95x	11.8%	59.9%	53.1%
$50,000,000	-	$108,850,000	5	384,350,000	32.5	4.30214%	106	1.97x	10.2%	65.9%	62.7%
Total / Weighted Average:			65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
3.83270%	-	4.40000%	10	$319,089,618	26.9%	4.13889%	115	2.29x	11.9%	58.4%	54.0%
4.40001%	-	4.60000%	25	562,317,109	47.5	4.47774%	109	1.57x	9.5%	69.8%	63.6%
4.60001%	-	4.80000%	18	211,179,030	17.8	4.70352%	119	1.62x	11.2%	69.3%	57.2%
4.80001%	-	5.00000%	4	55,850,661	4.7	4.87410%	119	1.48x	10.9%	69.1%	56.8%
5.00001%	-	5.70000%	8	35,866,395	3.0	5.26725%	107	1.59x	11.4%	71.3%	57.9%
Total / Weighted Average:			65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	3	$110,259,365	9.3%	4.39075%	59	1.77x	8.3%	70.3%	69.8%
84	2	15,225,000	1.3	4.55857%	83	1.51x	10.8%	74.1%	69.9%
120	59	1,045,118,447	88.2	4.47444%	119	1.78x	10.8%	66.1%	58.1%
132	1	13,700,000	1.2	4.61000%	131	1.57x	10.4%	69.5%	58.0%
Total / Weighted Average:	65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
59	-	60	3	$110,259,365	9.3%	4.39075%	59	1.77x	8.3%	70.3%	69.8%
61	-	120	61	1,060,343,447	89.5	4.47565%	118	1.77x	10.8%	66.2%	58.3%
121	-	131	1	13,700,000	1.2	4.61000%	131	1.57x	10.4%	69.5%	58.0%
Total / Weighted Average:			65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%
(1)
In the case of Loan Nos. 5, 10, 20, 43 and 64, each of which has an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)
In the case of Loan Nos. 3, 6, 8 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Trust Subordinate Companion Loan. In the case of Loan Nos. 15 and 16, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balance.

(3)
In the case of Loan Nos. 1, 10, 30 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical or as-stabilized appraised value based on certain assumptions. In the case of Loan No. 9, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an aggregate appraised value of the related mortgaged properties as a portfolio instead of the sum of the appraised values of the individual related mortgaged properties. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	7	$283,609,000	23.9%	4.19452%	97	2.41x	10.6%	60.1%	60.1%
240	2	9,703,905	0.8	5.01989%	118	1.57x	13.1%	64.6%	41.0%
270	1	9,981,142	0.8	4.95000%	119	1.69x	12.5%	62.0%	43.2%
300	8	59,378,600	5.0	4.79049%	112	1.68x	12.0%	67.4%	51.5%
330	1	4,480,000	0.4	5.70000%	120	2.14x	15.4%	70.0%	56.5%
360	46	817,150,164	69.0	4.52218%	119	1.56x	10.4%	69.0%	60.1%
Total / Weighted Average:	65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			7	$283,609,000	23.9%	4.19452%	97	2.41x	10.6%	60.1%	60.1%
238	-	239	2	9,703,905	0.8	5.01989%	118	1.57x	13.1%	64.6%	41.0%
240	-	299	7	51,559,742	4.4	4.87491%	111	1.60x	11.3%	69.3%	52.4%
300	-	360	49	839,430,164	70.9	4.53086%	119	1.57x	10.5%	68.8%	59.8%
Total / Weighted Average:			65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
IO-Balloon	29	$612,375,000	51.7%	4.49407%	118	1.57x	10.5%	68.4%	60.8%
Balloon	26	229,008,812	19.3	4.76719%	117	1.59x	11.2%	69.0%	54.7%
Interest Only	5	228,645,000	19.3	4.12811%	92	2.48x	10.7%	59.5%	59.5%
ARD-Interest Only	2	54,964,000	4.6	4.47078%	119	2.15x	10.0%	62.5%	62.5%
ARD-IO-Balloon	2	38,010,000	3.2	4.30863%	120	1.50x	10.2%	70.8%	60.2%
ARD-Balloon	1	21,300,000	1.8	4.50000%	120	1.40x	8.7%	71.7%	58.0%
Total / Weighted Average:	65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.25x	-	1.35x	9	$193,315,407	16.3%	4.53618%	119	1.30x	8.9%	72.6%	65.2%
1.36x	-	1.45x	11	133,894,466	11.3	4.53116%	119	1.41x	9.3%	72.1%	62.5%
1.46x	-	1.55x	16	230,545,508	19.5	4.61813%	115	1.52x	10.7%	71.6%	60.4%
1.56x	-	1.65x	5	42,595,491	3.6	4.69675%	123	1.61x	11.1%	67.6%	56.2%
1.66x	-	1.80x	12	236,206,940	19.9	4.47139%	98	1.71x	10.0%	67.4%	60.7%
1.81x	-	2.00x	6	135,495,000	11.4	4.49234%	119	1.92x	11.9%	60.9%	53.2%
2.01x	-	3.44x	6	212,250,000	17.9	4.14503%	113	2.70x	12.6%	55.1%	54.1%
Total / Weighted Average:			65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%
(1)	In the case of Loan Nos. 5, 10, 20, 43 and 64, each of which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of the Loan Nos. 3, 6, 8 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Trust Subordinate Companion Loan. In the case of Loan Nos. 15 and 16, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balance.

(3)
In the case of Loan Nos. 1, 10, 30 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical or as-stabilized appraised value based on certain assumptions. In the case of Loan No. 9, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an aggregate appraised value of the related mortgaged properties as a portfolio instead of the sum of the appraised values of the individual related mortgaged properties. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
45.8%	-	59.9%	6	$178,104,106	15.0%	4.09161%	119	2.74x	13.2%	50.1%	47.8%
60.0%	-	64.9%	8	209,261,917	17.7	4.45476%	119	1.87x	11.0%	62.9%	56.3%
65.0%	-	69.9%	16	251,543,919	21.2	4.65608%	113	1.62x	10.7%	68.3%	59.0%
70.0%	-	74.9%	31	504,842,871	42.6	4.52121%	108	1.49x	9.5%	72.6%	64.3%
75.0%	-	75.9%	4	40,550,000	3.4	4.39836%	119	1.47x	9.6%	75.2%	67.8%
Total / Weighted Average:			65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

LTV Ratios as of the Maturity Date/ARD in Months(1)(2)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
37.3%	-	44.9%	5	$68,185,048	5.8%	4.57208%	119	1.91x	13.7%	52.4%	41.6%
45.0%	-	49.9%	2	52,375,000	4.4	4.11341%	118	2.65x	11.6%	47.0%	47.0%
50.0%	-	54.9%	10	163,791,751	13.8	4.35805%	119	2.38x	12.2%	61.4%	53.3%
55.0%	-	59.9%	17	317,181,484	26.8	4.49180%	120	1.69x	11.1%	67.1%	57.1%
60.0%	-	64.9%	21	295,160,529	24.9	4.59250%	118	1.58x	9.9%	70.0%	62.4%
65.0%	-	70.8%	10	287,609,000	24.3	4.42186%	96	1.52x	8.9%	72.7%	68.7%
Total / Weighted Average:			65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance(4)(5)(6)(7)	53	$826,235,877	69.8%	4.46935%	117	1.86x	11.0%	64.7%	56.9%
Yield Maintenance	9	322,727,935	27.3	4.44696%	102	1.55x	9.5%	71.5%	66.0%
Defeasance/Yield Maintenance	3	35,339,000	3.0	4.67223%	119	1.69x	12.1%	68.0%	56.8%
Total / Weighted Average:	65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	45	$663,365,303	56.0%	4.49885%	119	1.93x	11.2%	63.6%	55.8%
Acquisition	20	520,937,509	44.0	4.43168%	106	1.57x	9.8%	70.5%	64.0%
Total / Weighted Average:	65	$1,184,302,812	100.0%	4.46930%	113	1.77x	10.6%	66.7%	59.4%
(1)	In the case of Loan Nos. 5, 10, 20, 43 and 64, each of which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)
In the case of the Loan Nos. 3, 6, 8 and 9, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Trust Subordinate Companion Loan. In the case of Loan Nos. 15 and 16, the loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Principal Balance.

(3)
In the case of Loan Nos. 1, 10, 30 and 40, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical or as-stabilized appraised value based on certain assumptions. In the case of Loan No. 9, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon an aggregate appraised value of the related mortgaged properties as a portfolio instead of the sum of the appraised values of the individual related mortgaged properties. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)
In the case of Loan No. 8, the borrower is permitted to prepay a portion of the loan in the amount of up to 15% of the original principal balance at any time (including during the lockout period) without the payment of any yield maintenance premium or any other premium in connection with the proposed partial release of individual mortgaged properties. See “Description of the Mortgage Pool—Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

(5)
In the case of Loan No. 20, the borrower is permitted to release a vacant portion of the mortgage property from the lien of the security instrument in connection with a defeasance at any time after the date that is the earlier of (a) four (4) years from the first payment date or (b) two (2) years from the closing date, subject to the satisfaction of conditions set forth in the related mortgage loan documents; however, if the release amount is less than 10% of the outstanding principal balance of the mortgage loan at the time of release, the borrower may prepay the loan in an amount equal to the release amount without effecting a defeasance or paying any yield maintenance premium.  See “Description of the Mortgage Pool—Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Collateral Characteristics

(6)
In the case of Loan No. 27, the related borrower is permitted to partially prepay the mortgage loan at any time during the loan term in connection with a tenant’s exercise of a purchase option (such prepayment to be accompanied by a yield maintenance charge). See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Releases” in the Free Writing Prospectus.

(7)
In the case of Loan No. 30, the borrower was required to reserve $950,000 into a reserve in connection with a pending application for a tax abatement. If the city rejects the application, the borrower may prepay the loan on any payment date (including during the lockout period) by the amount of the reserve without the payment of a yield maintenance premium or defeasance.

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	CityPlace	Creve Coeur, MO	Office	JPMCC 2005-LDP2
4	Mall at Barnes Crossing and Market Center Tupelo(2)	Tupelo, MS	Retail	Various
7	Atlanta Decorative Arts Center	Atlanta, GA	Office	GCCFC 2005-GG3
9	Wilton Commercial Portfolio	Various, Various	Various	MLCFC 2006-3
13	Southport Plaza	Staten Island, NY	Mixed Use	JPMCC 2004-CBX
14	Mason Devonshire Plaza	Chatsworth, CA	Retail	MSC 2005-T17
15	Legacy Apartments	Plano, TX	Multifamily	CSMC 2006-C5
16	Fox Haven Apartments	Frisco, TX	Multifamily	CSMC 2006-C2
21	Orion on Orpington Student Housing	Orlando, FL	Multifamily	FREMF 2012-KF01
23	Vallejo Plaza	Vallejo, CA	Retail	CSFB 2004-C5
25	Dove Run Shopping Center	Middletown, DE	Retail	WBCMT 2004-C15
26	Storage Etc - Carson	Carson, CA	Self Storage	LBUBS 2005-C1
28	Remount Business Park II	North Charleston, SC	Mixed Use	MSC 2011-C1
29	Williamson Office Portfolio	Various, TN	Office	GCCFC 2005-GG3
41	Storage Etc - Hancock	San Diego, CA	Self Storage	MSC 2005-HQ5
44	Four United Plaza	Baton Rouge, LA	Office	JPMCC 2004-CBX
52	Courtyard Daytona Beach	Daytona Beach, FL	Hotel	CGCMT 2004-C2
53	University Park Shopping Center	Johnstown, PA	Retail	MSC 2005-HQ5
56	Cathedral Place	St. Augustine, FL	Mixed Use	JPMCC 2004-C1
60	Sherwood Plaza	Owensboro, KY	Retail	MLMT 2004-BPC1
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)
The Mall at Barnes Crossing was securitized in GSMS 2004-GG2. Market Center Tupelo, which was previously not part of the Mall at Barnes Crossing collateral, was securitized separately in JPMCC 2001-CIBC and extended in 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
2	BankNote Building(3)	Bronx, NY	$83,000,000	7.0%	$83,000,000	75.8%	60	59	1.68x	7.8%	70.8%	70.8%
21	Orion on Orpington Student Housing	Orlando, FL	20,270,000	1.7	20,270,000	18.5	60	60	2.20x	9.5%	68.2%	68.2%
48	Hilton Garden Inn Kankakee	Kankakee, IL	6,989,365	0.6	6,235,891	5.7	60	59	1.54x	10.9%	69.9%	62.4%
Total / Weighted Average:			$110,259,365	9.3%	$109,505,891	100.0%	60	59	1.77x	8.3%	70.3%	69.8%
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.
(3)	In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculations exclude the Trust Subordinate Companion Loan.

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
28	Remount Business Park II	North Charleston, SC	$12,825,000	1.1%	$12,092,954	84.2%	84	83	1.51x	11.0%	74.6%	70.3%
65	Flowery Branch Self Storage	Flowery Branch, GA	2,400,000	0.2	2,269,186	15.8	84	83	1.53x	9.7%	71.6%	67.7%
Total / Weighted Average:			$15,225,000	1.3%	$14,362,140	100.0%	84	83	1.51x	10.8%	74.1%	69.9%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class BNB, Class R and Class Z Certificates) will accrue interest on a 30/360 basis. Interest on the Class BNB Certificates will be calculated on an Actual/360 Basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class BNB, Class R and Class Z Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

Payments of interest collected on the BankNote Building Whole Loan will be allocated first to the BankNote Building Mortgage Loan and then to the Trust Subordinate Companion Loan (as defined below). Interest allocated to the Trust Subordinate Companion Loan will only be available to make distributions and pay other amounts in respect of the Class BNB Certificates, as applicable.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C certificates for that distribution date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates for that Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E Certificates for that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

The pass-through rate for the Class X-F Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class F Certificates for that Distribution Date.

The pass-through rate for the Class X-NR certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class NR certificates for that distribution date.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related Distribution Date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4A1 and Class A-4A2 Certificates, pro rata, based on their respective Certificate Balances, until the Certificate Balances of such Classes are reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan and with respect to the BankNote Building Whole Loan, exclusive of the Trust Subordinate Companion Loan) to such Classes on or prior to such date). If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class C Certificates (determined without giving effect to any exchange and conversion of any Class C Certificates for Class EC Certificates)), the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balance of the Class D Certificates), the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-E Certificates’ notional amount (the Certificate Balance of the Class E Certificates), the notional amount of the Class X-F Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-F Certificates’ notional amount (the Certificate Balance of the Class F Certificates) and the notional amount of the Class X-NR Certificates will be reduced by the aggregate amount of principal distribution, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-NR Certificates’ notional amount (the Certificate Balance of the Class NR Certificates).

On each Distribution Date, each of the Class BNB Certificates will be entitled to distributions of principal in reduction of its Certificate Balance to the extent of the amounts distributed to the Trust Subordinate Companion Loan in respect of principal for such Distribution Date.

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans (or, in the case of the BankNote Building Whole Loan to the extent collected and allocated to the BankNote Building Mortgage Loan) will first be allocated pro rata between four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”), (b) the Class B and Class X-B Certificates (calculated without giving effect to any exchange and conversion of Class B Certificates for Class EC Certificates) (“YM Group B”), (c) the Class C and Class X-C Certificates (calculated without giving effect to any exchange and conversion of Class C Certificates for Class EC Certificates) (“YM Group C”) and (d) the Class D and Class X-D Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		YM Charge	x	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
				Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class R or Class Z Certificates.  Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

Yield Maintenance Charges allocable to the Trust Subordinate Companion Loan will be distributable to the Class BNB Certificates.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan and losses allocated to the Trust Subordinate Companion Loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class  X-NR Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, respectively.

Realized losses on each pari passu whole loan will be allocated pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances. Realized losses on the BankNote Building Whole Loan will be allocated first, to the Trust Subordinate Companion Loan and then, to the related mortgage loan.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to each of the Grapevine Mills mortgage loan and the Wilton Commercial Portfolio mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4A1, Class A-4A2, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each pari passu whole loan, the Appraisal Reduction amount is notionally allocated pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances. The Appraisal Reduction Amount with respect to the BankNote Building Whole Loan is notionally allocated first to the Trust Subordinate Companion Loan (until the principal balance of the Trust Subordinate Companion Loan is notionally reduced to zero by such Appraisal Reductions) and then to the related mortgage loan.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to the Trust Subordinate Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

■	Whole Loans:
Four mortgage loans are each evidenced by a separate note and are each, together with one or more additional companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property or portfolio of related mortgaged properties. Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of all of these Whole Loans, referred to as the “Grapevine Mills Whole Loan”, the “Hilton Houston Post Oak Whole Loan”, the “Florida Multifamily Portfolio Whole Loan” and the “Wilton Commercial Portfolio Whole Loan”, one or more related Companion Loans is pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). The Hilton Houston Post Oak Pari Passu Companion Loan and the Florida Multifamily Portfolio Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

The Hilton Houston Post Oak Whole Loan and the Florida Multifamily Portfolio Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2014-C25 transaction (the “Pooling and Servicing Agreement”).

Each of the Grapevine Mills Whole Loan and the Wilton Commercial Portfolio Whole Loan will be serviced pursuant to other pooling and servicing agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Grapevine Mills Whole Loan” and “—The Wilton Commercial Portfolio Whole Loan” in the Free Writing Prospectus.

■	Trust Subordinate Companion Loan:
One mortgage loan referred to as the “BankNote Building Mortgage Loan” is evidenced by a note, and such mortgage loan, together with a related trust subordinate companion loan (the “Trust Subordinate Companion Loan”), are secured by a single mortgage or deed of trust on the related mortgaged property and are subject to an intercreditor agreement. Together, the BankNote Building Mortgage Loan and the Trust Subordinate Companion Loan are referred to herein as the “BankNote Building Whole Loan” or the “Trust AB Whole Loan”. The Trust Subordinate Companion Loan is also part of the trust.  The Class BNB Certificates will only receive distributions from, and will only incur losses with respect to, the Trust Subordinate Companion Loan that are allocable to them pursuant to the related intercreditor agreement from the Trust AB Whole Loan.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds (or, with respect to the  BankNote Building Whole Loan, liquidation proceeds allocated to the BankNote Building Mortgage Loan) related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Pari Passu Companion Loan(s), as a collective whole taking into account the pari passu nature of any Pari Passu Companion Loan(s)), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan(s), if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or the Trust Subordinate Companion Loan, the mezzanine lenders or the holders of the Class BNB Certificates as holders of the beneficial interest in the Trust Subordinate Companion Loan, may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Pari Passu Companion Loan, a holder of Class BNB Certificates (but only with respect to the related mortgage loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person  (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Pari Passu Companion Loan(s), as a collective whole (taking into account the pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the Grapevine Mills Whole Loan and the Wilton Commercial Portfolio Whole Loan, if the special servicer under the applicable pooling and servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

agreement determines to sell a related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMBB 2014-C25 Trust and the related Pari Passu Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F and NR.

■	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan. In addition, pursuant to the related intercreditor agreements and the pooling and servicing agreement, the Trust Subordinate Companion Loan holder will have certain direction, consent and consultation rights with respect to the related Mortgage Loan.  The rights of the Directing Certificateholder prior to a control appraisal event (as defined in the related intercreditor agreement) are subject to the rights of the Trust Subordinate Companion Loan holder’s rights under the related intercreditor agreement. In addition, the holder of the Trust Subordinate Companion Loan will have certain rights to cure defaults under the related mortgage loan, and in certain circumstances, to purchase the related defaulted mortgage loan.

With respect to the Grapevine Mills mortgage loan and the Wilton Commercial Portfolio mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

With respect to the Hilton Houston Post Oak Whole Loan and the Florida Multifamily Portfolio Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC, is expected to be appointed the initial directing certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC.  The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans except with respect to the BankNote Building Whole Loan unless a control appraisal period with respect to the Trust Subordinate Companion Loan has occurred and is continuing. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Grapevine Mills Whole Loan and the Wilton Commercial Portfolio Whole Loan. However, Pentalpha

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2014-C23 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Grapevine Mills Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.  In addition, Park Bridge Lender Services LLC is the operating advisor under the COMM 2014-LC17 Mortgage Trust pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Wilton Commercial Portfolio Whole Loan that are similar to those of the senior trust advisor under the Pooling and Servicing agreement.

The Senior Trust Advisor will be responsible for:

●
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

●
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

●
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event and the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above. The holder of the Trust Subordinate Companion Loan will have the right, prior to the occurrence of an AB Control Appraisal Period (as defined in the Free Writing Prospectus), to replace the Special Servicer solely with respect to the Trust AB Whole Loan.

Notwithstanding the foregoing, the Senior Trust Advisor will not be permitted to recommend the replacement of the Special Servicer with respect to the Trust AB Whole Loan so long as the holder of the Trust Subordinate Companion Loan is not subject to an AB Control Appraisal Period under the intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the  application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

The holders of the Class BNB Certificates will have the right, prior to the occurrence of an AB Control Appraisal Period, to replace the special servicer solely with respect to the Trust AB Whole Loan.

With respect to each of the Hilton Houston Post Oak Whole Loan and the Florida Multifamily Portfolio Whole Loan, the holders of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Grapevine Mills Whole Loan and the Wilton Commercial Portfolio Whole Loan, the JPMBB 2014-C25 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event, however, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:
The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO loan (including specially serviced mortgage loans, Serviced Companion Loans and the Trust Subordinate Companion Loan) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans), Serviced Whole Loan or Trust Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, Serviced Whole Loan or Trust Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan, Serviced Whole Loan or Trust Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan, Serviced Whole Loan or Trust Subordinate Companion Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans), Serviced Whole Loan or Trust Subordinate Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan, Serviced Whole Loan or Trust Subordinate Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Companion Loan or Trust Subordinate Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Companion Loan or the Trust Subordinate Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Grapevine Mills Whole Loan and the Wilton Commercial Portfolio Whole Loan under the applicable pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Structural Overview

the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		▪	special notices
		▪	summaries of asset status reports
		▪	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		▪	an “Investor Q&A Forum”
		▪	a voluntary investor registry
		▪	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$108,850,000	Title:	Fee
Cut-off Date Principal Balance:	$108,850,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	9.2%	Net Rentable Area (SF):	880,476
Loan Purpose:	Acquisition	Location:	Creve Coeur, MO
Borrower:	RNSI City Place Owner, LLC	Year Built / Renovated:	1982-2002 / N/A
Sponsors(1):	REDICO Properties LLC and	Occupancy:	88.8%
	NorthStar Real Estate Income Trust, Inc.	Occupancy Date:	9/4/2014
Interest Rate:	4.46850%	Number of Tenants:	100
Note Date:	9/26/2014	2011 NOI:	$9,976,779
Maturity Date:	10/1/2024	2012 NOI:	$10,023,745
Interest-only Period:	60 months	2013 NOI:	$10,086,570
Original Term:	120 months	TTM NOI (as of 7/2014):	$10,432,486
Original Amortization:	360 months	UW Economic Occupancy:	89.8%
Amortization Type:	IO-Balloon	UW Revenues:	$19,331,399
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$9,265,697
Lockbox:	CMA	UW NOI:	$10,065,701
Additional Debt:	N/A	UW NCF:	$8,597,246
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$147,000,000 / $167
Additional Debt Type:	N/A	Appraisal Date:	8/18/2014

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$124
Taxes:	$3,076,080	$279,644	N/A	Maturity Date Loan / SF:	$113
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	74.0%
Replacement Reserves:	$20,244	$20,244	$728,771	Maturity Date LTV(2):	67.7%
TI/LC:	$4,230,000	$102,500	$3,600,000	UW NCF DSCR:	1.30x
Other:	$3,997,427	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$108,850,000	74.1%	Net Purchase Price(4)	$133,540,402	90.9%
Sponsor Equity	38,094,497	25.9	Upfront Reserves	11,323,751	7.7
			Closing Costs	2,080,344	1.4
Total Sources	$146,944,497	100.0%	Total Uses	$146,944,497	100.0%
(1)
REDICO Properties LLC is also the sponsor of the mortgage loan identified in Annex A-1 as American Center, which has a cut-off date balance of $29,000,000. For a full description of the sponsors, please refer to “The Sponsors” below.

(2)
Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV reflect the “Hypothetical Market Value” of $147,000,000 for the CityPlace property, which assumes that (a) 100.0% of the outstanding Arch Coal tenant improvement and leasing commission obligations are reserved at closing and (b) $3.0 million is reserved for future leasing costs. These funds were reserved at closing. The “as-is” appraised value of $142,000,000 would result in a Cut-off Date LTV and Maturity Date LTV of 76.7% and 70.1%, respectively.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)
The Sponsors purchased the property for $137,609,917. The Net Purchase Price of $133,540,402 is $4,069,515 lower primarily due to adjustments for real estate taxes, outstanding tenant improvements and other expenses.  These amounts were reserved at closing.

The Loan. The CityPlace loan has an outstanding balance of $108.85 million and is secured by a first mortgage lien on the fee interest in a property consisting of five office buildings and a mixed use office and retail building totaling 880,476 square feet located in Creve Coeur, Missouri. The loan has a 10-year term, and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. CityPlace was previously securitized in the JPMCC 2005-LDP2 transaction and entered special servicing upon maturity default while under the control of the previous owner. For a full description, please refer to “Maturity Default” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

The Borrower. The borrowing entity for the loan is RNSI City Place Owner, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsor is a joint venture between NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”) and REDICO Properties LLC (“REDICO”).  The nonrecourse carve-out guarantor is REDICO, a Michigan limited liability company headquartered in Southfield, Michigan that was founded in 1967. REDICO is a national real estate development, investment, construction and property management firm with a diverse portfolio of properties, including office, retail, mixed use and medical properties. Dale Watchowski is currently President, CEO, COO and Member of the Board. Mr. Watchowski has over 30 years of real estate experience in acquisitions, development, financing, asset management, leasing and property management. The guarantor’s liability under the non-recourse guaranty for any breach or violation of the bankruptcy and insolvency carveouts is capped at 20% of the then current principal balance of the loan.

NorthStar Income is a public, non-traded real estate investment trust that originates, invests in and manages a diversified portfolio of commercial real estate debt, commercial real estate securities and select equity investments. As of June 30, 2014 NorthStar Income had a real estate operating portfolio totaling five properties that were acquired at a cost of $182 million.

The Property. CityPlace is a Class A / B office property located on approximately 25 acres in Creve Coeur, Missouri.  The property consists of five office buildings (CityPlace 1, CityPlace 2, CityPlace 3, CityPlace 4 and The Oaks) and one mixed use office and retail building (CityPlace Retail). CityPlace was built between 1982 and 2002 and is comprised of 880,476 square feet of net rentable area.  The property also includes four multi-level parking decks with a total of 2,654 spaces and features a variety of amenities, including a fitness center, corporate cafeteria, auditorium, training facility and several conference rooms. CityPlace is part of the larger CityPlace Campus, which includes a 142-key Courtyard by Marriott, two retail centers anchored by Aldi and Trader Joe’s, respectively, and a number of apartment complexes, none of which serve as collateral for the loan.

According to the rent roll dated September 4, 2014, the property was 88.8% occupied by 100 tenants. The property’s 10-year average occupancy is 91.8% and exceeds that of comparable Class A properties in Central County, which according to CoStar report a weighted average occupancy of 90.4%. The largest tenant, Arch Coal, leases 9.2% of the net rentable area through June 2025 with two five-year extension options remaining. Arch Coal has been in occupancy since July 1999 and maintains its headquarters at CityPlace. Arch Coal has renewed and expanded several times since taking occupancy, most recently in July 2014, when it extended its lease term by 11 years. Arch Coal is an American coal mining and processing company and the second largest supplier of coal in the United States. Arch Coal operates 22 active mines and controls approximately 5.3 billion tons of proven and probable coal reserves. The second largest tenant, Lockton Companies of St. Louis (“Lockton”), leases 5.8% of the net rentable area through May 2020. Lockton has been a tenant since 2002 and is the world’s largest privately owned independent insurance brokerage firm, with over 5,300 employees across 64 locations in 17 countries. The third largest tenant, Daugherty Systems (“Daugherty”), leases 4.6% of the net rentable area through April 2018 and has two, five-year extension options remaining. It has been at the property since April 2003. Daugherty is a strategic consulting firm that helps companies refine their technology systems, reduce costs, mitigate risk and improve productivity. Daugherty also maintains its corporate headquarters at CityPlace.

The property is located at the intersection of Olive Boulevard and North New Ballas Road in Creve Coeur, Missouri, in St. Louis County. Primary access to the area is provided by Interstate 270, a major arterial that serves as the principal outer belt for the St. Louis metropolitan statistical area and has a traffic count of approximately 175,000 vehicles per day. The St. Louis central business district is located approximately 17 miles east of CityPlace, and the St. Louis International Airport is approximately 10 miles northeast of the property.

According to the appraisal, the property is located within the Olive / Westport Class A office submarket, which as of the second quarter of 2014, had an inventory of 3,687,000 square feet with an overall vacancy of 23.7% and average rents of $23.54 per square foot. The appraisal identified a group of eight properties which are directly competitive with CityPlace and which make up approximately 58.5% of the Olive / Westport Class A office submarket.  The properties range from 112,239 to 567,594 square feet and range from 74.8% to 100% in occupancy with a weighted average occupancy of 85.1%. The competitive properties’ asking rents ranged between $18.50 and $26.00. The appraisal’s conclusion of market office rent at the property ranges between $19.50 and $25.50 per square foot depending on the building and the quality and location of the space. Average in place rent at CityPlace is in line with market rent. In relation to the retail component, the appraisal identifies the property’s primary trade area as within a one-mile radius containing 9,442 people with a median household income of $73,455 as of 2014. The property has a secondary trade area consisting of a three-mile radius that contains 58,336 people with a median household income of $67,156 as of 2014. The appraisal identified six comparable recently executed leases ranging from $18.00 to $25.50 per square foot and concluded a market retail rent at the property of $24.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
89.8%	89.0%	92.5%	88.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 4, 2014.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Arch Coal	B3 / B / CCC-	80,923	9.2%	$23.38	6/30/2025
Lockton Companies of St. Louis	NA / NA / NA	50,993	5.8%	$25.38	5/31/2020
Daugherty Systems(3)	NA / NA / NA	40,794	4.6%	$25.41	4/30/2018
Bunzl Distribution USA, Inc.(4)	NA / NA / NA	39,539	4.5%	$21.46	8/31/2022
The Climate Corporation	A3 / BBB+ / A-	29,885	3.4%	$23.25	4/30/2020
Microsoft Corporation(5)	Aaa / AAA / AA+	29,702	3.4%	$25.50	8/31/2019
Cejka Search, Inc.	NA / NA / NA	27,051	3.1%	$23.50	6/14/2017
Bonneville International(6)	NA / NA / NA	26,602	3.0%	$22.00	4/30/2022
HQ Global Workplaces	NA / NA / NA	23,640	2.7%	$24.00	11/30/2020
Advanced ICU Care, Inc.	NA / NA / NA	22,928	2.6%	$23.00	6/30/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Daugherty Systems has an arrangement in place with Anheuser-Busch InBev, Inc. (“A-B Inc.”), whereby A-B Inc. reimburses the tenant for office rent due under the lease. The tenant may terminate part of its space (17,437 square feet, representing 42.7% of the tenant’s space) at any time after it receives notice from A-B Inc. terminating this reimbursement arrangement.  The tenant must provide six months’ notice and pay a termination fee.

(4)	Bunzl Distribution USA, Inc. may terminate its lease on August 31, 2019, with nine months’ notice and the payment of a termination fee.
(5)	Microsoft Corporation may terminate its lease on or after August 31, 2017, with 12 months’ notice and the payment of a termination fee.
(6)	Bonneville International may terminate its lease on April 30, 2018, with nine months’ notice and the payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	98,798	11.2%	NAP	NAP	98,798	11.2%	NAP	NAP
2014 & MTM	2	6,097	0.7	$142,734	0.8%	104,895	11.9%	$142,734	0.8%
2015	16	67,941	7.7	1,576,377	8.8	172,836	19.6%	$1,719,111	9.6%
2016	18	71,414	8.1	1,651,993	9.2	244,250	27.7%	$3,371,105	18.8%
2017	18	113,880	12.9	2,639,446	14.7	358,130	40.7%	$6,010,550	33.6%
2018	14	116,801	13.3	2,770,584	15.5	474,931	53.9%	$8,781,135	49.1%
2019	9	88,775	10.1	2,158,051	12.1	563,706	64.0%	$10,939,185	61.1%
2020	5	113,920	12.9	2,774,662	15.5	677,626	77.0%	$13,713,847	76.6%
2021	1	22,928	2.6	527,344	2.9	700,554	79.6%	$14,241,191	79.6%
2022	3	68,621	7.8	1,493,170	8.3	769,175	87.4%	$15,734,361	87.9%
2023	1	2,623	0.3	65,575	0.4	771,798	87.7%	$15,799,936	88.3%
2024	1	6,200	0.7	148,800	0.8	777,998	88.4%	$15,948,736	89.1%
2025 & Beyond	12	102,478	11.6	1,948,807	10.9	880,476	100.0%	$17,897,543	100.0%
Total	100	880,476	100.0%	$17,897,543	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$17,364,244	$17,339,245	$17,645,900	$17,991,112	$17,897,543	$20.33	83.8%
Vacant Income	0	0	0	0	2,169,103	2.46	10.2
Gross Potential Rent	$17,364,244	$17,339,245	$17,645,900	$17,991,112	$20,066,645	$22.79	93.9%
Total Reimbursements	913,956	902,571	1,127,604	1,417,030	1,229,231	1.40	5.8
Parking Income	70,999	71,800	71,170	73,330	73,330	0.08	0.3
Net Rental Income	$18,349,199	$18,313,616	$18,844,674	$19,481,472	$21,369,206	$24.27	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,169,103)	(2.46)	(10.2)
Other Income	118,867	89,013	75,183	131,295	131,295	0.15	0.6
Effective Gross Income	$18,468,066	$18,402,629	$18,919,857	$19,612,767	$19,331,399	$21.96	90.5%

Total Expenses	$8,491,287	$8,378,884	$8,833,287	$9,180,281	$9,265,697	$10.52	47.9%

Net Operating Income	$9,976,779	$10,023,745	$10,086,570	$10,432,486	$10,065,701	$11.43	52.1%

Total TI/LC, Capex/RR	0	0	0	0	1,468,456	1.67	7.6
Net Cash Flow	$9,976,779	$10,023,745	$10,086,570	$10,432,486	$8,597,246	$9.76	44.5%
(1)	TTM column represents the trailing twelve-month period ending on July 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by REDICO Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $4.2 million for an upfront leasing / tenant improvements and leasing commissions reserve fund, approximately $3.4 million for outstanding tenant improvements and leasing commissions related to five tenants, approximately $3.1 million for real estate taxes, $507,672 for a free rent reserve related to three tenants, $112,700 for immediate repairs and $20,244 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $279,644.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $20,244 (approximately $0.28 per square foot annually) for replacement reserves. The reserve is subject to a cap of $728,771 (approximately $0.83 per square foot).

TI/LC Reserves - At closing, the borrower deposited $4.23 million for future tenant improvements and leasing commissions. This total amount is divided into (i) a $1.23 million rollover reserve and (ii) an upfront leasing reserve of $3.0 million. With respect to the rollover reserve, on a monthly basis commencing on the payment date in November 2015, the borrower is required to escrow $102,500 (approximately $1.40 per square foot annually) for future tenant improvements and leasing commissions. The rollover reserve is subject to a cap of $3.6 million (approximately $4.09 per square foot). The $3.0 million upfront leasing reserve can also be used for tenant improvements and leasing commissions and is not included in the $3.6 million cap.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrower and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flows after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan.

A “Cash Sweep Event” means: (i) there is an event of default under the loan documents, (ii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing six-month period falls below 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

CityPlace

Condo Structure.  One of the individual buildings within CityPlace has a retail condominium structure containing two units. Condominium Unit 1 (14,256 square feet) is owned by Swansea Acquisitions and is not part of the collateral for the loan. Condominium Unit 2 (49,457 square feet) is owned by the borrower and consists of a majority of the allocated interest (65.96%), and, therefore, the sponsor has voting power. The loan documents require the sponsor to maintain majority ownership and voting power within the condominium structure.

Maturity Default.  The CityPlace property was previously securitized in the JPMCC 2005-LDP2 transaction with an original balance of $125.0 million. Under the control of the previous owner, the previous loan matured on April 1, 2012 and was transferred to the special servicer on April 3, 2012 for maturity default. A liquidation plan was approved and closed on October 29, 2013, which extended the maturity until October 2014. After the restructuring, the loan performed according to the terms of the loan modification. In connection with this financing, the property is being acquired by the current sponsor and the prior extended loan was paid off at par.

Release of The Oaks Property. The borrower is permitted to obtain the release of The Oaks portion of the mortgaged property from the lien of the mortgage through a partial prepayment of the loan after the lockout period, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of 115% of the allocated release amount for The Oaks ($5,700,000) plus the applicable yield maintenance premium if the release occurs prior to the open prepayment period, (ii) after giving effect to such release, the debt yield as calculated under the loan documents for the remaining portion of the property is greater than or equal to the greater of (a) 9.25%, and (b) the debt yield as calculated under the loan documents for the property (including The Oaks) for the immediately preceding twelve (12) month period, and (iii) after giving effect to such release, the loan-to-value ratio as calculated under the loan documents is not greater than 75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

BankNote Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

BankNote Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

BankNote Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

BankNote Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$83,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$83,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	7.0%	Net Rentable Area (SF):	386,442
Loan Purpose:	Acquisition	Location:	Bronx, NY
Borrower:	Lafayette Avenue LLC	Year Built / Renovated:	1910 / 2014
Sponsor:	Madison Realty Partnership LLC	Occupancy:	90.1%
Interest Rate:	4.416265%	Occupancy Date:	6/30/2014
Note Date:	9/11/2014	Number of Tenants:	21
Maturity Date:	10/1/2019	2011 NOI(2):	$604,825
Interest-only Period:	60 months	2012 NOI(2):	$855,374
Original Term:	60 months	2013 NOI(2):	$569,985
Original Amortization:	None	TTM NOI (as of 4/2014)(2):	$395,883
Amortization Type:	Interest Only	UW Economic Occupancy:	89.6%
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Revenues:	$10,315,154
Lockbox:	Hard	UW Expenses:	$3,859,350
Additional Debt(3):	Yes	UW NOI(4):	$6,455,804
Additional Debt Balance(3):	$10,000,000	UW NCF(4):	$6,230,772
Additional Debt Type(3):	B-Note	Appraised Value / Per SF:	$117,200,000 / $303
		Appraisal Date:	5/30/2014

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$81,178	$21,300	N/A	Cut-off Date Loan / SF:	$215	$241
Insurance:	$44,674	$22,337	N/A	Maturity Date Loan / SF:	$215	$241
Replacement Reserves:	$3,220	$3,220	N/A	Cut-off Date LTV:	70.8%	79.4%
TI/LC:	$156,710	$20,833	N/A	Maturity Date LTV:	70.8%	79.4%
Other:	$3,997,640	Springing	$4,020,814	UW NCF DSCR:	1.68x	1.39x
				UW NOI Debt Yield:	7.8%	6.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$83,000,000	68.0%	Purchase Price	$114,844,763	94.1%
B-Note(3)	10,000,000	8.2	Upfront Reserves	4,283,423	3.5
Sponsor Equity	29,041,402	23.8	Closing Costs	2,913,216	2.4
Total Sources	$122,041,402	100.0%	Total Uses	$122,041,402	100.0%
(1)
BankNote Building is part of a loan evidenced by one senior note (the “BankNote Building Mortgage Loan” or “A-Note”) and a subordinate note (the “Trust Subordinate Companion Loan” or “B-Note”), with an aggregate principal balance of $93.0 million. The A-Note Financial Information presented in the chart above reflects the Cut-off Date balance of the $83.0 million senior portion of the Trust AB Whole Loan, but excludes the $10.0 million Trust Subordinate Companion Loan.

(2)
From 2007 through 2014, the property has been extensively renovated as part of an approximately $33.2 million capital improvements plan. Due to the renovations, the property was not operating at a stabilized occupancy.

(3)	Amounts allocated to the Trust Subordinate Companion Loan will be payable to the Class BNB Certificates.
(4)
The New York City Human Resources Administration’s (rated Aa2 / AA / AA by Moody’s, S&P and Fitch, respectively) current rent of $20.91 per square foot increases to $32.20 per square foot in November 2016, and UW NOI and UW NCF include the escalated rent. At origination, funds were escrowed to cover three months’ rent abatement and the difference between the contract rent and underwritten rent. UW NOI DSCR and UW NCF DSCR excluding the rent step are 1.18x and 1.12x, respectively.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

BankNote Building

The Loan. The BankNote Building loan is secured by a mortgage lien on the fee interest in a six-story, 386,442 square foot office building located in the Bronx, New York. The whole loan has an outstanding principal balance of $93.0 million (the “BankNote Building Whole Loan” or “Trust AB Whole Loan”), which consists of the $83.0 million BankNote Building Mortgage Loan and the $10.0 million Trust Subordinate Companion Loan. The Trust AB Whole Loan has a five-year term and is interest-only for the term of the loan. The A-Note and B-Note carry an interest rate of 4.416265% and 7.52000%, respectively. The Trust AB Whole Loan is an asset of the trust; however, amounts allocated to the A-Note will be payable to the Pooled Certificates and amounts allocated to the B-Note will be payable to the Class BNB Certificates, in each case, as reduced as a result of the payment of additional trust fund expenses and certain other fees and expenses payable in accordance with the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Trust AB Whole Loan—Application of Payments” in the Free Writing Prospectus.

The Borrower. The borrowing entity for the Trust AB Whole Loan is Lafayette Avenue LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Madison Realty Partnership LLC, a Delaware limited liability company. Madison Realty Partnership LLC is an affiliate of Madison Marquette Property Investments (“Madison Marquette”), a leading real estate investment firm which specializes in retail and mixed use development properties across the United States. Founded in 1992, Madison Marquette currently operates a portfolio of real estate investments totaling more than 20.0 million square feet. The sponsor acquired the property from a joint venture between Taconic Investment Partners LLC (“Taconic”) and Denham Wolf Real Estate Services (“Denham Wolf”) for approximately $114.8 million.

The Property. The BankNote Building is a 386,442 square foot, Class B office building located in the Bronx, New York. The six-story building was constructed in 1910 as the home of the American Banknote Company, a currency printing facility that was known as the “Penny Factory.” The property was acquired in 2007 by Taconic and Denham Wolf, who then implemented a major capital improvement program to convert the former warehouse into a full-service office building. The approximately $33.2 million renovation has included the refurbishment of exterior walls and windows, replacement of HVAC and other electrical appliances, excavation of the parking lot and improvement of the building interiors. An additional $855,325 of ongoing capital improvements, which include upgrades to restrooms and common areas, are expected to be completed by the end of 2014. The property was designated a New York City Landmark by the Landmarks Preservation Commission in 2008.

As of June 30, 2014, the property was 90.1% leased by 21 tenants. Of the total net rentable area, approximately 58.7% is leased to investment grade rated tenants rated Aa2 / AA / AA by Moody’s, S&P and Fitch, respectively. The BankNote Building’s largest tenant is the New York City Human Resources Administration (“HRA”), which leases 52.3% of the net rentable area through August 2034. The HRA executed its lease in 2012 and took occupancy of its 201,917 square foot space in August 2014. The HRA provides temporary help to more than 3.0 million New Yorkers with social service and economic needs to assist them in reaching self-sufficiency. HRA’s space in the BankNote Building is used by five programs that were previously located at 260 161st Street in the Bronx. The relocating offices include the Family Independence Administration (“FIA”) / Melrose Job Center, the FIA / Melrose Food Stamp Center, the FIA / Family Services Call Center, the Medical Insurance and Community Services Administration / Kingsbridge HIV/AIDS Services Administration and the Office of Child Support Enforcement Bronx Borough Office. The renovated BankNote Building facilities allowed for the consolidation of these HRA services into a larger facility and the reduction of overcrowding and outside queuing that were issues at the previous Bronx location. Approximately 1,700 clients and 670 employees are expected to visit the offices each day, and the new space is fully ADA compliant and features separate entrances for each of the different departments relocating to the property. The second largest tenant, JVL Wildcat Charter School & Culinary Program (“JVL”), leases 7.5% of the net rentable area through August 2022. JVL is an alternative high school for students who have dropped out of traditional public schools and are seeking a second chance to earn a high school diploma. Founded in 1993, JVL emphasizes three related themes of alternative education: a strong academic focus, clear expectations concerning behavior and alterative learning options. Their culinary program, which is located in the BankNote Building, is designed to teach students techniques in culinary arts, baking and dining room management. The third largest tenant, the New York City Department of Education, leases 6.5% of the net rentable area through August 2028 and operates classroom space for two schools on the property. The New York City Department of Education is the largest system of public schools in the United States, serving approximately 1.1 million students in more than 1,700 schools.

The property is located adjacent to the Bruckner Expressway in the Hunts Point neighborhood in the south central portion of the Bronx, approximately ten miles from Manhattan’s central business district. Hunts Point is considered to be a major transportation hub for New York City given its proximity to I-278, I-95 and I-87 and is a mostly industrial neighborhood due to the location of the Hunts Point Produce Market on the east side of I-278. Hunts Point Produce Market is the world’s largest wholesale produce market, comprising approximately 1.0 million square feet of space across 113 acres of land, and generating annual sales of approximately $2.4 billion. The BankNote Building is within walking distance of Hunts Point Produce Market as well as the six subway line at Hunts Point Avenue station, approximately 0.25 miles southwest of the property, and the 2 and 5 subway lines at Simpson Avenue Station, approximately 0.5 miles from the property. According to the appraisal, the property is located within the Bronx submarket of the Westchester / South Connecticut Office market. As of the first quarter of 2014, the Bronx submarket contains approximately 9.6 million square feet of office space and reported a vacancy rate of 12.7% with asking rents of $29.65 per square foot. The appraisal identified seven competitive properties ranging from approximately 400,000 to 690,000 square feet with occupancies ranging from approximately 99.1% to 100.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

BankNote Building

Historical and Current Occupancy(1)(2)
2011	2012	2013	Current(3)
34.6%	33.3%	35.0%	90.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	From 2007 through 2014, the property has been extensively renovated as part of an approximately $33.2 million capital improvements plan.
(3)	Current Occupancy is as of June 30, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
New York City Human Resources Administration(3)(4)	Aa2 / AA / AA	201,917	52.3%	$29.45	8/31/2034
JVL Wildcat Charter School & Culinary Program	NA / NA / NA	28,804	7.5%	$26.00	8/31/2022
New York City Department of Education(5)	Aa2 / AA / AA	25,000	6.5%	$25.75	8/31/2028
Vindemia Inc. / Wine Cellarage	NA / NA / NA	22,343	5.8%	$13.72	7/31/2015
Urban Health Plan	NA / NA / NA	19,852	5.1%	$30.39	7/31/2024
Lightbox-NY of the Bronx LLC	NA / NA / NA	11,500	3.0%	$14.04	8/31/2017
BOC Development Corporation(6)	NA / NA / NA	10,736	2.8%	$26.23	11/30/2021
FedCap Rehabilitation SVC Inc.	NA / NA / NA	9,691	2.5%	$25.39	1/31/2021
Congressman Jose E. Serrano(7)	NA / NA / NA	4,400	1.1%	$21.18	12/31/2014
Iridescent	NA / NA / NA	2,572	0.7%	$25.25	2/29/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
The New York City Human Resources Administration’s current base rent PSF, excluding the 17,243 square foot mezzanine space, is $20.91 and is scheduled to increase to $32.20 per square foot in November 2016. At origination of the loan, funds were escrowed to cover three months’ rent abatement and the rental payment difference between the current rate of $20.91 and the underwritten rent per square foot of $32.20.

(4)	The HRA has the right to contract its space or terminate its lease in November 2024, with 12 months’ notice and the payment of a termination fee.
(5)	The New York City Department of Education has the right to terminate its lease on or after July 31, 2023 with at least 18 months’ notice.
(6)	BOC Development Corporation subleases its space from Sunshine Bronx LLC.
(7)
The office of Congressman Jose E. Serrano may terminate its lease with 30 days’ notice and the filing of a copy of the termination notice with the Office of Finance of the United States House of Representatives.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	38,311	9.9%	NAP	NAP	38,311	9.9%	NAP	NAP
2014 & MTM	4	7,772	2.0	$140,045	1.5%	46,083	11.9%	$140,045	1.5%
2015	5	27,020	7.0	432,762	4.6	73,103	18.9%	$572,807	6.1%
2016	1	2,572	0.7	64,943	0.7	75,675	19.6%	$637,750	6.8%
2017	2	12,335	3.2	180,456	1.9	88,010	22.8%	$818,206	8.7%
2018	0	0	0.0	0	0.0	88,010	22.8%	$818,206	8.7%
2019	0	0	0.0	0	0.0	88,010	22.8%	$818,206	8.7%
2020	0	0	0.0	0	0.0	88,010	22.8%	$818,206	8.7%
2021	2	20,427	5.3	527,673	5.6	108,437	28.1%	$1,345,878	14.4%
2022	1	28,804	7.5	748,904	8.0	137,241	35.5%	$2,094,782	22.3%
2023	1	338	0.1	36,378	0.4	137,579	35.6%	$2,131,160	22.7%
2024	1	19,852	5.1	603,302	6.4	157,431	40.7%	$2,734,462	29.2%
2025 & Beyond(2)	4	229,011	59.3	6,639,914	70.8	386,442	100.0%	$9,374,377	100.0%
Total	21	386,442	100.0%	$9,374,377	100.0%
(1)	Based on the underwritten rent roll.
(2)	Includes the building’s management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

BankNote Building

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,532,876	$2,746,817	$2,877,664	$2,897,580	$9,374,377	$24.26	81.6%
Vacant Income	0	0	0	0	1,089,718	2.82	9.5
Gross Potential Rent	$2,532,876	$2,746,817	$2,877,664	$2,897,580	$10,464,095	$27.08	91.0%
Total Reimbursements	320,660	265,322	343,857	377,765	1,029,156	2.66	9.0
Net Rental Income	$2,853,536	$3,012,139	$3,221,521	$3,275,345	$11,493,251	$29.74	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,196,893)	(3.10)	(10.4)
Other Income	22,294	23,094	9,490	20,259	18,796	0.05	0.2
Effective Gross Income	$2,875,830	$3,035,233	$3,231,011	$3,295,604	$10,315,154	$26.69	89.7%

Total Expenses(4)	$2,271,005	$2,179,859	$2,661,026	$2,899,721	$3,859,350	$9.99	37.4%

Net Operating Income	$604,825	$855,374	$569,985	$395,883	$6,455,804	$16.71	62.6%

Total TI/LC, Capex/RR	0	0	0	0	225,032	0.58	2.2
Net Cash Flow(5)	$604,825	$855,374	$569,985	$395,883	$6,230,772	$16.12	60.4%
(1)	TTM column represents the trailing twelve-month period ending on April 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)
Underwritten Rents in Place are higher than the TTM due to the recent occupancy of and contractual rental increases for the New York City Human Resources Administration. The New York City Human Resources Administration’s (rated Aa2 / AA / AA by Moody’s, S&P and Fitch, respectively) current rent per square foot, excluding the 17,243 square foot mezzanine space, is $20.91 and is scheduled to increase to $32.20 per square foot in November 2016. At origination of the loan, funds were escrowed to cover three monts’ rent abatement and the rental payment difference between the current rate of $20.91 and the underwritten rent per square foot of $32.20.

(4)
The BankNote Building property benefits from an Industrial and Commercial Incentive Program property tax exemption, which results in a reduced property tax expense. For a full description, please see “Tax Abatement” below.

(5)	From 2007 through 2014, the property has been extensively renovated as part of an approximately $33.2 million capital improvements plan. Net Cash Flow has been down throughout the renovations.

Property Management. The property is managed by Madison Marquette Retail Services LLC, an affiliate of the loan sponsor.

Tax Abatement. The property currently benefits from an Industrial and Commercial Incentive Program property tax exemption. Under this program, increases in assessed value resulting from a commercial property renovation are phased in over a period of 25 years. For years 1-16 after completion, 100% of the projected assessed value less the assessed value prior to construction is exempt. The exemption declines by 10% every year thereafter. The exemption began in 2009 as the capital improvement program was being implemented and is set to expire in 2034. The underwritten real estate taxes of $377,902 reflect the borrower’s 2016 real estate tax estimate, which is higher than the appraiser’s 2016 estimate of $262,406.

HRA Tenant Improvement Financing. As part of the redevelopment of the building, the previous property owner in conjunction with the HRA obtained an approximately $17.7 million loan from M&T Bank to provide tenant improvement (“TI”) financing for the HRA space (the “TI Loan”). In addition to base rent, the HRA lease provides for a dedicated rent stream (the “TI Rent”) created to service the TI Loan.  The TI Rent is in an amount equal to the debt service on the TI Loan and will fully amortize the TI Loan by August 2019. An indirect subsidiary of the mortgage borrower is the borrower under the TI Loan. Base rent is paid to the mortgage borrower and the TI Rent is paid to the subsidiary through a rental escrow agreement with a third-party bank. The TI lender has an assignment of the TI Rent but has no security interest in the base rent under the HRA lease. In the event that the HRA does not have sufficient funds to pay both the base rent and the TI Rent, there is no mechanism for apportioning the rent between the two lenders. The TI Rent is approximately $4.1 million per annum. Furthermore, the HRA only has the ability to offset against base rent and not the tenant improvement rent in the event of a landlord default or other circumstance under the lease which allows for the HRA to offset rent.

The mortgage lender and TI lender entered into an intercreditor agreement at the closing of the mortgage loan that provides that, among other things, (i) the TI Loan is not secured by a lien on the property or any other collateral securing the mortgage loan, (ii) the mortgage loan is not secured by a lien on the TI Rent and (iii) the mortgage lender cannot modify the mortgage loan to encumber the TI Rent or modify the section of the HRA lease which provides for the TI Rent payments. A condition of the TI Loan requires that following completion of the tenant improvement work and a reconciliation of the tenant improvement costs, any unused TI Loan proceeds are to be transferred to the mortgage lender to be used as an offset against base rent due under the HRA lease. The mortgage loan documents provide that the mortgage lender will release sums into the cash management account that match the HRA base rent amounts that are offset by the tenant under the HRA lease. Based upon estimated cost savings from the build-out of the tenant’s space

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

BankNote Building

calculated in connection with the acquisition of the property, the TI loan should result in approximately $7.0 million of unused TI loan proceeds. This $7.0 million will be used to fund the HRA Reserve of $3,997,640 described below and the remaining balance may be used to offset non-escrowed future HRA base rent payments.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,997,640 for the HRA Reserve, $156,710 for outstanding tenant improvement and leasing commissions, $81,178 for real estate taxes, $44,674 for insurance and $3,220 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $21,300.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $22,337.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,220 (approximately $0.10 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $20,833 (approximately $0.65 per square foot annually) for TI/LC reserves.

HRA Reserve - At origination of the loan, $3,997,640 of unused TI Loan proceeds was reserved to fund three months of rent abatement and to cover future HRA rent payments. On each payment date during the continuance of an Escalation Reserve Sweep Period (as defined below), the borrower is required to deposit all excess cash flow after payment of debt service, required reserves and operating expenses into the HRA Reserve. The lender is required to make disbursements in the amount of the difference between rent paid under the HRA lease as of origination and rent to be paid under the HRA lease as of the rent escalation date in November 2016. Such disbursements are required to be made from the HRA Reserve into the cash management account and disbursed in accordance with the loan agreement. The HRA Reserve is subject to an initial cap of $4,020,814 (approximately $10.40 per square foot and referred to as the “HRA Reserve Cap”), which reduces on a monthly basis by the disbursement amount of $173,810 beginning December 2014, and the last disbursement of $23,175 will be in November 2016.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period during the term of the loan in accordance with the loan documents. To the extent that (i) the debt service coverage ratio as calculated in the loan documents based on a trailing three month period falls below 1.20x, (ii) there is an Escalation Reserve Sweep Period (as defined below), (iii) there is an event of default under the loan documents or (iv) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

An “Escalation Reserve Sweep Period” means the period commencing on the closing date and ending on the date that the HRA Reserve equals or exceeds the HRA Reserve Cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB / Column	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1)(2):	$73,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$73,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	6.2%	Net Rentable Area (SF):	1,337,751
Loan Purpose:	Refinance	Location:	Grapevine, TX
Borrower:	Grapevine Mills Mall Limited	Year Built / Renovated:	1997 / N/A
	Partnership	Occupancy(3):	85.0%
Sponsor(4):	Simon Property Group, L.P.	Occupancy Date:	5/30/2014
Interest Rate:	3.83270%	Number of Tenants:	179
Note Date:	9/2/2014	2011 NOI:	$33,598,088
Maturity Date:	10/1/2024	2012 NOI:	$34,679,245
Interest-only Period:	120 months	2013 NOI:	$35,941,517
Original Term:	120 months	TTM NOI (as of 6/2014):	$36,514,841
Original Amortization:	None	UW Economic Occupancy:	92.3%
Amortization Type:	Interest Only	UW Revenues(5):	$50,889,938
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$14,261,393
Lockbox:	CMA	UW NOI:	$36,628,545
Additional Debt:	Yes	UW NCF:	$34,796,698
Additional Debt Balance:	$195,000,000	Appraised Value / Per SF:	$505,000,000 / $377
Additional Debt Type:	Pari Passu	Appraisal Date:	8/12/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$200
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$200
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.1%
Replacement Reserves:	$0	Springing	$1,285,200	Maturity Date LTV:	53.1%
TI/LC:	$0	Springing	$4,020,000	UW NCF DSCR:	3.34x
Other:	$0	$111,667	N/A	UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$268,000,000	99.6%	Payoff Existing Debt	$266,465,442	99.1%
Sponsor Equity	978,197	0.4	Closing Costs	2,512,755	0.9
Total Sources	$268,978,197	100.0%	Total Uses	$268,978,197	100.0%
(1)
Grapevine Mills is part of a loan evidenced by six pari passu notes with an aggregate original principal balance of $268.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $268.0 million Grapevine Mills Whole Loan.

(2)	Fitch has confirmed that the mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)
Current Occupancy is as of May 30, 2014 and includes six tenants totaling 8,673 square feet which have executed leases but are not yet in occupancy as well as two tenants totaling 3,722 square feet with leases out for signature.

(4)	The loan sponsor is not a guarantor for the mortgage loan. See “The Sponsor” below for additional information.
(5)
UW Revenues includes $353,102 of revenue attributable to six tenants totaling 8,673 square feet which have executed leases but are not yet in occupancy of their respective spaces as well as $132,710 of revenue attributable to two tenants totaling 3,722 square feet with leases out for signature.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

The Loan. The Grapevine Mills loan is secured by a first mortgage lien on 1,337,751 square feet of an approximately 1,625,000 square foot regional outlet mall located in Grapevine, Texas. The whole loan has an outstanding principal balance of $268.0 million (the “Grapevine Mills Whole Loan”), which is comprised of six pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6. Note A-5 and Note A-6 each have an outstanding principal balance of $36.5 million and are being contributed to the JPMBB 2014-C25 trust. Note A-1 and Note A-2 each have an outstanding principal balance as of the Cut-off Date of $40.0 million and were contributed to the JPMBB 2014-C23 trust. Note A-3 and Note A-4 each have an outstanding principal balance of $57.5 million and were contributed to the JPMBB 2014-C24 trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2014-C23 trust. The trustee of the JPMBB 2014-C23 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Grapevine Mills Whole Loan; however, the holders of Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6, respectively, will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Grapevine Mills Whole Loan has a ten-year term and is interest-only for the term of the loan.  The previously existing debt was held by a syndicate of balance sheet lenders.

The Borrower. The borrowing entity for the Grapevine Mills Whole Loan is Grapevine Mills Mall Limited Partnership, a Delaware limited partnership and special purpose entity.

The Sponsor. The loan sponsor is a joint venture between Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”) and Kan Am USA, an affiliate of KanAm grundinvest fonds, a German real estate investment fund. SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is a S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 243 million square feet. There is no separate carve-out guarantor for the mortgage loan, and the borrower is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the loan documents.

Grapevine Mills is owned by a joint venture between affiliates of SPG and KanAm USA. SPG came into ownership of the property through a series of acquisitions. In 2007, a joint venture between SPG and Farallon Capital Management, L.L.C. acquired a 59.25% ownership stake in Grapevine Mills through their acquisition of Mills Corp. In 2012, SPG subsequently acquired Farallon’s joint venture stake in 26 properties, one of which was Grapevine Mills. The remaining 50% is owned by affiliates of KanAm USA, which partnered with Mills Corporation when Grapevine Mills was developed. KanAm USA is affiliated with The KanAm Group, a Germany based institutional real estate investment group. The loan sponsor has a current basis of approximately $229 million in the property. The loan sponsor is expected to commence an approximately $21.0 million renovation to the common areas and the entrance at Neiman Marcus, which renovation is expected to be completed by the end of the year 2015.

The Property. Grapevine Mills is an approximately 1,625,000 square foot one-level regional shopping center located in Grapevine, Texas. The property was constructed in 1997 and is located on approximately 131.9 acres. The property is anchored by Bass Pro Shops Outdoor (177,063 square feet), a 30-screen AMC Theatre (108,733 square feet) and Burlington Coat Factory (100,000 square feet). Bass Pro Shops Outdoor and AMC Theatre own their improvements and ground lease the land from the borrower. The property also includes several smaller anchors including Last Call Neiman Marcus (44,751 square feet), Bed Bath & Beyond (40,340 square feet), Saks Off Fifth (35,000 square feet) and Marshalls (29,539 square feet). Additionally, the property also features a range of restaurants and entertainment related tenants including LegoLand Discovery Centre, Sea Life Centre, Build-A-Bear Workshop and Rainforest Cafe. The property has approximately 8,419 parking spaces which are included in the collateral, resulting in a parking ratio of approximately 6.3 spaces per 1,000 square feet of net rentable area.

As of May 30, 2014, the property was approximately 85.0% leased by 179 tenants. In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as Forever 21, Old Navy, The Children’s Place, Victoria’s Secret, Gap Outlet, Claire’s and Ross Dress for Less. Gross mall sales for all tenants that reported as of the trailing-twelve-month period ending on June 30, 2014 were approximately $300 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $308, $340, $356, $365 and $367 in 2010, 2011, 2012, 2013 and TTM June 2014, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.7%, 15.3%, 14.3%, 14.0% and 14.0% respectively.

The two vacant anchor boxes consisting of 106,207 square feet and 78,344 square feet were previously occupied by JCPenney, which had one of its outlet store concepts at the site, and Polar Ice House, which operated an ice skating rink at the location. JCPenney’s outlet store business was purchased by SB Capital Group in 2011, which in late 2013 elected to close all 15 of its locations due to performance across the format. JCPenney exercised its termination option at the property and closed in January 2014. In 2012, JCPenney reported sales of approximately $13.4 million ($126 per square foot) for this site.  Polar Ice House announced its intent to close its store in early September 2014 and is no longer in occupancy at the property. The closure came after Polar Ice House struggled to compete with ice rink facilities in the area operated by another company. The loan sponsor is currently in the process of leasing the JCPenney space to one or more replacement tenants and has received interest from sporting good stores, department

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

stores and other big box tenants and will likely market the space previously occupied by Polar Ice House to additional entertainment or dining tenants. Excluding the two vacant boxes, the property was 98.8% occupied as of May 30, 2014. The loan is structured with an approximately $1.34 million leasing reserve that will be collected monthly throughout the first year of the loan. The reserve can be used to cover the re-leasing costs of the former JCPenney Outlet and Polar Ice House. This represents approximately $7.26 per square foot of the aggregate vacant anchor space of 184,551 square feet.

The property is located in Grapevine, Texas, approximately 10 miles north of the Dallas/Fort Worth International Airport and adjacent to the Gaylord Texan Resort and the Great Wolf Lodge. Grapevine is located in the northernmost sector of Tarrant County and includes the affluent cities of Westlake and Trophy Club. Regional access to the area is provided by State Highway 114, State Highway 121, State Highway 26 and US Highway 377. According to the appraisal, the trade areas within a one- and three-mile radius contain approximately 2,216 people with a median household income of $64,283 and 31,375 people with a median household income of $75,521, as of 2014, respectively. The appraisal concluded that market rents were generally in-line with the rents in-place at the property of $20.63 per square foot.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occ.	Proximity	Anchor Tenants
Southlake Town Square	1999	785,000	N/A	N/A	6.4	Harkins Theatre, The Container Store, Barnes & Noble
Vista Ridge Mall	1989 / 2006	1,062,312	$345	92%	6.7	Dillard’s, Macy’s, JCPenney, Sears
Shops at Willow Bend	2001 / 2004	1,262,000	$350	87%	14.9	Dillard’s, Macy’s, Neiman Marcus
Irving Mall(2)	1971 / 2008	1,053,116	$245	90%	10.3	AMC Theatres, Burlington Coat Factory, Dillard’s, Macy’s, Sears
Galleria in Dallas(2)	1982 / 2005	1,398,400	$685	95%	15.7	Macy’s, Nordstrom
(1)	Per a third party research firm.
(2)	The loan sponsor has an interest in the property.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
95.8%	96.7%	97.8%	85.0%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.
(2)
Current Occupancy is as of May 30, 2014 and includes six tenants totaling 8,673 square feet which have executed leases but are not yet in occupancy as well as two tenants totaling 3,722 square feet with leases out for signature.

Historical In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013	TTM(2)
In-line Sales PSF	$308	$340	$356	$365	$367
Occupancy Costs	15.7%	15.3%	14.3%	14.0%	14.0%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet that reported full year sales.
(2)	TTM Sales PSF and Occupancy Costs represent the trailing twelve months ending on June 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Burlington Coat Factory	B3 / NA / NA	100,000	7.5%	$5.76	$119	5.7%	1/31/2018
Last Call Neiman Marcus	NA / NA / NA	44,751	3.3%	$19.48	$561	4.7%	4/30/2018
Bed Bath & Beyond	Baa1 / A- / NA	40,340	3.0%	$10.25	$119	10.0%	1/31/2017
LEGOLAND Discovery Centre	NA / NA / NA	39,475	3.0%	$10.13	$188	8.3%	12/31/2026
Saks Off Fifth	NA / NA / NA	35,000	2.6%	$7.60	$176	4.7%	10/31/2017
Ross Dress For Less	NA / A- / NA	34,670	2.6%	$10.24	N/A	N/A	1/31/2022
Sun & Ski Sports	NA / NA / NA	30,127	2.3%	$21.90	$220	13.7%	8/31/2020
V.F. Factory Outlet	NA / NA / NA	29,968	2.2%	$11.70	$95	12.4%	1/31/2016
Marshalls	A3 / A+ / NA	29,539	2.2%	$9.50	$200	5.6%	1/31/2018
Forever 21	NA / NA / NA	24,203	1.8%	$18.00	$286	7.6%	3/31/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending on December 31, 2013 for all tenants.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	200,636	15.0%	NAP	NAP	200,636	15.0%	NAP	NAP
2014 & MTM	6	23,353	1.7	$606,164	2.2%	223,989	16.7%	$606,164	2.2%
2015	18	93,561	7.0	1,941,545	7.0	317,550	23.7%	$2,547,709	9.2%
2016	15	107,898	8.1	2,040,941	7.3	425,448	31.8%	$4,588,650	16.5%
2017	33	215,581	16.1	6,784,442	24.4	641,029	47.9%	$11,373,092	40.9%
2018	17	237,457	17.8	3,306,456	11.9	878,486	65.7%	$14,679,549	52.8%
2019	20	51,926	3.9	3,593,517	12.9	930,412	69.6%	$18,273,066	65.7%
2020	19	129,391	9.7	3,028,061	10.9	1,059,803	79.2%	$21,301,127	76.6%
2021	9	22,928	1.7	752,936	2.7	1,082,731	80.9%	$22,054,063	79.3%
2022	8	57,058	4.3	1,081,900	3.9	1,139,789	85.2%	$23,135,963	83.2%
2023	11	61,647	4.6	1,880,695	6.8	1,201,436	89.8%	$25,016,658	90.0%
2024	16	53,217	4.0	1,554,969	5.6	1,254,653	93.8%	$26,571,626	95.6%
2025 & Beyond	7	83,098	6.2	1,224,696	4.4	1,337,751	100.0%	$27,796,322	100.0%
Total	179	1,337,751	100.0%	$27,796,322	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$25,252,904	$26,495,399	$27,509,488	$27,896,044	$27,796,322	$20.78	55.9%
Vacant Income	0	0	0	0	2,257,388	1.69	4.5
Gross Potential Rent	$25,252,904	$26,495,399	$27,509,488	$27,896,044	$30,053,711	$22.47	60.5%
Reimbursements	14,044,228	14,137,708	14,846,111	15,539,704	17,784,771	13.29	35.8
Percentage Rent	1,082,200	1,029,887	849,365	964,491	925,315	0.69	1.9
Other Rental & Storage	855,541	921,108	1,027,737	1,079,659	920,977	0.69	1.9
Net Rental Income	$41,234,873	$42,584,102	$44,232,701	$45,479,898	$49,684,773	$37.14	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,804,341)	(2.84)	(7.7)
Other Income	6,351,960	5,784,397	5,418,641	5,166,908	5,009,506	3.74	10.1
Effective Gross Income	$47,586,833	$48,368,499	$49,651,342	$50,646,806	$50,889,938	$38.04	102.4%

Total Expenses	$13,988,745	$13,689,254	$13,709,825	$14,131,965	$14,261,393	$10.66	28.0%

Net Operating Income	$33,598,088	$34,679,245	$35,941,517	$36,514,841	$36,628,545	$27.38	72.0%

Total TI/LC, Capex/RR	0	0	0	0	1,831,847	1.37	3.6
Net Cash Flow	$33,598,088	$34,679,245	$35,941,517	$36,514,841	$34,796,698	$26.01	68.4%
(1)	The TTM column represents the trailing twelve months ending on June 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place includes $353,102 of rent attributable to six tenants totaling 8,673 square feet which have executed leases but are not yet in occupancy of their respective spaces as well as $132,710 of rent attributable to two tenants totaling 3,722 square feet with leases out for signature.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as there is no event of default, no DSCR Reserve Trigger Period exists and the borrower does not become delinquent on taxes or fails to provide the lender with satisfactory evidence that taxes have not become delinquent upon request.

A “DSCR Reserve Trigger Period” means the debt service coverage ratio as calculated in the loan documents based on the trailing four calendar quarters falls below 1.75x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit $35,700 per month (approximately $0.32 per square foot annually) for replacement reserves. The reserve is subject to a cap of $1,285,200 (approximately $0.96 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the TI/LC reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit approximately $111,667 per month (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $4,020,000 (approximately $3.01 per square foot).

Year One TI/LC Reserve - On a monthly basis commencing on November 1, 2014 and continuing until October 1, 2015, the borrower is required to escrow approximately $111,667 (approximately $7.26 per square foot for the vacant anchor spaces) for tenant improvements and leasing commissions associated with the spaces vacated by JCPenney and Polar Ice House.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Grapevine Mills

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Lockbox Event. During the continuance of a Lockbox Event, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing four calendar quarters falls below 1.50x for two consecutive calendar quarters.

Release of Outparcels. The borrower is permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mall at Barnes Crossing and Market Center Tupelo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mall at Barnes Crossing and Market Center Tupelo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mall at Barnes Crossing and Market Center Tupelo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mall at Barnes Crossing and Market Center Tupelo

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$67,000,000	Title:	Fee
Cut-off Date Principal Balance:	$67,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	5.7%	Net Rentable Area (SF):	629,757
Loan Purpose:	Acquisition	Location:	Tupelo, MS
Borrowers:	TUP 430 Company, LLC and	Year Built / Renovated(1):	Various
	TUP 130, LLC	Occupancy:	94.8%
Sponsors:	Rouse Properties, LP and	Occupancy Date:	6/1/2014
	David E. Hocker	Number of Tenants:	86
Interest Rate:	4.29000%	2011 NOI:	$6,826,909
Note Date:	8/29/2014	2012 NOI:	$6,987,854
Maturity Date:	9/6/2024	2013 NOI:	$7,109,704
Interest-only Period:	36 months	TTM NOI (as of 6/2014):	$7,389,598
Original Term:	120 months	UW Economic Occupancy:	92.0%
Original Amortization:	360 months	UW Revenues:	$11,618,052
Amortization Type:	IO-Balloon	UW Expenses:	$4,119,095
Call Protection:	L(26),Def(90),O(4)	UW NOI:	$7,498,957
Lockbox:	CMA	UW NCF:	$6,920,294
Additional Debt:	N/A	Appraised Value / Per SF:	$105,700,000 / $168
Additional Debt Balance:	N/A	Appraisal Date:	8/22/2014
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$0	$120,017	N/A	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.4%
Replacement Reserves:	$0	$10,496	$125,951	Maturity Date LTV:	55.2%
TI/LC:	$0	$26,240	$314,879	UW NCF DSCR:	1.74x
Other:	$371,330	Springing	N/A	UW NOI Debt Yield:	11.2%

Sources and Uses(3)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$67,000,000	78.6%	Payoff Existing Debt	$62,285,972	73.0%
New Sponsor Equity	18,290,655	21.4	New Sponsor Equity Purchase	18,290,655	21.4
			Return of Original Sponsor Equity	3,865,487	4.5
			Closing Costs	477,211	0.6
			Upfront Reserves	371,330	0.4
Total Sources	$85,290,655	100.0%	Total Uses	$85,290,655	100.0%
(1)	The Mall at Barnes Crossing Property was built in 1990 and expanded in 1996. The Market Center Tupelo Property was built in 1999.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)
Rouse Properties, Inc. acquired a 51.0% interest (valuing the property at approximately $98.2 million) in the Mall at Barnes Crossing Property and Market Center Tupelo Property and will serve as managing member for the joint venture. David Hocker and Associates, Inc. had a 49.3% interest in the selling joint venture and as part of this transaction will retain a 49.0% interest.

The Loan. The Mall at Barnes Crossing and Market Center Tupelo loan has an outstanding principal balance of $67.0 million and is secured by a first mortgage lien on 569,430 square feet of a regional mall totaling 670,384 square feet and an adjacent 60,327 square foot strip center, each located in Tupelo, Mississippi. The loan has a 10-year term and, subsequent to a three-year interest only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the GSMS 2004-GG2 (Mall at Barnes Crossing Property) and JPMCC 2001-CIBC (Market Center Tupelo Property) transactions.

The Borrowers. The borrowing entities for the loan are TUP 430 Company, LLC and TUP 130, LLC, both of which are Delaware limited liability companies and special purpose entities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mall at Barnes Crossing and Market Center Tupelo

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Rouse Properties, LP and David E. Hocker. David E. Hocker’s nonrecourse guaranty is limited to bankruptcy events, as defined in the loan documents. Rouse Properties, LP is an affiliate of Rouse Properties, Inc. (“RSE”), a publicly-traded real estate investment trust headquartered in New York City. RSE is among the country’s largest publicly-traded regional mall owners, with a geographically diverse portfolio that spans the United States and includes 36 malls in 23 states encompassing 25 million square feet. As part of a newly formed SPE with David E. Hocker, RSE acquired a 51.0% interest (valuing the property at approximately $98.2 million) in the Mall at Barnes Crossing Property and Market Center Tupelo Property and will serve as managing member for the joint venture. David Hocker and Associates, Inc. had a 49.3% interest in the selling joint venture and as part of this transaction will retain a 49.0% interest in the newly formed joint venture. David E. Hocker is the Chairman and Chief Executive Officer of David Hocker and Associates, Inc. (“DHA”), located in Owensboro, Kentucky. DHA opened its first shopping center in 1964 and has since developed more than 40 shopping centers, including 13 regional malls in 13 states.

The Property.  The Mall at Barnes Crossing and Market Center Tupelo properties consist of a 670,384 square foot single-story regional mall, of which 569,430 square feet serve as collateral for the loan (the “Mall at Barnes Crossing Property”), as well as an adjacent strip center totaling 60,327 square feet (the “Market Center Tupelo Property”), both located in Tupelo, Mississippi. As of June 1, 2014, both properties, inclusive of Belk (non-collateral anchor), were approximately 95.5% occupied by 87 tenants. For the same period, the collateral was 94.8% occupied by 86 tenants. Total sales for both properties, inclusive of the loan sponsors’ estimates for non-reporting tenants, were approximately $135.7 million.

The Mall at Barnes Crossing Property was built in 1990 on an approximately 64.3 acre site and is the only regional mall within a 60-mile radius. The Mall at Barnes Crossing Property is anchored by Belk (100,954 square feet), Belk Home Store (86,479 square feet), JCPenney (86,222 square feet), Sears (78,264 square feet) and Dick’s Sporting Goods (49,970 square feet). Belk owns its land and improvements and is not part of the collateral (Belk Home Store is part of the collateral). Both JCPenney and Sears exercised their renewal options in 2014 and extended their lease terms into 2020. According to the appraisal, JCPenney has reportedly spent $5 million within the past few years to remodel its store and includes, among other improvements, the Sephora store-within-a-store concept. As of June 1, 2014, the Mall at Barnes Crossing Property, inclusive of Belk (non-collateral anchor), was approximately 95.5% occupied by 78 tenants. For the same period, the Mall at Barnes Crossing Property collateral was 94.7% occupied by 77 tenants. Occupancy has been consistent and since 2011, collateral occupancy at the Mall at Barnes Crossing Property has never fallen below 94.6%. In-line sales per square foot for comparable stores less than 10,000 square feet at the Mall at Barnes Crossing Property were approximately $423, $408, $383 and $379 in 2011, 2012, 2013 and TTM July 2014, respectively. Occupancy costs for comparable tenants occupying less than 10,000 square feet at the Mall at Barnes Crossing Property were 11.1% for TTM July 2014. The Mall at Barnes Crossing Property’s major and in-line tenants generally consist of national tenants such as Barnes & Noble, American Eagle, Victoria’s Secret, Charlotte Russe, Ann Taylor Loft, Finish Line, Aéropostale and Chico’s. There are 3,807 surface parking spaces at the Mall at Barnes Crossing Property resulting in a parking ratio of 5.7 spaces per 1,000 square feet of gross leasable area.

The Market Center Tupelo Property was built in 1999 and is situated on approximately 5.9 acres just west of the Mall at Barnes Crossing Property. Major tenants at the Market Center Tupelo Property include Old Navy (16,747 square feet) and Shoe Carnival (12,150 square feet), both of which have sales per square foot greater than $300 and gross sales over $4.0 million. Other national tenants at the Market Center Tupelo Property include Gap Outlet and Rue 21. As of June 1, 2014, the Market Center Tupelo Property was approximately 95.3% occupied by nine tenants. There are 342 surface parking spaces at the Market Center Tupelo Property resulting in a parking ratio of 5.7 spaces per 1,000 square feet of gross leasable area.

The Mall at Barnes Crossing Property and Market Center Tupelo Property are located in Tupelo, Mississippi, approximately three-and-a-half miles north of downtown Tupelo, 90 miles southeast of Memphis and 120 miles northwest of Birmingham. The properties are located just east of U.S. Highway 45 and north of U.S. Highway 78, the two primary transportation corridors throughout the area. According to the appraisals, where U.S. Highway 45 intersects U.S. Highway 78, traffic counts are 35,000 vehicles per day.

According to the appraisal, the Mall at Barnes Crossing Property is the only regional mall within a 60-mile radius. The Mall at Barnes Crossing Property has a primary trade area consisting of a 15-mile radius that contains 102,953 people with an average household income of $53,642. The Mall at Barnes Crossing Property has a secondary trade area consisting of a 30-mile radius that contains 221,107 people with an average household income of $49,357. The appraisal concluded per square foot market rents of $40.00 for in-line space less than 1,500 square feet, $23.00 for in-line space between 1,500 and 4,999 square feet, $19.00 for in-line space between 5,000 and 9,999 square feet, $16.50 for in-line space greater than or equal to 10,000 square feet, $70.00 for food court space, $60.00 for jewelry tenants, $10.00 for the cinema tenant, $12.00 for junior anchor space and $4.00 for anchor space. According to the appraisal, and as mentioned above, the Mall at Barnes Crossing Property does not have any primary competition as it is the only regional mall within a 60-mile radius and its secondary competition consists of the five properties detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mall at Barnes Crossing and Market Center Tupelo

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Proximity	Anchor Tenants
Secondary Competition
Leigh Mall	1973 / 1988	305,555	60	JCPenney and Sears
Southgate Mall	1968 / 1991	499,110	65	Burke’s Outlet, Tractor Supply Company and Walmart
Regency Square Mall	1978 / 2004	637,000	70	Belk, Dillard’s, JCPenney, Parisian Men & Children and Sears
Oak Court Mall	1988 / 1995	847,269	85	Dillard’s and Macys
Wolfchase Galleria	1997	1,121,557	90	Dillard’s, Macys, Sears and JCPenney
Total / Weighted Average		3,410,491
(1)	Per the Mall at Barnes Crossing Property appraisal.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
94.6%	96.0%	94.9%	94.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 1, 2014.

Historical In-line Sales and Occupancy Costs(1)
	2011	2012	2013	TTM(2)
In-line Sales PSF	$423	$408	$383	$379
Occupancy Costs(3)	N/A	N/A	N/A	11.1%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet located at the Mall at Barnes Crossing Property.
(2)	TTM In-line Sales PSF and Occupancy Costs represent the trailing twelve months ending July 31, 2014.
(3)	Historical Occupancy Costs were not provided by the borrowers.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchor
Belk(4)(5)	Mall	NA / NA / NA	100,954	N/A	N/A	$193	N/A	N/A

Top 10 Collateral Tenants
Belk Home Store	Mall	NA / NA / NA	86,479	13.7%	$5.76	$144	3.8%	10/31/2015
JCPenney(6)	Mall	Caa1 / CCC+ / NA	86,222	13.7%	$3.80	$108	4.9%	3/31/2020
Sears(6)	Mall	Caa1 / CCC+ / CCC	78,264	12.4%	$3.00	$103	4.2%	3/31/2020
Dick’s Sporting Goods(7)	Mall	NA / NA / NA	49,970	7.9%	$14.75	$200	7.4%	1/31/2019
Barnes & Noble	Mall	NA / NA / NA	29,565	4.7%	$10.15	$133	7.6%	10/31/2018
Cinemark Movies 8(8)	Mall	NA / BB- / NA	24,548	3.9%	$9.50	$280,696	14.4%	8/31/2016
Old Navy	Market Center	Baa3 / BBB- / BBB-	16,747	2.7%	$10.00	$309	3.9%	1/31/2017
Shoe Carnival	Market Center	NA / NA / NA	12,150	1.9%	$11.50	$334	4.2%	1/31/2020
Reed’s	Mall	NA / NA / NA	10,660	1.7%	$11.00	$309	6.6%	3/31/2022
Ulta Salon	Mall	NA / NA / NA	10,540	1.7%	$21.50	$397	7.8%	2/29/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending July 31, 2014.
(4)	Belk owns its respective land and improvements and is excluded from the collateral for the Mall at Barnes Crossing and Market Center Tupelo loan.
(5)	Belk Sales PSF is based on TTM May 2014 loan sponsors’ estimates.
(6)	JCPenney and Sears exercised renewal options in 2014 and extended their lease terms through 2020.
(7)	Dick’s Sporting Goods does not report sales. Sales PSF and Occupancy Costs are based on the trailing-twelve month period ending May 2014 loan sponsors’ estimates.
(8)	Sales PSF reflects sales per screen for Cinemark Movies 8. Sales per screen is based on a total of eight screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mall at Barnes Crossing and Market Center Tupelo

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	32,972	5.2%	NAP	NAP	32,972	5.2%	NAP	NAP
2014 & MTM	6	17,430	2.8	$403,377	4.9%	50,402	8.0%	$403,377	4.9%
2015	15	103,875	16.5	1,092,478	13.2	154,277	24.5%	$1,495,855	18.1%
2016	10	46,018	7.3	866,268	10.5	200,295	31.8%	$2,362,123	28.6%
2017	19	64,402	10.2	1,498,577	18.1	264,697	42.0%	$3,860,700	46.7%
2018	12	59,825	9.5	1,090,873	13.2	324,522	51.5%	$4,951,573	59.9%
2019	5	61,414	9.8	980,922	11.9	385,936	61.3%	$5,932,496	71.7%
2020	8	197,664	31.4	1,356,089	16.4	583,600	92.7%	$7,288,585	88.1%
2021	2	4,684	0.7	112,144	1.4	588,284	93.4%	$7,400,729	89.5%
2022	3	15,970	2.5	270,849	3.3	604,254	96.0%	$7,671,578	92.8%
2023	4	13,923	2.2	272,806	3.3	618,177	98.2%	$7,944,384	96.1%
2024	1	3,804	0.6	68,472	0.8	621,981	98.8%	$8,012,856	96.9%
2025 & Beyond	1	7,776	1.2	256,608	3.1	629,757	100.0%	$8,269,464	100.0%
Total	86	629,757	100.0%	$8,269,464	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,472,730	$7,714,948	$7,825,499	$8,027,544	$8,269,464	$13.13	69.4%
Vacant Income	0	0	0	$0	952,296	1.51	8.0
Gross Potential Rent	$7,472,730	$7,714,948	$7,825,499	$8,027,544	$9,221,760	$14.64	77.4%
Total Reimbursements	3,143,638	2,798,288	2,688,573	2,807,274	2,686,950	4.27	22.6
Net Rental Income	$10,616,368	$10,513,236	$10,514,072	$10,834,818	$11,908,709	$18.91	100.0%
(Vacancy/Credit Loss)	(375,940)	(128,252)	(61,198)	(48,770)	(952,296)	(1.51)	(8.0)
Other Income(4)	863,496	900,660	789,477	719,215	661,639	1.05	5.6
Effective Gross Income	$11,103,924	$11,285,644	$11,242,351	$11,505,263	$11,618,052	$18.45	97.6%

Total Expenses	$4,277,015	$4,297,790	$4,132,647	$4,115,665	$4,119,095	$6.54	35.5%

Net Operating Income	$6,826,909	$6,987,854	$7,109,704	$7,389,598	$7,498,957	$11.91	64.5%

Total TI/LC, Capex/RR	0	0	0	0	578,663	0.92	5.0
Net Cash Flow	$6,826,909	$6,987,854	$7,109,704	$7,389,598	$6,920,294	$10.99	59.6%
(1)	TTM column represents the trailing twelve-month period ending on June 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the June 1, 2014 rent roll, with rent bumps underwritten through August 1, 2015.
(4)	Other Income is primarily attributable to specialty leasing and overage rent.

Property Management. The properties are managed by Rouse Management Company, LLC, an affiliate of the loan sponsors.

Escrows and Reserves. At origination, the borrower is required to deposit $371,330 for immediate repairs.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $120,017.

Insurance Escrows - The requirement for the borrowers to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrowers provide satisfactory evidence that the properties are insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $10,496 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $125,951 ($0.20 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $26,240 (approximately $0.50 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $314,879 (approximately $0.50 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mall at Barnes Crossing and Market Center Tupelo

Anchor Lease Reserves - During an Anchor Lease Reserve Period, the borrowers are required to deposit excess cash reserve funds, to the extent available, in an amount up to $10.00 per square foot of space related to the applicable Anchor Lease less the aggregate amount of any lease termination payments received in connection with a lease termination.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower is required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on the business day preceding each monthly payment date of the term of the loan in accordance with the loan documents. To the extent that there is a (i) Triggering Event or an (ii) Anchor Lease Reserve Period, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Triggering Event” means: the period commencing upon the earlier of (i) an event of default, (ii) the date on which the debt service coverage ratio, as defined in the loan documents, is less than 1.15x for any calendar quarter and ending on the date the debt service coverage ratio, as defined in the loan documents, equals or exceeds 1.20x for two consecutive calendar quarters.

An “Anchor Lease Reserve Period” means: the period (i) beginning on the date the tenant under an Anchor Lease (a) has failed to renew or extend their respective lease by the applicable notice period, (b) defaults beyond any applicable grace and cure periods under such lease, (c) becomes subject to a petition under the bankruptcy code or any other creditor rights laws or (d) ceases operations at the space demised pursuant to such Anchor Lease and (ii) ending on the date that (a) with respect to the event described in clause (i)(b) or (i)(d) above, such default or condition is cured pursuant to the applicable Anchor Lease, (b) all or a portion of the previously leased space is leased at a rental income rate equal to or exceeding the previously leased space and such tenant or tenants have unconditionally accepted the related premises and has commenced paying full, unabated rent or (c) $10.00 per square foot of net rentable area with respect to the applicable Anchor Lease has been deposited.

An “Anchor Lease” means leases to anchor tenants Belk Home Store, Barnes & Noble, Cinemark Movies 8, Dick’s Sporting Goods, JCPenney and Sears.

Market Center Tupelo Bankruptcy. The Market Center Tupelo Property, which has an allocated loan amount of $5.1 million (approximately 7.6% of the mortgage loan), was previously securitized in the JPMCC 2001-CIBC transaction with an original balance of $5.4 million. One of the guarantors, David E. Hocker, reported that one of its subsidiaries, which owned the Market Center Tupelo Property prior to the current borrower, was a debtor in a Chapter 11 bankruptcy proceeding in 2011 in connection with negative cash flow at the Market Center Tupelo Property due to a prior anchor tenant’s bankruptcy and subsequent vacancy, which triggered co-tenancy clauses of other tenants at the Market Center Tupelo Property.  Such subsidiary emerged from bankruptcy on August 28, 2014, and in connection with the acquisition of the Mall at Barnes Crossing Property and Market Center Tupelo Property by a joint venture between Rouse Properties, LP and David E. Hocker merged into the newly formed special purpose entity borrower under the mortgage loan.  Rouse Properties, LP has operational control over the borrower and is the carve-out guarantor on the mortgage loan.  David E. Hocker is an additional carve-out guarantor on the mortgage loan only in connection with a borrower bankruptcy.  David E. Hocker has no control over operation decisions of the borrower and is prohibited from becoming a majority member of the borrower.

Release of Property. Provided no event of default has occurred and is continuing, the borrowers are permitted to obtain a release of the lien of the mortgage relating to the Market Center Tupelo Property with the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to, (i) paying a release price equal to $6,375,000 (such amount being equal to 125% of the allocated loan amount for the Market Center Tupelo Property), (ii) paying a yield maintenance premium if the release occurs prior the payment date occurring in June 2024 and (iii) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current rating assigned to any class of securities by the rating agencies. In addition, provided no event of default has occurred and is continuing the borrowers are permitted to obtain a release of the lien of the mortgage relating to the Ring Road parcel surrounding the property to a governmental authority with the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to (A) (1) the loan to value ratio determined as defined in the loan documents, based on the value of the remaining property is equal to or less than one 125% or (2) the loan is paid down by the applicable yield maintenance premium together with the least of the following amounts: (a) if the Ring Road parcel is sold in an arm’s-length sale to an unrelated party, the net proceeds of the sale of the Ring Road parcel, (b) the fair market value of the Ring Road parcel at the time of such release or (c) an amount such that the loan to value ratio, as defined in the loan documents, is equal to or less than 125% and (B) confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the then-current rating assigned to any class of securities by the rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Spectra Energy Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Spectra Energy Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Spectra Energy Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$52,500,000	Title:	Fee
Cut-off Date Principal Balance:	$52,500,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	614,000
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	5400 Westheimer Limited Partnership	Year Built / Renovated:	1981 / 2004
Sponsor:	PTAD Realty LLC	Occupancy:	100.0%
Interest Rate(1):	4.44500%	Occupancy Date:	10/26/2014
Note Date:	10/1/2014	Number of Tenants:	1
Anticipated Repayment Date(1):	10/6/2024	2011 NOI:	$7,657,662
Interest-only Period:	120 months	2012 NOI:	$7,791,671
Original Term:	120 months	2013 NOI:	$7,928,025
Original Amortization:	None	TTM NOI (as of 6/2014)(2):	$8,020,252
Amortization Type:	ARD-Interest Only	UW Economic Occupancy:	54.7%
Call Protection:	L(25),Def(91),O(4)	UW Revenues(3):	$5,457,102
Lockbox:	Hard	UW Expenses:	$163,713
Additional Debt:	N/A	UW NOI(3):	$5,293,389
Additional Debt Balance:	N/A	UW NCF:	$5,139,889
Additional Debt Type:	N/A	Appraised Value / Per SF(4):	$84,500,000 / $138
		Appraisal Date:	9/4/2014

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$86
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(6):	$86
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	62.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(4)(6):	62.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR(3):	2.17x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses(7)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$52,500,000	100.0%	Payoff Existing Debt	$45,067,381	85.8%
			Return of Equity	6,974,228	13.3
			Closing Costs	458,392	0.9
Total Sources	$52,500,000	100.0%	Total Uses	$52,500,000	100.0%
(1)
The loan is structured with an anticipated repayment date (“ARD”).  If the loan is not paid off on or before the ARD, then the interest rate (“Revised Rate”) will equal the initial interest rate of 4.44500% (the “Initial Interest Rate”) plus 3.00000% (the “Step Up Rate”), the borrower will be required to make monthly payments to the lender based on the Revised Rate, the portion of the payment based on the Step Up Rate will be applied to pay principal or be deposited in a rollover account and the payment of interest accrued at the Step Up Rate will be deferred. The final maturity date of the loan is October 6, 2027.

(2)	TTM NOI is based on trailing six month period ending on June 30, 2014 annualized.
(3)
UW Revenues and UW NOI are lower than historical due to the landlord signing a modification and extension agreement with the tenant in 2012 which extended the tenant’s lease term through April 2026. In connection with the extension, no tenant improvements or concessions were provided, and the rent will decrease in May 2016 from $13.45 per square foot to $6.94 per square foot with approximately 2.8% annual increases commencing in May of each year thereafter. The base rent of $8.64 per square foot was underwritten based on the average rent during the term of the loan.  The UW NCF DSCR based on a base rent of $6.94 per square foot is 1.74x.

(4)	The “Go Dark” appraised value of $89,580,000 would result in a Cut-off Date LTV and Maturity Date LTV that are each equal to 58.6%.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	Maturity Date Loan / SF and Maturity Date LTV are as of the ARD.
(7)
After the loan was originated, an affiliate of the sponsor, AD Share Capital Inc. purchased a 1% general partnership interest and a 31% limited partnership interest in the borrower from WRT Realty, L.P. for $9,764,667.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Spectra Energy Headquarters

The Loan. The Spectra Energy Headquarters loan has an outstanding principal balance of $52.5 million and is secured by a first mortgage lien on the borrower’s fee interest in a nine-story, Class A, 614,000 square foot office building located in Houston, Texas. The loan is structured with an ARD of October 6, 2024 and a final maturity date of October 6, 2027, and is interest-only until the ARD.  The previous existing debt was structured as lease finance pass-through certificates and sold into the SPAF 2006-1A collateralized debt obligation.

The Borrower. The borrowing entity for the Spectra Energy Headquarters loan is 5400 Westheimer Limited Partnership, a Delaware limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is PTAD Realty LLC (“PTAD”).  PTAD is controlled by the DiMare family through an affiliate of DiMare Inc. (“DiMare”).  DiMare is a producer and supplier of fresh produce and provides a network of fresh produce distribution facilities throughout California, Texas, Illinois, Florida and Pennsylvania.  DiMare and owns over 1.3 million square feet of warehouse and distribution facilities in eleven locations in California, Florida and Texas.  In addition, the DiMare family has invested, developed and currently manages over 125,000 square feet of office and retail assets in California unrelated to its agricultural business.

The Property. Spectra Energy Headquarters is a triple-net leased, 614,000 square foot, Class A office building located in Houston, Texas that was constructed in 1981. The property is entirely leased to Spectra Energy Westheimer, LLC (”Spectra Energy”), a subsidiary of Spectra Energy Corporation, with the tenant’s obligations under the lease guaranteed by Spectra Energy Capital, LLC. The property has served as Spectra Energy’s headquarters since 2003.  The property features a layout comprised of two distinct wings, serviced by two separate elevator banks, with a large atrium and a full basement level. The property is serviced by 16 passenger elevators and three freight elevators in truck loading areas. The layout of the property serves to break-apart the large 68,000 square foot floor plates into two smaller 34,000 square foot floor plates.  Amenities at the property include a 300-seat cafeteria, a 100-seat auditorium and conference center, a fitness center, and a locker room. The site contains a structured parking garage for 1,394 vehicles and a surface visitor’s lot for 46 cars.

Spectra Energy Corporation, (NYSE: SE), a Fortune 500 company, is one of North America’s leading pipeline and midstream companies. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 22,000 miles of natural gas, natural gas liquids, and crude oil pipelines; approximately 305 billion cubic feet (Bcf) of natural gas storage; 4.8 million barrels of crude oil storage; as well as natural gas gathering, processing, and local distribution operations. Spectra Energy is the general partner of Spectra Energy Partners (NYSE: SEP), one of the largest pipeline master limited partnerships in the United States and owner of the natural gas, natural gas liquids, and crude oil assets in Spectra Energy’s U.S. portfolio. Spectra Energy also has a 50 percent ownership in DCP Midstream, the largest producer of natural gas liquids and the largest natural gas processor in the United States.

Since 1987, Spectra Energy has invested approximately $59.6 million ($97.04 per square foot) into the property, with approximately $10.1 million ($16.41 per square foot) invested since 2004, including installing the property’s elevators (2007), constructing a coffee lounge (2008), installing perimeter security fences and gates (2009), replacing the roofs (2011), replacing the boiler (2012), and upgrading the garage lighting and security systems (2014).

The Market. The property is located in the West Loop submarket of Houston, Texas, approximately six miles west of the Houston central business district. According to the appraisal, as of the second quarter of 2014, the submarket vacancy rate for the Class B office submarket was 12.7%. Additionally, the appraisal reported submarket rent of $26.26 per square foot.  Specifically, the property is located in the Galleria neighborhood of Houston.  With more than 32.0 million square feet of commercial office space, the Galleria is the 15th largest business center in the U.S. and compares in size to the downtowns of Seattle and Denver.  In addition, the Galleria is home to approximately 2,000 companies, ranging from small to large sized commercial businesses, representing a variety of diverse industries.  In addition, the Galleria offers more than five million square feet of gross leasable retail space, and is ranked the fourth largest retail complex in the country.  The area hosts approximately 200,000 office workers and shoppers daily and more than 24 million visitors from all over the world each year.  Primary access to the property is provided by Interstate 10 to the north, US Highway 69 to the south, and West Loop 610 to the east. Interstate10 traverses the area in an east-west direction and connects San Antonio, Texas to downtown Houston, Texas.  West Loop 610 traverses the area in a north-south direction, circumnavigating the city of Houston at a distance of approximately six miles.  According to the appraisal, more than 30,000 people reside in the Galleria neighborhood, and the area surrounding the property has a one-, three-, and five-mile population of 22,953, 188,155, and 481,115, respectively, as well as a one-, three-, and five-mile average household income of $102,753, $100,005, and $98,431, respectively.

According to the appraisal, the West Loop submarket has 782,899 square feet of office space under construction, of which 87% is pre-leased, contributing to a current supply of approximately 23.4 million square feet.  The appraisal identified five competitive buildings leased to single tenants, comprising approximately 1.7 million square feet of office space.  The comparables all exhibit 100.0% occupancy with asking rents from $14.00 to $16.75 per square foot. The comparable properties all reported occupancies of 100.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Spectra Energy Headquarters

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Spectra Energy Westheimer, LLC	Baa2 / BBB / BBB	614,000	100.0%	$8.64	4/30/2026
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for Spectra Energy Capital, LLC which guarantees the lease.
(3)
The UW base rent PSF of $8.64 represents the average rent during the loan term. The lease was modified and extended in 2012. In connection with the extension, no tenant improvements or concessions were provided, and the landlord agreed to a step down in rent beginning in May 2016 from $13.45 per square foot to $6.94 per square foot with approximately 2.8% annual increases commencing in May of each year thereafter.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025 & Beyond	1	614,000	100.0	5,303,602	100.0	614,000	100.0%	$5,303,602	100.0%
Total	1	614,000	100.0%	$5,303,602	100.0%
(1)   Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,657,662	$7,791,671	$7,928,025	$8,020,252	$5,303,602	$8.64	97.2%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$7,657,662	$7,791,671	$7,928,025	$8,020,252	$5,303,602	$8.64	97.2%
Total Reimbursements(4)	0	0	0	0	153,500	0.25	2.8
Net Rental Income	$7,657,662	$7,791,671	$7,928,025	$8,020,252	$5,457,102	$8.89	100.0%
(Vacancy/Credit Loss)(5)	0	0	0	0	0	0.00	0.0
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income(6)	$7,657,662	$7,791,671	$7,928,025	$8,020,252	$5,457,102	$8.89	100.0%

Total Expenses(7)	$0	$0	$0	$0	$163,713	$0.27	3.0%

Net Operating Income(6)	$7,657,662	$7,791,671	$7,928,025	$8,020,252	$5,293,389	$8.62	97.0%

Total TI/LC, Capex/RR(4)	0	0	0	0	153,500	0.25	2.8
Net Cash Flow	$7,657,662	$7,791,671	$7,928,025	$8,020,252	$5,139,889	$8.37	94.2%
(1)	The TTM column is based on trailing six month period ending on June 30, 2014 annualized.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place is based on the average rent during the term of the loan.
(4)
Lease is triple net and the tenant is responsible for paying all capital expenditures.  As a result, the underwritten capital expenditure reserve of $0.25 per square foot has been shown as a reimbursement.

(5)	No additional Vacancy/Credit Loss was underwritten as the appraisal’s market rent estimate was $16.00 triple net, which is 81% above the underwritten base rent of $8.64.
(6)
Underwritten Effective Gross Income and underwritten Net Operating Income are lower than historical due to the landlord signing a modification and extension agreement with the tenant in 2012 which extend its lease term through April 2026. In connection with the extension, no tenant improvements or concessions were provided, and the landlord agreed to a step down in rent beginning May 2016 from approximately $13.45 per square foot to $6.94 per square foot with approximately 2.8% annual increases commencing in May of each year thereafter.

(7)
Lease is triple net and the tenant is responsible for paying all operating expenses and real estate taxes.  As a result, such expenses were not included in the mortgage loan seller’s underwriting analysis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Spectra Energy Headquarters

Property Management. The property is self-managed.

Escrows and Reserves. No upfront reserves were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as a Reserve Trigger Event (as defined below) is not in effect.

A “Reserve Trigger Event” means (i) the borrower is otherwise in default under the Spectra Energy Headquarters loan; (ii) the tenant is not required to pay and perform such obligations under its lease; or (iii) the tenant is in default of its obligations to pay or perform such obligations under its lease.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as a Reserve Trigger Event is not in effect.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserves is waived so long as a Reserve Trigger Event is not in effect.

TI/LC Reserves - The requirement for the borrower to make monthly deposits of $46,050 (approximately $0.90 per square foot annually) to the TI/LC escrow is waived so long as (i) a Reserve Trigger Event is not in effect and (ii) the lease guarantor’s senior unsecured debt rating from S&P has not fallen below “BB” or the equivalent of such rating by any other Rating Agency (a “Rating Trigger Event”).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to the tenant instructing it to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below), all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means, subject to termination in accordance with the related loan documents, the occurrence of: (i) an event of default, (ii) a Cash Sweep Significant Tenant Trigger Event (as defined below); or (iii) the anticipated repayment date.

A “Cash Sweep Significant Tenant Trigger Event” means that Spectra Energy (or the lease guarantor, as applicable) (i) (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark” or (b) provides notice of intention to vacate its normal business operations at substantially all of its demised premises or otherwise “go dark”, (ii) shall become insolvent or a debtor in any bankruptcy action or (iii) shall have its senior unsecured debt rating be downgraded below “B” by S&P or the equivalent of such rating by any other Rating Agency.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Hilton Houston Post Oak

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Hilton Houston Post Oak

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Hilton Houston Post Oak

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	3.8%	Net Rentable Area (Rooms):	448
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Post Oak TX, LLC	Year Built / Renovated:	1982 / 2014
Sponsor:	Hotel Resort Properties, LLLP	Occupancy / ADR / RevPAR:	83.5% / $156.87 / $130.93
Interest Rate:	4.48600%	Occupancy / ADR / RevPAR Date:	8/31/2014
Note Date:	9/15/2014	Number of Tenants:	N/A
Maturity Date:	10/1/2024	2011 NOI:	$7,151,749
Interest-only Period:	36 months	2012 NOI:	$8,056,656
Original Term:	120 months	2013 NOI:	$9,472,969
Original Amortization:	360 months	TTM NOI (as of 8/2014):	$9,697,603
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	80.0% / $163.66 / $130.93
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$31,384,479
Lockbox:	CMA	UW Expenses:	$21,824,811
Additional Debt:	Yes	UW NOI:	$9,559,668
Additional Debt Balance:	$35,000,000	UW NCF:	$9,559,668
Additional Debt Type:	Pari Passu	Appraised Value / Per Room:	$126,200,000 / $281,696
		Appraisal Date:	6/27/2014

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$178,571
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$156,266
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.4%
FF&E Reserves:	$97,236	4% of Gross Revenues	N/A	Maturity Date LTV:	55.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.97x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$80,000,000	100.0%	Payoff Existing Debt	$52,983,883	66.2%
			Return of Equity	25,718,448	32.1
			Closing Costs	1,200,433	1.5
			Upfront Reserves	97,236	0.1
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%
(1)
Hilton Houston Post Oak is part of a loan evidenced by two pari passu notes with an aggregate original balance of $80.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $80.0 million Hilton Houston Post Oak Whole Loan.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Hilton Houston Post Oak

The Loan. The Hilton Houston Post Oak loan is secured by a first mortgage lien on the leasehold interest in a 448-room full service Hilton brand hotel located in Houston, Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $80.0 million (the “Hilton Houston Post Oak Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $45.0 million, is being contributed to the JPMBB 2014-C25 trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $35.0 million, was contributed to the JPMBB 2014-C24 securitization trust.  The trustee of the JPMBB 2014-C25 trust, as the holder of Note A-1, will be the controlling noteholder of the Hilton Houston Post Oak Whole Loan, and the trustee of the JPMBB 2014-C25 trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Hilton Houston Post Oak Whole Loan. However, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Hilton Houston Post Oak Whole Loan has a ten-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Hilton Houston Post Oak Whole Loan is Post Oak TX, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Hotel Resort Properties, LLLP, a Florida limited liability limited partnership, whose general partner is an entity controlled by E. Llywd Ecclestone. Mr. Ecclestone is best known for his development of the PGA National golf community in Palm Beach Gardens in 1976. Anchored by the headquarters of the PGA of America, PGA National features five championship golf courses, the 339-room PGA National Resort & Spa and a 140,000 square foot retail village on PGA Boulevard. In 2007, Mr. Ecclestone sold the PGA National Resort & Spa and commercial properties associated with the development. Since 2003, Mr. Eccelstone’s companies have built over 3,500 units on campuses across the United States. In addition, Mr. Ecclestone’s companies have developed and continue to own Tower 1555, a 15-story office tower in West Palm Beach and the PGA National Office Center at PGA National. Furthermore, Hotel Resort Properties, LLLP owns two additional hotel assets, the 461-room DoubleTree Anaheim in Orange, California and the 356-room DoubleTree Overland Park located in Overland Park, Kansas.

The loan sponsor acquired 70.0% of the property in 2007 and the remaining 30.0% in 2010 from USAA Real Estate for a total acquisition basis of approximately $77.5 million. Since 2007, the loan sponsor has invested an additional $4.0 million in capital expenditures for a total cost basis of approximately $81.5 million.

The Property. The Hilton Houston Post Oak property is a 448-room, full service hotel situated on approximately 5.0 acres located one block north of the Houston Galleria – the fourth largest shopping mall in the nation, with over 375 retail stores. The 15-story hotel was originally designed by I.M. Pei as a luxury Warwick Hotel in 1982, and was converted to a Hilton in 2005 following Hilton’s acquisition of the DoubleTree brand. The rooms are situated around a central atrium rising several floors above the entrance. A two-story portion on the east end of the building contains 29,548 square feet of meeting space, a business center, a fitness center, an outdoor pool, a spa and salon, a gift shop, a car rental store and a 345-space parking deck. The hotel’s guestrooms feature pillow-top mattresses, luxury bedding, private balconies, executive work area, high-speed wireless internet access, coffee makers, flat-screen TVs and in-room safes.

The loan sponsor recently revised and extended the long term management agreement with Hilton Worldwide, Inc. to September 4, 2035. As part of the revised management agreement, the property is required to complete a four-year, approximately $8.4 million Property Improvement Plan (“PIP”). As of origination of the loan, approximately $2.3 million of public space and restaurant refurbishments have been completed. The remaining PIP work, which is anticipated to cost approximately $6.1 million, is for improvements to guestrooms, guest bathrooms, lobby, corridors, technology and building signage among several other things, and will be funded by the borrower and, to the extent not waived, monthly deposits into the FF&E reserve. See ”Escrows and Reserves” below for additional information.

The property is situated on Post Oak Boulevard, a six-lane thoroughfare, in Houston’s Galleria/West Loop submarket. The property is approximately six miles west of the Houston central business district and is anchored by the 2.4 million square foot Houston Galleria, which attracts over 24 million visitors a year. The property is adjacent to the 1.8 million square foot mixed-use BLVD Place, which is expected to be the site of a Whole Foods Market and home to numerous upscale shops, boutiques and restaurants and the George R. Brown Convention Center. The property is also located near the headquarters BBVA Compass Bancshares, a United States financial holding company with over $75.0 billion in assets, and Marathon Oil Corporation, a United States-based oil and natural gas exploration and production company. The appraisal identified three full service hotels as the expected new supply: the 325-room Hyatt Regency Houston Galleria is currently under construction and expected to open in September 2015, while the 275-room BLVD Place Hotel and the 250-room Lifestyle Hotel & Spa are still in the early development phase and expected to open in July 2016 and January 2017, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Hilton Houston Post Oak

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Hilton Houston Post Oak(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	75.1%	$135.93	$102.15	83.7%	$129.93	$108.79	111.5%	95.6%	106.5%
2012	77.9%	$143.94	$112.07	84.4%	$138.54	$116.89	108.3%	96.2%	104.3%
2013	76.2%	$159.86	$121.89	86.1%	$149.73	$128.94	113.0%	93.7%	105.8%
TTM(4)	75.1%	$168.51	$126.50	83.5%	$156.87	$130.93	111.2%	93.1%	103.5%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Royal Sonesta Hotel Houston, JW Marriott Houston, Doubletree Guest Suites Houston by the Galleria, Westin Oaks Houston at the Galleria and Sheraton Hotel Suites Galleria.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements for the property provided by the borrower.
(4)	TTM row represents the trailing twelve-month period ending on August 31, 2014.

Competitive Hotels Profile(1)

				2014 Estimated Market Mix				2013 Estimated Operating Statistics

Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	Contract	Occupancy	ADR	RevPAR
Hilton Houston Post Oak	448	1982	29,548	45%	20%	26%	9%	85.4%	$150.95	$128.94
Royal Sonesta Hotel Houston	485	1984	50,000	35%	35%	20%	10%	77%	$135.00	$103.95
JW Marriott Houston	515	1988	41,000	48%	40%	10%	2%	75%	$184.00	$138.00
Omni Houston Galleria	378	1981	32,000	35%	40%	15%	10%	77%	$129.00	$99.33
Westin Oaks Houston at the Galleria	893	1976	78,000	51%	24%	20%	5%	86%	$161.00	$138.46
Total(2)	2,271
(1)	Based on the appraisal.
(2)	Excludes the mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Hilton Houston Post Oak

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	83.7%	84.4%	86.1%	83.5%	80.0%
ADR	$129.93	$138.54	$149.73	$156.87	$163.66
RevPAR(4)	$108.79	$116.89	$128.94	$130.93	$130.93

Room Revenue	$17,789,245	$19,166,905	$21,084,323	$21,409,650	$21,409,647	$47,789	68.2%
Food and Beverage	7,306,393	7,797,568	8,021,655	8,191,964	8,191,964	18,286	26.1
Other Department Revenues	1,734,893	1,713,491	1,718,550	1,782,868	1,782,868	3,980	5.7
Total Revenue	$26,830,531	$28,677,964	$30,824,528	$31,384,482	$31,384,479	$70,055	100.0%

Room Expense	$4,225,796	$4,338,751	$4,430,991	$4,226,450	$4,226,449	$9,434	19.7%
Food and Beverage Expense	4,396,810	4,573,077	4,720,041	4,789,383	4,789,383	10,691	58.5
Other Departmental Expenses	805,237	785,436	777,203	787,610	787,610	1,758	44.2
Departmental Expenses	$9,427,843	$9,697,264	$9,928,235	$9,803,443	$9,803,442	$21,883	31.2%

Departmental Profit	$17,402,688	$18,980,700	$20,896,293	$21,581,039	$21,581,037	$48,172	68.8%

Operating Expenses	$6,870,601	$6,996,135	$7,224,639	$7,241,429	$7,241,429	$16,164	23.1%
Gross Operating Profit	$10,532,087	$11,984,565	$13,671,654	$14,339,610	$14,339,608	$32,008	45.7%

Management Fee(5)	$838,975	$1,120,631	$1,539,080	$1,611,897	$1,145,202	$2,556	3.6%
Fixed Expenses(6)	1,468,142	1,660,159	1,426,624	1,774,732	2,379,359	5,311	7.6
FF&E	1,073,221	1,147,119	1,232,981	1,255,379	1,255,379	2,802	4.0
Total Other Expenses	$3,380,338	$3,927,909	$4,198,685	$4,642,007	$4,779,940	$10,670	15.2%

Net Operating Income	$7,151,749	$8,056,656	$9,472,969	$9,697,603	$9,559,668	$21,339	30.5%
Net Cash Flow(4)	$7,151,749	$8,056,656	$9,472,969	$9,697,603	$9,559,668	$21,339	30.5%
(1)	The TTM column represents the trailing twelve-month period ending on August 31, 2014.
(2)	Per Room values are based on 448 rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)
Historical RevPAR for 2007, 2008, 2009 and 2010 was $110.30, $121.31, $95.64 and $98.86, respectively, and Net Cash Flow was approximately $7.0 million, $8.3 million, $5.6 million and $6.4 million, respectively.

(5)	The decrease from the TTM Management Fee to the Underwritten Management Fee is primarily due to underwriting the revised management agreement as of April 2014.
(6)
The increase from the TTM Fixed Expenses to the Underwritten Fixed Expenses is primarily due to underwriting the 2019 rent adjustment per the ground leases of $483,494. This compares to $84,912 in the trailing twelve-month period ending on August 31, 2014.

Property Management. The Hilton Houston Post Oak property management agreement with Hilton Worldwide, Inc., commenced on March 1, 2005 and expires on September 4, 2035. The agreement provides for a contractual franchise fee equal to 3.0% of adjusted gross revenues as well as an incentive management fee. The management agreement was revised in September 2014 and includes a revision to the incentive management fee calculation, which provides for an incentive management fee equal to 20.0% of the amount by which the net operating income for each year exceeds $79.5 million. This change in the incentive management fee will result in an estimated savings of $459,504 in year one compared to the trailing twelve months ended in August 2014.

Ground Leases. The hotel and plaza are subject to two unsubordinated ground leases, both of which commenced on June 1, 1969 and expire on May 31, 2068. The current total ground rent payments for the two ground leases equals $76,849 per year, with rent escalations in June 2019 and June 2044 based on the Consumer Price Index.

Escrows and Reserves. At origination, the borrower deposited into escrow $97,236 for FF&E reserves.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as (i) the borrower provides satisfactory evidence that the manager has paid taxes prior to the due date or (ii) no event of default exists, the debt service coverage ratio (as calculated in the loan documents) based on the trailing six months is at least 1.35x.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) the borrower provides satisfactory evidence that the manager has paid insurance premiums on or prior to the due date or (ii) no event of default exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Hilton Houston Post Oak

FF&E Reserves - On a monthly basis, the borrower is required to deposit 4.0% of gross revenues into an escrow for FF&E. The requirement for the borrower to make monthly deposits into the FF&E reserve fund will be waived to the extent that the borrower delivers a letter of credit in the following amount: (i) prior to the end of the 2015 fiscal year, $3.75 million and (ii) at any time after the end of the 2015 fiscal year, 12.0% of gross income from operations for the immediately preceding fiscal year. In addition, on a monthly basis, the borrower is required to deposit an amount reasonably estimated by the lender as required to complete the PIP, but the requirement for the borrower to make the monthly PIP deposits is waived so long as the borrower provides satisfactory evidence that it has complied with its obligations under the PIP.

Ground Rent Reserve - The requirement for the borrower to make monthly deposits into the ground rent reserve fund is waived so long as the lender receives satisfactory evidence that the manager has paid, when due, all ground rent.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flows after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan.

A “Cash Sweep Event” means (i) the debt service coverage ratio as calculated in the loan documents based on the trailing six-month period falls below 1.20x, (ii) there is an event of default under the loan documents or (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Atlanta Decorative Arts Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Atlanta Decorative Arts Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Atlanta Decorative Arts Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type - Subtype:	Office – Design Center
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	427,036
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	ADAC, L.P.	Year Built / Renovated:	1960 / 2008
Sponsor:	Portman Financial, Inc.	Occupancy:	82.8%
Interest Rate:	4.34400%	Occupancy Date:	8/31/2014
Note Date:	9/11/2014	Number of Tenants:	66
Maturity Date:	10/6/2024	2011 NOI:	$4,225,776
Interest-only Period:	60 months	2012 NOI:	$3,933,655
Original Term:	120 months	2013 NOI:	$4,350,377
Original Amortization:	360 months	TTM NOI (as of 6/2014)(1):	$4,345,534
Amortization Type:	IO-Balloon	UW Economic Occupancy:	83.3%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$9,153,742
Lockbox:	CMA	UW Expenses:	$4,163,331
Additional Debt:	N/A	UW NOI(1):	$4,990,411
Additional Debt Balance:	N/A	UW NCF:	$4,507,343
Additional Debt Type:	N/A	Appraised Value / Per SF:	$80,800,000 / $189
		Appraisal Date:	8/14/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$87
Taxes:	$70,279	$70,279	N/A	Maturity Date Loan / SF:	$79
Insurance:	$37,312	$9,328	N/A	Cut-off Date LTV:	45.8%
Replacement Reserves:	$0	$8,897	$200,000	Maturity Date LTV:	41.8%
TI/LC	$235,958	$35,586	$1,000,000	UW NCF DSCR:	2.04x
Other:	$750,000	$0	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	100.0%	Payoff Existing Debt	$28,666,050	77.5%
			Return of Equity	6,003,728	16.2
			Closing Costs	1,236,674	3.3
			Upfront Reserves	1,093,548	3.0
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%
(1)	The increase in UW NOI from the TTM NOI is primarily a result of $519,570 in rent steps taken through June 30, 2015.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Atlanta Decorative Arts Center loan has an outstanding balance of $37.0 million and is secured by a first mortgage lien on a 427,036 square foot, design center located in Atlanta, Georgia. The loan has a 10-year term and, subsequent to a five-year interest-only period, amortizes on a 30-year schedule.  The previously existing debt was securitized in GCCFC 2005-GG3.

The Borrower. The borrowing entity for the Atlanta Decorative Arts Center loan is ADAC, L.P., a Georgia limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Portman Financial, Inc., an affiliate of Portman Holdings, LLC (“Portman”).  Portman is a vertically integrated real estate development, investment and management company with over sixty years of experience. Portman has developed approximately 50 million square feet of real estate across three continents, costing $6.0 billion in the aggregate at the time the projects were constructed.  The property has been continuously owned by Portman and its affiliates since it was constructed in 1960.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Atlanta Decorative Arts Center

The Property. The Atlanta Decorative Arts Center property (“ADAC”) is a 427,036 square foot design center which consists of two interconnected complexes: ADAC East and ADAC West. Together, ADAC East and ADAC West function as a single building with a connected walkway between the two complexes. ADAC East is comprised of four interconnected buildings: the main five-story building, two one-story buildings and one two-story building. ADAC West consists of four adjacent buildings which were acquired and converted to showroom use in 1986.

The property is a 65-showroom facility specializing in luxury products and service, and is the largest resource for residential and contract furnishings in the southeastern United States. The showroom tenants at the property are largely regional, with their location at ADAC their only location in the Southeast. Many of the property’s tenants have an exclusive license to sell products in the 10-state southeast region.

The property generates significant foot traffic from its design tenants and ancillary amenities. In 2012, Portman invested in a new marketing campaign and opened the property on a limited basis to the public for the first time in its 50 year history. As a result, events increased from 26 in 2012 to 125 in 2013. Traffic at the property followed suit. In 2012, the property had 4,904 event registrations, and experienced a total foot-traffic count of 2,844 people. Attendees were primarily made up of designers, clients, students, consumers, and architects. In 2013, the property had 6,751 event registrations (37.7% increase year over year), and experienced a total foot-total traffic count of 8,177 people (187.5% increase year over year). Through July 11, 2014, the property has generated a total of 5,344 registrations, approximately 19% above the 4,494 registration reported over the year to date period ending July 11, 2013.

As of August 31, 2014 the property was 82.8% occupied by 66 tenants. The largest tenant, Ainsworth-Noah Associates, Inc. (“Ainsworth Noah”), leases 10.4% of the net rentable area through January 31, 2017.  Ainsworth Noah was established in 1977 and incorporated in Georgia. For more than 30 years Ainsworth-Noah has provided a wide variety of products and customer services to designers. The company represents manufacturers of furniture, antiques, lighting, wall covering, floor covering, fine art, accessories and fabrics from around the world. Its 44,378 square foot showroom is located in the Atlanta Decorative Arts Center where trade customers can find elements needed to fit their requirements.  The second largest tenant, Jerry Pair & Associates, Inc. (“Jerry Pair”), leases 4.6% of the net rentable area through December 31, 2018.  Jerry Pair, provides architects and interior designers quality home furnishings. In addition to offering premier products in the marketplace, the company’s showrooms in Atlanta (ADAC), New York (Decorative & Design Building), and South Florida (Hollywood, FL) provide clients customer service, extensive sales road programs, and personalized responses. The company currently employs approximately 50 people in its ADAC location.

According to documentation provided by the borrower, in 2006, Portman began a $12.7 million renovation project that was completed in 2008. The expansive renovation included the upgrade of interior finishes, updated landscaping and other work to refresh and update the look of the property. In addition, a presentation room complex was completed, adding a designer’s lounge, meeting room and presentation/exhibition space. Since 2008, Portman has invested an additional $1.0 million towards additional renovations at the property. In total, the borrower and its affiliates have invested $13.7 million towards the renovation of the property since 2006.

The Market. The Atlanta Decorative Arts Center is located in the Buckhead retail submarket of the Atlanta retail market.  According to a third party report, the Buckhead retail submarket maintained market rents of $27.06 and the vacancy rate was 9.2% as of the second quarter of 2014.  For comparable design center assets, the appraisal concluded a market rent of $26.91 and vacancy rate of 29.1%.  The weighted average in-place rent of $25.69 per square foot at the property is 4.5% below the appraisal’s conclusion of market rents.  The current occupancy is 82.8% which is 16.8% greater than comparable design centers.

Historical and Current Occupancy(1)
2010	2011	2012	2013	Current(2)
91.2%	84.6%	80.7%	85.3%	82.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Atlanta Decorative Arts Center

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Ainsworth-Noah Associates, Inc	NA / NA / NA	44,378	10.4%	$15.55	1/31/2017
Jerry Pair & Associates, Inc.	NA / NA / NA	19,784	4.6%	$25.75	12/31/2018
Grizzel & Mann, Inc	NA / NA / NA	18,277	4.3%	$29.69	4/30/2020
Travis & Company	NA / NA / NA	16,817	3.9%	$26.10	8/31/2016
Earnest Gaspard & Associates	NA / NA / NA	15,750	3.7%	$16.76	6/30/2017
Kravet Fabrics GA, Inc.(2)	NA / NA / NA	12,649	3.0%	$35.85	Various
Holland & Company(3)	NA / NA / NA	9,726	2.3%	$30.16	1/31/2019
Baker Knapp & Tubbs, Inc.	NA / NA / NA	9,440	2.2%	$26.00	1/31/2025
Renaissance Tile & Bath	NA / NA / NA	9,092	2.1%	$27.22	1/31/2017
Design Galleria Ltd.(4)	NA / NA / NA	8,976	2.1%	$26.93	Various
(1)	Based on the underwritten rent roll.
(2)	Kravet Fabrics GA, Inc. has 6,750 square feet of space that expires December 31, 2021 and 5,899 square feet of space that expires December 31, 2018.
(3)	Holland & Company has a one time termination right effective August 1, 2016.
(4)	Design Galleria Ltd. has 7,216 square feet of space that expires November 30, 2018 and 1,760 square feet of space that expires November 30, 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	73,470	17.2%	NAP	NAP	73,470	17.2%	NAP	NAP
2014 & MTM	9	39,655	9.3	$791,500	8.7%	113,125	26.5%	$791,500	8.7%
2015	9	23,268	5.4	623,977	6.9	136,393	31.9%	$1,415,477	15.6%
2016	9	41,438	9.7	1,186,638	13.1	177,831	41.6%	$2,602,115	28.6%
2017	11	91,005	21.3	1,842,938	20.3	268,836	63.0%	$4,445,052	48.9%
2018	10	54,898	12.9	1,635,609	18.0	323,734	75.8%	$6,080,662	66.9%
2019	7	21,955	5.1	717,514	7.9	345,689	81.0%	$6,798,176	74.8%
2020	5	43,119	10.1	1,221,409	13.4	388,808	91.0%	$8,019,585	88.3%
2021	2	9,705	2.3	319,350	3.5	398,513	93.3%	$8,338,935	91.8%
2022	2	13,232	3.1	375,515	4.1	411,745	96.4%	$8,714,450	95.9%
2023	1	5,851	1.4	124,164	1.4	417,596	97.8%	$8,838,614	97.3%
2024	0	0	0.0	0	0.0	417,596	97.8%	$8,838,614	97.3%
2025 & Beyond	1	9,440	2.2	245,440	2.7	427,036	100.0%	$9,084,054	100.0%
Total	66	427,036	100.0%	$9,084,054	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Atlanta Decorative Arts Center

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,722,393	$7,810,778	$8,520,365	$8,551,061	$9,084,054	$21.27	82.7%
Vacant Income	0	0	0	0	1,825,177	4.27	16.6
Gross Potential Rent	$7,722,393	$7,810,778	$8,520,365	$8,551,061	$10,909,231	$25.55	99.4%
Total Reimbursements	0	0	0	0	0	0.00	0.0
Other Income	86,991	77,533	116,424	69,688	69,688	0.16	0.6
Net Rental Income	$7,809,384	$7,888,311	$8,636,789	$8,620,749	$10,978,919	$25.71	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,825,177)	(4.27)	(16.6)
Effective Gross Income	$7,809,384	$7,888,311	$8,636,789	$8,620,749	$9,153,742	$21.44	83.4%

Total Expenses	$3,583,608	$3,954,656	$4,286,412	$4,275,215	$4,163,331	$9.75	45.5%

Net Operating Income	$4,225,776	$3,933,655	$4,350,377	$4,345,534	$4,990,411	$11.69	54.5%

Total TI/LC, Capex/RR	0	0	0	0	483,068	1.13	5.3

Net Cash Flow	$4,225,776	$3,933,655	$4,350,377	$4,345,534	$4,507,343	$10.55	49.2%

(1)	TTM column represents the trailing twelve-month period ending June 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The underwritten rents in place includes rent steps of $519,570 for tenants through June 30, 2015.

Property Management. The property is managed by Portman Holdings, LLC.  Portman is an affiliate of the sponsor and has more than 60 years of experience in marketing and maintaining prime commercial real estate.

Escrows and Reserves. At closing, the borrower deposited into escrow $750,000 for the immediate repairs to the roof, $235,958 for outstanding tenant improvements and leasing commissions, $70,279 for real estate taxes and $37,312 for insurance.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $70,279.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance monthly, which currently equates to $9,328.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,897 (approximately $0.25 per square foot annually).  The reserve is subject to a cap of $200,000 (approximately $0.47 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $35,586 (approximately $1.00 per square foot annually).  The reserve is subject to a cap of $1,000,000 (approximately $2.34 per square foot).  Beginning January 1, 2018 the TI/LC reserve cap decreases to $650,000 (approximately $1.52 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox.  The borrower and the manager are required to have all collected rents deposited into the lockbox account controlled by the lender.  The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During the continuance of a Cash Sweep Event, all rents will be swept daily to a segregated cash management account under the control of the lender.  While there is a Cash Sweep Event, all excess cash flow after payment of the mortgage service, required reserves and operating expenses will be held as additional collateral for the loan.  The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default or (ii) the DSCR of the mortgage loan as calculated in the loan agreement based on the trailing three-month period immediately preceding the date of such determination falls below 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Atlanta Decorative Arts Center

Release of Individual Property. The borrower is permitted to obtain a release of an undeveloped 1.5 acre site (the “Release Parcel”) from the lien of the related mortgage without any release price, subject to the satisfaction of various conditions, including: (i) no event of default exists; (ii) the remaining property shall (a) comply with all applicable legal requirements, zoning (including parking) and building laws, rules, ordinances and regulations, (b) constitute one or more separate tax lots, which does not include any portion of the Release Parcel, (c) be legally subdivided, and (d) have parking spaces in an amount equal to or in excess of, any minimum parking ratio or minimum number of parking spaces required by the property’s leases; (iii) the remaining property will not be in violation in any material respect with the terms of any of the property’s leases, any reciprocal easement agreement or any other permitted encumbrances for the property and shall have access and egress reasonably acceptable to the lender; and (iv) the borrower must deliver a REMIC opinion.

Maturity Default. The Atlanta Decorative Arts Center property was previously securitized in the GCCFC 2005-GG3 transaction. The previous loan entered maturity default in both November 2009 and February 2012.  Upon each occurrence of maturity default, the lender under the prior loan entered into a modification extending the maturity date. The previous loan in the original principal amount of $48,000,000 was reduced to an outstanding balance of $34,007,093 following two modifications and was paid off in connection with the refinancing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Florida Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Florida Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Florida Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	2,198
Loan Purpose:	Acquisition	Location:	Various
Borrower:	Tzadik Acquisitions, LLC	Year Built / Renovated:	Various / Various
Sponsor:	Adam M. Hendry	Occupancy:	94.1%
Interest Rate:	4.650524%	Occupancy Date:	8/25/2014
Note Date:	10/15/2014	Number of Tenants:	N/A
Maturity Date:	11/1/2024	2011 NOI(2):	N/A
Interest-only Period:	36 months	2012 NOI(2):	N/A
Original Term:	120 months	2013 NOI(2):	N/A
Original Amortization:	360 months	TTM NOI (as of Various)(3):	$6,591,848
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.8%
Call Protection(4)(5):	L(24),Def(93),O(3)	UW Revenues:	$16,092,120
Lockbox:	Soft	UW Expenses:	$8,756,904
Additional Debt:	Yes	UW NOI(3):	$7,335,216
Additional Debt Balance:	$22,300,000 / $12,000,000	UW NCF:	$6,524,423
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraised Value / Per Unit:	$86,670,000 / $39,431
		Appraisal Date:	August and September 2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$26,069
Taxes:	$570,864	$71,358	N/A	Maturity Date Loan / Unit:	$22,898
Insurance:	$0	$72,855	N/A	Cut-off Date LTV:	66.1%
Replacement Reserves:	$67,589	$183,167	N/A	Maturity Date LTV:	58.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.84x
Other:	$335,156	$0	N/A	UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$57,300,000	67.8%	Purchase Price	$81,363,000	96.2%
Mezzanine Loan	12,000,000	14.2	Closing Costs	2,221,308	2.6
Sponsor Equity	15,257,917	18.0	Upfront Reserves	973,609	1.2
Total Sources	$84,557,917	100.0%	Total Uses	$84,557,917	100.0%
(1)
Florida Multifamily Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $57.3 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $57.3 million Florida Multifamily Portfolio Whole Loan.

(2)	2011, 2012 and 2013 NOI figures are not available. The loan sponsor acquired the portfolio as part of this transaction and the seller did not provide historical financial statements.
(3)
The increase in UW NOI from TTM NOI is primarily due to several of the properties undergoing substantial renovations between September 2013 and December 2013, causing them to be offline for a portion of the trailing twelve month period. These properties have now been leased.

(4)
The borrower is permitted to prepay a portion of the loan in the amount of up to 15% of the original principal balance at any time (including during the lockout period) without the payment of any yield maintenance premium or any other premium. See “Releases of Individual Properties” below.

(5)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of December 1, 2014. Defeasance of the full $57.3 million Florida Multifamily Portfolio Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the pari passu note.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Florida Multifamily Portfolio

The Loan. The Florida Multifamily Portfolio loan is secured by a first mortgage lien on the fee interest in a portfolio of multifamily properties totaling 2,198 units across eight cities in the state of Florida. The whole loan has an outstanding principal balance as of the Cut-off Date of $57.3 million (the “Florida Multifamily Portfolio Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $35.0 million, is being contributed to the JPMBB 2014-C25 trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $22.3 million, is expected to be contributed to a future securitization trust. The trustee of the JPMBB 2014-C25 trust will be the controlling noteholder of the Florida Multifamily Portfolio Whole Loan, and the trustee of the JPMBB 2014-C25 trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Florida Multifamily Portfolio Whole Loan. The Florida Multifamily Portfolio Whole Loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Tzadik Acquisitions, LLC, a Delaware limited liability company and special purpose entity. Tzadik Acquisitions, LLC purchased the properties from Avesta Communities.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Adam M. Hendry, who is the founder, managing director and primary principal of Tzadik Management. Miami-based Tzadik Management was founded in 2007 and manages over $100 million of real estate assets.

The Property. The Florida Multifamily Portfolio consists of 13 Class B multifamily properties with a total of 2,198 units across eight cities in six counties in the state of Florida. The properties were built between 1961 and 1995 and range in size from 18 to 373 units. As of August 25, 2014, the portfolio was approximately 94.1% leased. The properties have recently benefited from a substantial capital expenditure program, including upgrades to many unit interiors and exterior renovations and enhancements. Approximately $15.8 million has been spent in the aggregate since 2011.

The properties are spread across central and north Florida, from as far west as Sarasota on the Gulf of Mexico to as far east as Jacksonville on the Atlantic Ocean, with the greatest concentration of units in Tampa, which has a total of 544 units. Within a one mile radius of each of the 13 properties, population and median household income range from 3,973 to 24,310 and from $20,847 to $55,049, respectively.

The properties’ seven different submarkets range in occupancy from 93.3% in the Westside submarket of Jacksonville to 98.2% in the Sarasota / Bradenton multifamily submarket. As of the second quarter of 2014, existing supply in the various submarkets ranged from 5,958 units in the San Marco / San Jose submarket of Jacksonville to 194,958 units in the Tampa Bay Metro submarket. Additionally, average monthly rent ranged from $0.75 per square foot ($714 per unit) in the Westside submarket of Jacksonville to $1.03 per square foot ($965 per unit) in Sarasota / Bradenton.

Portfolio Summary
Property	City / State	Year Built	Year Renovated	Units	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Lakeland Manor	Lakeland, FL	1972	2012	373	$5,620,000	16.1%	$13,800,000	$1,100,978
Kings Trail	Jacksonville, FL	1968	N/A	320	5,425,000	15.5	13,400,000	1,116,670
Rolling Hills	Orlando, FL	1995	N/A	240	4,850,000	13.9	12,000,000	797,894
Bella Mar I & II	Tampa, FL	1973, 1974	N/A	264	3,700,000	10.6	9,150,000	618,171
Jacksonville Heights	Jacksonville, FL	1969	2013	173	3,070,000	8.8	7,600,000	565,488
Del Rio	Tampa, FL	1982, 1983	N/A	160	2,460,000	7.0	6,100,000	355,551
North Washington	Sarasota, FL	1961	N/A	118	2,000,000	5.7	5,300,000	405,463
Lago Bello	Tampa, FL	1984	N/A	120	1,970,000	5.6	4,850,000	276,467
Mount Dora	Mount Dora, FL	1986, 1988	2012-2013	132	1,820,000	5.2	4,400,000	424,701
Tanglewood	Eustis, FL	1972, 1986	N/A	138	1,820,000	5.2	4,500,000	365,562
Brandywyne	Winter Haven, FL	1980	2011-2013	82	1,140,000	3.3	2,780,000	248,799
Landings	Winter Haven, FL	1984	2011-2013	60	900,000	2.6	2,220,000	207,853
Country Place	Winter Haven, FL	1984	N/A	18	225,000	0.6	570,000	40,826
Total				2,198	$35,000,000	100.0%	$86,670,000	$6,524,423

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Florida Multifamily Portfolio

Historical and Current Occupancy
2011(1)	2012(1)	2013(1)	Current(2)
N/A	N/A	N/A	94.1%
(1)	2011, 2012 and 2013 Occupancy figures are not available. The loan sponsor acquired the portfolio as part of this transaction and the seller did not provide historical operating statements.
(2)	Current Occupancy is as of August 25, 2014.

Lakeland Manor. Lakeland Manor is a 373-unit garden style multifamily property located in Lakeland, Florida, the largest city on Interstate 4 between Orlando and Tampa. Constructed in 1972 and renovated in 2012, the property consists of 37 two-story apartment buildings located on approximately 12.6 acres. As of August 25, 2014, the property was 94.4% leased. The property features a mix of studio, one, two, three and four-bedroom units with amenities that include a pool, gated access and laundry facilities. According to the appraisal, Lakeland Manor is located within the Lakeland submarket, which reported average occupancy of 95.8% as of the second quarter of 2014. The local trade area within a one-mile radius has a median household income of $22,889 and estimated population of 7,475 as of 2013. The appraisal identified five competitive properties ranging from 72 to 460 units with a reported weighted average vacancy of approximately 3.6%.

Kings Trail. Kings Trail is a 320-unit garden style multifamily property located in Jacksonville, Florida, the largest city in land area in the contiguous United States and the fourth largest metropolitan area in the state of Florida. Constructed in 1968, the property consists of 34 apartment buildings located on approximately 24.6 acres. As of August 25, 2014, the property was 94.7% leased. The property features a mix of one, two and three-bedroom units with amenities that include a clubhouse, pool, tennis court, sand volleyball court and laundry facilities. According to the appraisal, Kings Trail is located within the San Marco / San Jose submarket, which reported market occupancy of 95.2% as of the second quarter of 2014. Within the submarket there are a total of 5,958 existing units. The local trade area within a one-mile radius has a median household income of $34,379 and estimated population of 8,762 as of 2013. The appraisal identified five competitive properties ranging from 137 to 382 units with a reported weighted average vacancy of approximately 5.7%.

Rolling Hills. Rolling Hills is a 240-unit garden style multifamily property located in Orlando, Florida, seven miles west of downtown Orlando. Constructed in 1995, the property consists of 30 apartment buildings located on approximately 17.1 acres. As of August 25, 2014, the property was 91.3% leased. The property features a mix of two and three-bedroom units with amenities that include a clubhouse, playground, pool and laundry facilities. According to the appraisal, Rolling Hills is located within the Orlando Metro submarket, which reported market occupancy of 95.7% as of the second quarter of 2014. Within the submarket there are a total of 160,936 existing units. The local trade area within a one-mile radius has a median household income of $32,682 and estimated population of 19,467 as of 2013. The appraisal identified six competitive properties ranging from 88 to 330 units with a reported weighted average vacancy of approximately 4.8%.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(3)	Average Monthly Rental Rate PSF(3)
Studio	33	1.5%	29	87.9%	302	$450	$1.49
1 Bedroom	883	40.2	832	94.2%	673	$559	$0.83
2 Bedroom	1,015	46.2	957	94.3%	915	$655	$0.72
3 Bedroom	263	12.0	248	94.3%	1,193	$782	$0.66
4 Bedroom	3	0.1	3	100.0%	993	$781	$0.79
Administration Unit	1	0.0	0	0.0%	576	$0	$0.00
Total / Wtd. Avg.	2,198	100.0%	2,069	94.1%	842	$629	$0.75
(1)	Based on the underwritten rent roll.
(2)	Average based on number of units of each unit type.
(3)	Average based on number of occupied units of each unit type.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Florida Multifamily Portfolio

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$16,767,549	$15,615,600	$7,104	89.1%
Vacant Income	0	1,003,331	456	5.7
Gross Potential Rent	$16,767,549	$16,618,931	$7,561	94.9%
Other Rental Income	901,937	901,937	410	5.1
Net Rental Income	$17,669,486	$17,520,868	$7,971	100.0%
(Vacancy/Credit Loss)(4)	(2,924,125)	(1,428,748)	(650)	(8.2)
Other Income	0	0	0	0.0
Effective Gross Income	$14,745,361	$16,092,120	$7,321	91.8%

Total Expenses	$8,153,513	$8,756,904	$3,984	54.4%

Net Operating Income	$6,591,848	$7,335,216	$3,337	45.6%

Replacement Reserves	0	810,793	369	5.0
Net Cash Flow	$6,591,848	$6,524,423	$2,968	40.5%
(1)	TTM column represents the trailing twelve-month period ending July 2014 for 10 properties and trailing twelve-month period ending August 2014 for three properties.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are based on the August 2014 rent roll annualized.
(4)
The decrease in UW Vacancy/Credit Loss from TTM Vacancy/Credit Loss is primarily due to several of the properties undergoing substantial renovations between September 2013 and December 2013, causing them to be offline for a portion of the trailing twelve month period. These properties have now been leased.

Property Management. The properties are managed by Tzadik Properties, LLC, an affiliate of the borrower. Miami-based Tzadik Management manages over $100 million of real estate assets.

Escrows and Reserves. At origination, the borrower deposited into escrow $570,864 for real estate taxes, $335,156 for immediate repairs and $67,589 for replacements.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $71,358.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $72,855.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $183,167 (approximately $1,000 per unit annually) for replacement reserves. On April 1, 2016, the monthly escrow is reduced to $67,589 (approximately $369 per unit annually).

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrower and manager are required to have all collected funds deposited into a lockbox account. All funds in the lockbox account are swept within one business day of receipt to a cash management account under the control of the lender and disbursed in accordance with the loan documents. The lender will have a first priority security interest in the cash management account. To the extent that (i) an event of default exists, (ii) either the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing three months falls below 1.10x, all excess cash flow after payment of all debt service, required reserves and operating expenses will be deposited into the cash management account and held as additional collateral for the loan.

Additional Debt. The $12.0 million mezzanine loan is secured by the direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has an 11.00000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.34x and the UW NOI Debt Yield is 10.6%. The lenders have entered into an intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Florida Multifamily Portfolio

Releases of Individual Properties. The borrower is permitted to obtain the release of individual properties through a partial defeasance of the loan after the lockout period, subject to the satisfaction of certain conditions, including, but not limited to the following: (i) payment of the sum of (a) 115% of the allocated loan amount for such individual property being released if, at the time of and after giving effect to the release, the outstanding principal balance of the loan is equal to or greater than 90% of the original principal balance of the loan or (b) 120% of the allocated loan amount for such individual property being released if, at the time of and after giving effect to the release, the outstanding principal balance of the loan is less than 90% of the original principal balance of the loan, (ii) after giving effect to such release, the debt service coverage ratio as calculated under the loan documents for the remaining properties based on the immediately preceding twelve-month period is greater than or equal to the greater of (a) 1.30x, and (b) the debt service coverage ratio as calculated under the loan documents for all of the properties (including the individual property being released) immediately prior to the release, and (iii) after giving effect to such release, the loan-to-value ratio (including the mezzanine loan) as calculated under the loan documents of the remaining properties is not greater than 80%.

In addition to the foregoing, the borrower is permitted to obtain the release of an individual property in connection with a partial prepayment of the mortgage loan of up to the aggregate amount of 15% of the original principal balance of the loan without the payment of any yield maintenance premium or defeasance at any time after the origination date (including during the lockout period), provided that, among other conditions, (1) the lender is not required to release any individual property unless the amount prepaid equals or exceeds the allocated loan amount plus the applicable premium as described in (i) above, and (2) the mezzanine borrower prepays the mezzanine loan by the same percentage that the borrower prepaid the mortgage loan. The borrower is also permitted to make transfers of non-income producing portions of the property to governmental entities in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Wilton Commercial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Wilton Commercial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Wilton Commercial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$33,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$32,921,742	Property Type - Subtype:	Various - Various
% of Pool by IPB:	2.8%	Net Rentable Area (SF)(4):	2,031,439
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsors(3):	Various	Occupancy:	87.1%
Interest Rate:	4.78700%	Occupancy Date(5):	Various
Note Date:	8/29/2014	Number of Tenants:	437
Maturity Date:	9/6/2024	2011 NOI(6):	$14,958,035
Interest-only Period:	None	2012 NOI(6):	$14,533,615
Original Term:	120 months	2013 NOI(6):	$15,150,039
Original Amortization:	360 months	TTM NOI (as of 5/2014)(7):	$15,116,448
Amortization Type:	Balloon	UW Economic Occupancy(7):	86.4%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$21,713,215
Lockbox:	CMA	UW Expenses:	$5,381,302
Additional Debt:	Yes	UW NOI(7):	$16,331,913
Additional Debt Balance:	$119,715,427	UW NCF:	$14,875,946
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(4)(8):	$228,100,000 / $112
		Appraisal Date:	8/1/2014

Escrows and Reserves(9)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(4):	$75
Taxes:	$651,126	$130,225	N/A	Maturity Date Loan / SF(4):	$61
Insurance:	$147,556	$16,395	N/A	Cut-off Date LTV(8):	66.9%
Replacement Reserves:	$0	$31,790	N/A	Maturity Date LTV(8):	54.8%
TI/LC:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	1.55x
Other:	$1,489,623	Springing	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$153,000,000	100.0%	Payoff Existing Debt	$143,359,038	93.7%
			Return of Equity	4,816,140	3.1
			Upfront Reserves	3,288,305	2.1
			Closing Costs	1,536,517	1.0
Total Sources	$153,000,000	100.0%	Total Uses	$153,000,000	100.0%
(1)
The Wilton Commercial Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $153.0 million.  The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $152.6 million Wilton Whole Loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(4)	Net Rentable Area (SF), Appraisal Value / Per SF, Cut-off Date Loan / SF and Maturity Date Loan / SF exclude 94 multifamily units at the Southgate Manor property.
(5)	The Occupancy Dates range from May 31, 2014 through September 6, 2014.
(6)	Excludes the Atlee Business Center V and VI property since the property was newly constructed.
(7)
Primary factors for increases from TTM NOI to UW NOI include new leasing with occupancy increasing from 85.1% during the TTM period through May 2014 to an UW Economic Occupancy of 86.4%, rent steps that have occurred, but are not fully reflected in the TTM period and underwritten rent steps of $292,173 through March 1, 2015.

(8)
The total appraised value of $228,100,000 is based on a portfolio valuation. The sum of the appraised values of all of the individual Wilton Commercial Portfolio properties is $221,885,000 which equates to a Cut-off Date LTV of 68.8% and a Maturity Date LTV of 56.3%.

(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Wilton Commercial Portfolio

The Loan. The Wilton Commercial Portfolio loan is secured by a first mortgage lien on a mixed use portfolio of 51 properties (the “Properties”) comprising 2,031,439 square feet of commercial space and 94 multifamily units.  The Wilton Whole Loan, with an aggregate original principal balance of $153.0 million and an aggregate Cut-off Date principal balance of approximately $152.6 million (the “Wilton Whole Loan”), is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $119.7 million was contributed to the COMM 2014-LC17 trust.  Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $32.9 million and evidences the Wilton Commercial Portfolio loan, is being contributed to JPMBB 2014-C25 trust.  The holder of the Note A-1 (the “Wilton Controlling Noteholder”) is the trustee of the COMM 2014-LC17 trust and, prior to the occurrence and continuance of a COMM 2014-LC17 control termination event, the COMM 2014-LC17 controlling class representative will be entitled to exercise all of the rights of the Wilton Controlling Noteholder with respect to the Wilton Whole Loan; however, the holder of Note A-2 or its designee will be entitled, under certain circumstances, to be consulted with respect to certain major servicing decisions.  The Wilton Whole Loan has a ten-year term and amortizes on a 30-year schedule. The most recent prior financing of 45 of the 51 Properties was included in the MLCFC 2006-3 securitization.

The Borrowers. The borrowing entities for the loan are Wilton Commercial I, LLC, Wilton Commercial II, LLC and Wilton Commercial III, LLC.  Each entity is a single purpose entity and a Delaware limited liability company.

The Sponsors. The Wilton Whole Loan guarantors and loan sponsors are, and the Wilton Whole Loan is fully recourse to, The Wilton Companies, LLC and The Wilton Companies, Inc.  Additionally, with respect to certain customary non-recourse carveouts, the lender will have recourse to Richard S. Johnson and Rodney M. Poole, and with respect to the environmental indemnity, will have recourse to The Wilton Companies, LLC, The Wilton Companies, Inc., Richard S. Johnson and Rodney M. Poole.

The Properties. The Wilton Commercial Portfolio is comprised of 51 properties comprising seven anchored retail properties totaling 573,973 square feet (28.3% of the NRA), 20 unanchored, shadow anchored and single tenant retail properties totaling 503,677 square feet (24.8% of the NRA), 17 warehouse/flex properties totaling 812,101 square feet (40.0% of the NRA), six office properties totaling 141,688 square feet (7.0% of the NRA), and one multifamily property totaling 94 units.  The Wilton Commercial Portfolio properties are located in two different states with Virginia representing the largest percentage by allocated loan amount (98.9%) with regard to the Wilton Whole Loan.  The Wilton Commercial Portfolio properties were constructed between 1954 and 2014 and currently have a physical occupancy of 87.1%.  The largest tenant in the portfolio, Martin’s, leases 6.1% of the net rentable area at two properties with various expiration dates.  Martin’s is a chain of supermarkets operating in Maryland, West Virginia, Pennsylvania and Virginia operated by Giant and owned by Koninklijke Ahold N.V. (rated BBB/Baa3/BBB by Fitch, Moody’s and S&P), a Dutch international retailer with 222,000 employees and brands including Stop & Shop, Giant, Martin’s and Peapod across 3,107 stores throughout the world. Total annual revenue was €32.6 billion for the 2013 fiscal year. The second largest tenant in the portfolio, Food Lion, leases 5.4% of the net rentable area at three properties with various expiration dates.  Food Lion, with over 48,000 employees, is the largest subsidiary of Delhaize Group (NYSE: DEG) (rated Baa3/BBB- by Moody’s and S&P), a food retailer that was founded and currently headquartered in Belgium with 160,883 employees across 3,534 stores worldwide. Total annual revenue was €21.1 billion for the 2013 fiscal year. The company is principally engaged in the operation of supermarkets in Belgium, the United States (Southeast and Mid-Atlantic as well as Northeast and Sweetbay in Florida), Greece, Serbia, Bosnia and Herzegovina, Albania, Montenegro, Bulgaria, Romania and Indonesia. Food Lion is headquartered in Salisbury, North Carolina and operates 1,100 supermarkets in 11 mid-Atlantic and South Atlantic states such as Georgia, Kentucky, Tennessee, Virginia and West Virginia under the Food Lion banner.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Wilton Commercial Portfolio

Property	Location	Net Rentable Area (SF)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
John Rolfe Commons	Richmond, VA	159,600	$3,332,907	10.1%	$24,200,000	$1,671,257	11.2%
Tuckahoe Village Shopping Center	Richmond, VA	135,901	3,167,782	9.6	21,100,000	1,368,568	9.2
Hermitage Industrial Center	Richmond, VA	384,385	3,017,676	9.2	20,100,000	1,221,839	8.2
Westland Shopping Center	Richmond, VA	94,586	1,966,741	6.0	13,500,000	977,850	6.6
The Shoppes at Crossridge	Glen Allen, VA	93,762	1,816,592	5.5	12,500,000	802,635	5.4
Lauderdale Square	Richmond, VA	56,095	1,471,301	4.5	9,800,000	536,856	3.6
Wilton Park / Wilton Park West	Richmond, VA	67,230	1,366,188	4.1	9,100,000	753,401	5.1
Atlee Commerce Center II and III	Ashland, VA	90,544	1,231,080	3.7	8,200,000	603,256	4.1
Montpelier Shopping Center	Montpelier, VA	51,635	1,186,043	3.6	8,200,000	597,160	4.0
Walgreens at Ridgefield Commons	Richmond, VA	14,820	1,005,878	3.1	6,700,000	369,852	2.5
Hanover Commons Shopping Center	Mechanicsville, VA	73,738	990,858	3.0	6,800,000	543,925	3.7
Beverly Hills Shopping Center	Richmond, VA	45,014	900,808	2.7	6,000,000	420,175	2.8
Maybeury North Shopping Center	Richmond, VA	35,975	900,808	2.7	6,000,000	331,276	2.2
Stratford Hills Shopping Center	Richmond, VA	42,950	870,769	2.6	4,700,000	323,250	2.2
Wilton Square at Innsbrook	Glen Allen, VA	17,454	825,733	2.5	5,700,000	448,130	3.0
Gayton Business Center I - VIII	Richmond, VA	55,578	720,642	2.2	5,000,000	402,621	2.7
Humana Office Building	Glen Allen, VA	41,927	720,642	2.2	4,800,000	409,880	2.8
Canterbury Shopping Center	Richmond, VA	47,110	660,587	2.0	4,400,000	185,838	1.2
Maybeury South Shopping Center	Richmond, VA	24,030	600,531	1.8	4,000,000	293,538	2.0
Tuckahoe Village Merchant Square	Richmond, VA	25,240	450,404	1.4	3,000,000	208,271	1.4
The Park at Dickens Place	Richmond, VA	54,277	442,873	1.3	2,950,000	231,410	1.6
Canterbury Green Shopping Center	Richmond, VA	18,990	405,346	1.2	2,700,000	168,398	1.1
Verizon Center	Richmond, VA	15,336	397,858	1.2	2,650,000	223,024	1.5
Southgate Manor	Elizabeth City, NC	94	367,820	1.1	2,450,000	230,695	1.6
Crossridge Wells Fargo Bank	Glen Allen, VA	4,500	300,276	0.9	2,000,000	104,990	0.7
Crofton Green Merchants Square	Richmond, VA	18,460	292,745	0.9	1,950,000	130,997	0.9
Westland East Shopping Center	Richmond, VA	23,362	285,257	0.9	1,900,000	143,325	1.0
Quioccasin Shoppes	Richmond, VA	15,140	270,238	0.8	1,800,000	119,825	0.8
Wilton Square at Brandermill	Midlothian, VA	17,345	255,240	0.8	1,700,000	106,389	0.7
Nova of Virginia Aquatics	Richmond, VA	28,436	202,695	0.6	1,350,000	42,559	0.3
Quioccasin Square Shopping Center	Richmond, VA	5,310	195,164	0.6	1,300,000	52,799	0.4
2208-2218 Perl Road	Richmond, VA	29,040	195,164	0.6	1,300,000	94,971	0.6
Atlee Business Center V and VI	Ashland, VA	16,427	187,675	0.6	1,250,000	(8,358)	(0.1)
2400 Westwood Avenue	Richmond, VA	36,765	184,663	0.6	1,230,000	(23,648)	(0.2)
2121 Dabney Road	Richmond, VA	30,035	180,166	0.5	1,200,000	98,229	0.7
BHSC-Verizon Store	Richmond, VA	1,625	172,656	0.5	1,150,000	77,589	0.5
Brookside Convenience Center	Richmond, VA	6,286	150,127	0.5	1,000,000	85,952	0.6
Offices At Parham & Patterson	Richmond, VA	10,680	141,112	0.4	940,000	51,785	0.3
4411 Jacque Street	Richmond, VA	25,005	131,364	0.4	875,000	69,723	0.5
2040 Westmoreland Street	Richmond, VA	21,515	112,601	0.3	750,000	48,792	0.3
Canterbury Building	Richmond, VA	10,200	103,585	0.3	690,000	45,879	0.3
338 Oyster Point Road	Newport News, VA	4,950	99,088	0.3	660,000	49,633	0.3
5712-5716 Greendale Road	Richmond, VA	14,195	97,582	0.3	650,000	55,683	0.4
5004-5010 West Clay Street	Richmond, VA	17,190	97,582	0.3	650,000	49,068	0.3
Canterbury Green Office Building	Richmond, VA	7,245	94,591	0.3	630,000	32,388	0.2
4909-4911 West Clay Street	Richmond, VA	9,500	90,094	0.3	600,000	46,865	0.3
4100 West Clay Street	Richmond, VA	7,300	66,037	0.2	440,000	20,515	0.1
5612-5614 Greendale Road	Richmond, VA	8,925	64,552	0.2	430,000	36,948	0.2
The Wilton Professional Building	Richmond, VA	4,406	60,055	0.2	400,000	(10,664)	(0.1)
5001-5003 West Leigh Street	Richmond, VA	9,870	57,043	0.2	380,000	23,048	0.2
4905 West Clay Street	Richmond, VA	1,550	16,525	0.1	110,000	7,558	0.1
Total(2)		2,031,439	$32,921,742	100.0%	$228,100,000	$14,875,945	100.0%
(1)
The total appraised value of $228,100,000 is based on a portfolio valuation. The sum of the appraised values of all of the individual Wilton Commercial Portfolio properties is $221,885,000 which equates to a Cut-off Date LTV of 68.8% and a Maturity Date LTV of 56.3%.

(2)	Net Rentable Area (SF) excludes the 94 multifamily units at the Southgate Manor property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Wilton Commercial Portfolio

The Market. The two largest industries operating within the Richmond metropolitan area are health care (13.9%) and retail trade (11.6%) and are also the largest industries found within Virginia and the U.S. overall.  The finance/insurance/real estate industries also play a significant role in the local economy.  Within the immediate neighborhood surrounding the properties, retail trade, finance/insurance/real estate, and health care are the largest employment drivers.  The largest employers in the Richmond metropolitan area include: Capital One Financial Corp (11,309); Virginia Commonwealth University Health System (8,491); HCA, Inc. (7,051); Bon Secours Richmond Health System (6,646); and Walmart (5,351).  New additions to the Top 50 2014 Private Employers list include Union Bankshares, McKesson Medical-Surgical, Goodwill Industries of Central Virginia Inc. and Amazon.com.

Along with being the capital of Virginia, Richmond is also the home of the Fifth District Federal Reserve and Fourth Circuit US Court of Appeals.  The Richmond area is also home to six 2014 Fortune 500 Companies, including: Altria Group, Inc. (#159); Dominion Resources, Inc. (#210); CarMax (#259); Genworth Financial, Inc. (#279); Owens & Minor, Inc. (#297) and MeadWestvaco Corp. (#448).  According to a third party data provider, the population and average household income within the Metro Richmond area are 1,298,722 and $74,892, respectively, with population growth from 2014-2019 estimated to be 0.86%.  The 2014 median value of all owner-occupied housing units is $213,853 with 36.8% of households earning more than $75,000 in annual income.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
85.4%	84.0%	86.2%	87.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The Occupancy Dates range from May 31, 2014 through September 6, 2014.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Martin’s(3)	Various	Baa3 / BBB / BBB	123,231	6.1%	$9.15	Various
Food Lion(4)	Various	Baa3 / BBB-/ NA	110,036	5.4%	$9.85	Various
Gentek Restructuring, Inc.	Hermitage Industrial Center	NA / NA / NA	50,535	2.5%	$3.75	9/30/2020
L. Fishman & Son, Inc.	2121 Dabney Road	NA / NA / NA	30,035	1.5%	$3.90	5/31/2015
NOVA of Virginia Aquatics, Inc(5)	Nova of Virginia Aquatics	NA / NA / NA	28,436	1.4%	$1.46	12/31/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Martin’s at The Shoppes at Crossridge property is leased under a ground lease (51,396 square feet), has a lease expiration of November 10, 2022 and a rent of $2.92 per square foot. Martin’s at the John Rolfe Commons property (71,835 square feet), has a lease expiration of January 16, 2023 and a rent of $13.61 per square foot.

(4)
Food Lion at Montpelier Shopping Center property (33,764 square feet) has a lease expiration of December 12, 2026 and a rent of $11.50 per square foot. Food Lion at the Hanover Commons Shopping Center property (39,416 square feet) has a lease expiration of November 18, 2019 and a rent of $7.25 per square foot. Food Lion at the Tuckahoe Village Shopping Center property (36,856 square feet) has a lease expiration of December 31, 2025 and a rent of $11.37 per square foot.

(5)	NOVA of Virginia Aquatics, Inc is leased under a ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Wilton Commercial Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	261,841	12.9%	NAP	NAP	261,841	12.9%	NAP	NAP
2014 & MTM	83	212,685	10.5	$1,846,890	10.2	474,526	23.4%	$1,846,890	10.2%
2015	107	325,194	16.0	2,810,184	15.5	799,720	39.4%	$4,657,075	25.7%
2016	52	166,865	8.2	1,824,723	10.1	966,585	47.6%	$6,481,798	35.7%
2017	47	162,766	8.0	1,845,746	10.2	1,129,351	55.6%	$8,327,544	45.9%
2018	41	159,433	7.8	1,990,138	11.0	1,288,784	63.4%	$10,317,682	56.8%
2019	53	235,515	11.6	2,466,803	13.6	1,524,299	75.0%	$12,784,485	70.4%
2020	14	129,074	6.4	760,107	4.2	1,653,373	81.4%	$13,544,592	74.6%
2021	10	35,275	1.7	518,779	2.9	1,688,648	83.1%	$14,063,371	77.5%
2022	5	66,548	3.3	368,790	2.0	1,755,196	86.4%	$14,432,161	79.5%
2023	8	125,687	6.2	1,533,347	8.4	1,880,883	92.6%	$15,965,509	87.9%
2024	6	25,031	1.2	455,007	2.5	1,905,914	93.8%	$16,420,515	90.4%
2025 & Beyond	11	125,525	6.2	1,733,797	9.6	2,031,439	100.0%	$18,154,313	100.0%
Total	437	2,031,439	100.0%	$18,154,313	100.0%
(1)	Based on the underwritten rent roll.
(2)	Excludes the 94 multifamily units at the Southgate Manor property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot(2)	%(3)
Rents in Place	$17,022,353	$17,028,410	$17,539,894	$17,734,946	$18,774,869	$9.24	75.2%
Vacant Income	0	0	0	0	2,941,309	1.45	11.8
Gross Potential Rent	$17,022,353	$17,028,410	$17,539,894	$17,734,946	$21,716,178	$10.69	87.0%
Total Reimbursements	2,531,909	2,362,965	2,635,095	2,555,307	3,257,166	1.60	13.0
Net Rental Income	$19,554,263	$19,391,375	$20,174,988	$20,290,253	$24,973,344	$12.29	100.0%
(Vacancy/Credit Loss)	(133,152)	(136,248)	(109,740)	(57,372)	(3,385,953)	(1.67)	(13.6)
Other Income	139,781	132,239	105,670	125,825	125,825	0.06	0.5
Effective Gross Income	$19,560,891	$19,387,366	$20,170,919	$20,358,706	$21,713,215	$10.69	86.9%

Total Expenses	$4,602,857	$4,853,751	$5,020,880	$5,242,258	$5,381,302	$2.65	21.5%

Net Operating Income(4)	$14,958,035	$14,533,615	$15,150,039	$15,116,448	$16,331,913	$8.04	65.4%

Total TI/LC, Capex/RR	181,504	169,384	153,854	205,340	1,455,967	$0.72	6.7
Net Cash Flow	$14,776,531	$14,364,231	$14,996,184	$14,911,108	$14,875,946	$7.32	68.5%

(1)	The TTM column represents the trailing twelve months ending May 31, 2014.
(2)	Per square foot count excludes 94 multifamily units.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)
Primary factors for increases from TTM NOI to UW NOI include new leasing with occupancy increasing from 85.1% during the TTM period through May 2014 to an UW Economic Occupancy of 86.4%, rent steps that have occurred, but are not fully reflected in the TTM period and underwritten rent steps of $292,173 through March 1, 2015.

Property Management. The properties that are located in Virginia are managed by Wilton Realty, LLC., a borrower affiliate, and the one property that is located in North Carolina is managed by Landmark Property Services, Inc., an unaffiliated property manager.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $1,000,000 for TI/LC, $770,572 for required repairs, $651,126 for real estate taxes, $500,000 for reserves to lease up the Atlee Business Center V and VI property, $147,556 for insurance, $134,676 for the Humana TI reserve and $84,375 for an environmental reserve.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $130,225.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $16,395.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $31,790 (approximately $0.19 per square foot annually) for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Wilton Commercial Portfolio

TI/LC Reserves - In the event that reserves fall below $1,000,000, on a monthly basis, the borrowers will be required to escrow $83,659 (approximately $0.49 per square foot annually) for TI/LC reserves.  The reserve is subject to a cap of $1,000,000 (approximately $0.49 per square foot).

Grocery Reserve - In the event of a Grocery Sweep Event (as defined below) the lender will sweep the respective pre-determined amount of cash into a Grocery Reserve as follows:

Hanover Commons Shopping Center - $250,008 per annum, swept on a monthly basis - Food Lion
Tuckahoe Village Shopping Center - $485,004 per annum, swept on a monthly basis - Food Lion
John Rolfe Commons - $750,000 per annum, swept on a monthly basis - Martin’s
The Shoppes at Crossridge - $300,000 per annum, swept on a monthly basis - Martin’s
Montpelier Shopping Center - $280,008 per annum, swept on a monthly basis - Food Lion

The swept amounts may be used for retenanting costs associated with any such tenant. Upon retenanting of such space, any excess funds will be swept into the TI/LC reserve subject to a cap of $1,000,000 (approximately $0.49 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox.  Funds deposited into the clearing account are swept on a daily basis into the borrowers’ operating account, unless a Trigger Event (as defined below) has occurred, in which event such funds will be swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the Wilton Whole Loan documents.

A “Trigger Event” will commence after the occurrence of (i) an event of default, (ii) a Grocery Sweep Event (as defined below) or (iii) when the DSCR for the trailing 12-month period is less than 1.05x. A Trigger Event will be cured upon (x) with respect to clause (i), if the event of default has been cured, (y) with respect to clause (ii), upon a cure of the Grocery Sweep Event in accordance with the Wilton Whole Loan documents or (z) with respect to clause (iii), if the DSCR is at least 1.20x for two consecutive calendar quarters.

A “Grocery Sweep Event” will commence if any grocery tenant at the Hanover Commons property, the John Rolfe Commons property, the Montpelier Shopping Center property, the Shoppes at Crossridge property or the Tuckahoe Village Shopping Center property, either (a) becomes the subject of a bankruptcy action, (b) vacates or ceases to operate in a significant portion of its premises, or (c) delivers written notice of its intention to vacate its space or delivers a written non-renewal notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

9525 West Bryn Mawr Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

9525 West Bryn Mawr Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

9525 West Bryn Mawr Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

9525 West Bryn Mawr Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,260,000	Title:	Fee
Cut-off Date Principal Balance:	$29,260,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	246,841
Loan Purpose:	Acquisition	Location:	Rosemont, IL
Borrower:	Adventus US Realty #7 LP	Year Built / Renovated:	1989 / 2014
Sponsor:	Adventus Holdings LP	Occupancy:	92.8%
Interest Rate(1):	4.22000%	Occupancy Date:	10/15/2014
Note Date:	10/15/2014	Number of Tenants:	13
Anticipated Repayment Date(1):	11/1/2024	2011 NOI(2):	N/A
Interest-only Period:	24 months	2012 NOI(3):	$1,371,636
Original Term:	120 months	2013 NOI(3):	$246,204
Original Amortization:	360 months	TTM NOI (as of 7/2014)(4):	$577,465
Amortization Type:	ARD-IO-Balloon	UW Economic Occupancy:	87.5%
Call Protection:	L(24),Def(93),O(3)	UW Revenues:	$5,682,300
Lockbox:	CMA	UW Expenses:	$2,678,515
Additional Debt:	N/A	UW NOI(4):	$3,003,785
Additional Debt Balance:	N/A	UW NCF:	$2,636,661
Additional Debt Type:	N/A	Appraised Value / Per SF(5):	$41,800,000 / $169
		Appraisal Date:	8/14/2014

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$119
Taxes:	$256,241	$64,081	N/A	Maturity Date Loan / SF:	$100
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	70.0%
Replacement Reserves:	$5,760	$5,760	N/A	Maturity Date LTV(7):	59.3%
TI/LC:	$30,855	$30,855	$1,481,046	UW NCF DSCR:	1.53x
Other:	$399,963	$91,780	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,260,000	70.0%	Purchase Price	$40,964,000	98.0%
Sponsor Equity	12,554,513	30.0	Upfront Reserves	692,819	1.7
			Closing Costs	157,694	0.4
Total Sources:	$41,814,513	100.0%	Total Sources:	$41,814,513	100.0%
(1)
The loan is structured with an anticipated repayment date (“ARD”) of November 1, 2024. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 3.0% plus the 10-year swap rate as of the first business day after the ARD. In no event may the interest rate exceed 9.22000%. The final maturity date of the loan is December 1, 2025, except that if the largest tenant, Life Fitness, terminates its lease or gives notice of its intent to terminate prior to November 1, 2024, then the maturity date is deemed to be the same as the ARD.

(2)	The property underwent a major renovation in 2011; therefore, comparative financial statements for such year are not available.
(3)	The decrease from 2012 NOI to 2013 NOI is primarily due to an extensive renovation at the property from 2011 to 2014, which resulted in an increase in Occupancy from 52.4% to 92.8%.
(4)
The increase from TTM NOI to UW NOI is primarily due to (i) Life Fitness taking occupancy at the property in February 2014. Under the terms of the Life Fitness lease, Life Fitness is entitled to 11 months of free rent which will end in December 2014 and will then amount to $991,541 of underwritten rent, (ii) underwriting contractual rent increases through September 2015, which amount to $126,988 and (iii) newly executed leases totaling 19,431 square feet beginning in 2015, which amount to $273,298 of rent. The remaining increase is due to increased reimbursement income associated with the aforementioned new leasing activity.

(5)
Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV reflect the “Hypothetical Market Value As Is” of $41,800,000, which assumes that rent concessions, tenant improvement allowances, and leasing commissions for existing leases have been paid and that rent payments by tenants Oasis Legal Finance and Qualsite have commenced. At origination, the full amount of the rent concessions, tenant improvements and leasing commissions was collected as a reserve, and the borrower is required to reserve $91,780 in December 2014 and January and February 2015 for the Oasis Legal Finance and Qualsite abated rent periods. The “as-is” appraised value of $40,100,000 would result in a Cut-off Date LTV and Maturity Date LTV of 73.0% and 61.8%, respectively.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

9525 West Bryn Mawr Avenue

(7)	Maturity Date Loan / SF and Maturity Date LTV are as of the ARD.

The Loan. The 9525 West Bryn Mawr Avenue loan has an outstanding principal balance of approximately $29.3 million and is secured by a first mortgage lien on a 246,841 square foot office building located in Rosemont, Illinois. The loan is structured with an anticipated repayment date of November 1, 2024 and a final maturity date of December 1, 2025. Subsequent to a 24-month interest-only period, the loan will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the 9525 West Bryn Mawr Avenue loan is Adventus US Realty #7 LP, a Delaware limited partnership and special purpose entity.

The Sponsor. The loan sponsor is Adventus Holdings LP (“Adventus”), a full service private REIT founded and based in Vancouver, Canada. The firm was founded by a group of former PricewaterhouseCoopers executives, including Rod Johnston and Brad Newell. Adventus is focused on acquiring and managing a portfolio of core properties in the $10.0 to $50.0 million range, with a primary focus on suburban office properties in Chicago, Illinois. To date, Adventus has acquired five properties and has a commercial real estate portfolio valued at approximately $150.0 million consisting of approximately 1.5 million square feet. The loan sponsor acquired the property from a joint-venture between White Oak Realty and Angelo Gordon for approximately $41.0 million in October 2014.

The Property. 9525 West Bryn Mawr Avenue is a Class A office property located in Rosemont, Illinois. The nine-story building is comprised of 246,841 square feet of office space plus one basement level. The property has an surface parking lot and dedicated access to an adjacent structured-parking deck. The property was built in 1989 and renovated from 2011 to 2014. Since 2011, there has been approximately $13.7 million (approximately $56 per square foot) in capital expenditures and tenant improvements and leasing commissions to extensively renovate and reposition the property, bringing the overall occupancy from 52.4% in early 2011 to 92.8% as of August 2014.

As of October 15, 2014, the property was 92.8% occupied by 13 tenants. The three largest tenants at the property have all relocated their corporate headquarters to the property over the past few years. The largest tenant is Life Fitness, which occupies 28.6% of the property’s net rentable area of which 68,674 square feet is under a lease  through December 2025 and the remaining 2,007 square feet is on a lease through March 2015. Life Fitness is an American fitness equipment company that specializes in the production and distribution of exercise equipment such as stationary bikes and treadmills. Founded in 1977 as Lifecycle, the company developed the world’s first electronic stationary bicycle and now distributes its products through dealers in more than 120 countries. Since 1998, Life Fitness has been wholly owned by Brunswick Corporation (NYSE: “BC”), which is the world’s largest manufacturer of pleasure boats, marine engines, fitness equipment and bowling and billiards equipment. The second largest tenant is World Kitchen, which occupies 22.3% of the net rentable area through December 2023. World Kitchen is a kitchenware products maker and distributor. World Kitchen’s well-known brands include CorningWare, Pyrex, Chicago Cutlery, Baker’s Secret, Revere, OLFA, EKCO, and several others. World Kitchen moved its corporate headquarters, along with approximately 225 employees, to the property in 2013 and World Kitchen’s office space was recently named as one of “Chicago’s Coolest Offices” by Crain’s Chicago Business magazine. The third largest tenant is Fonterra (USA) Inc., which occupies 8.7% of the property’s net rentable area through May 2019. Fonterra is a multinational dairy co-operative owned by 10,600 New Zealand farmers and the company is responsible for approximately 30.0% of the world’s dairy exports.

9525 West Bryn Mawr Avenue is located in Rosemont, Illinois, a suburb that is approximately 15 miles away from downtown Chicago. The property is located approximately two miles from the Chicago O’Hare International Airport and is accessible from both Interstate 294 and Interstate 90. The property is located in the heart of Rosemont’s recently developed entertainment, dining and shopping district anchored by the adjacent MB Financial Park. The master-planned community was opened in 2012 and is home to 12 retail & entertainment venues offering upscale international cuisine, live music, comedy, state-of-the-art theatre, bowling and seasonal events. Rosemont hosts an average of 75,000 visitors a day. The property is located less than two blocks from the Donald E. Stephens Convention Center and the newly opened Fashions Outlets of Chicago, half a mile from the entertainment venue the Park at Rosemont and approximately two miles from the Rivers Casino. The Donald E. Stephens Convention Center is the tenth largest convention facility in the nation and the Fashion Outlets of Chicago, which opened in August 2013, is a 530,000 square foot shopping center that consists of over 130 stores.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

9525 West Bryn Mawr Avenue

9525 West Bryn Mawr Avenue is located in the town of Rosemont in Cook County in northeastern Illinois. The property is located in the O’Hare submarket of the Chicago metro area. O’Hare is the only major suburban office submarket to feature a Chicago Transit Authority train line with direct access to Chicago’s central business district. The Rosemont Blue Line stop, which is located less than half a mile from the property, provides direct service between Chicago O’Hare International Airport and downtown Chicago. The property also provides a shuttle for tenants with service in the mornings and evenings to the CTA Blue Line. The O’Hare submarket has an office inventory of approximately 13.7 million square feet of which 6.5 million square feet is Class A office space. The O’Hare Class A office space has an estimated vacancy rate of 24.6% and average asking rents of $28.10 per square foot as of the second quarter of 2014. However, within the O’Hare submarket, the appraiser identified a subset of 10 directly competitive properties built between 1984 and 2010 and ranging from 121,117 square feet to 380,360 square feet that have an average vacancy of 7.5% and average asking rents of $18.25 per square foot. Based on this peer group, the appraiser concluded a vacancy of 8.0% for 9525 West Bryn Mawr Avenue. 9525 West Bryn Mawr Avenue has a primary trade area consisting of a three-mile radius that contains an estimated 103,709 people with an estimated average household income of $40,814 for 2014.

Historical and Current Occupancy(1)
2011(2)	2012(2)	2013	Current(3)
52.4%	60.7%	92.4%	92.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	2011 and 2012 Occupancy is primarily a result of the property undergoing an extensive renovation.
(3)	Current Occupancy is as of October 15, 2014.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Life Fitness(3)(4)	Ba1 / BB+ / NA	70,681	28.6%	$14.03	12/31/2025
World Kitchen(5)	NA / NA / NA	54,994	22.3%	$14.75	12/31/2023
Fonterra (USA) Inc.(6)	NA / A / AA-	21,407	8.7%	$16.25	5/31/2019
American Airlines Inc.	B1 / B / B+	19,387	7.9%	$14.25	1/31/2016
Oasis Legal Finance(7)	NA / NA / NA	16,903	6.8%	$14.00	12/31/2022
Morton’s of Chicago	NA / NA / NA	10,819	4.4%	$37.95	5/31/2024
PRA Holding LLC	NA / NA / NA	10,801	4.4%	$14.50	9/30/2015
Society of Surgical Oncology(8)	NA / NA / NA	4,412	1.8%	$14.75	10/31/2022
Aruba Networks Inc.	NA / NA / NA	3,362	1.4%	$14.50	7/31/2018
NTN	NA / NA / NA	2,528	1.0%	$14.50	12/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Life Fitness has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that Life Fitness occupies. In total, Life Fitness has 68,674 square feet expiring in December 2025 and 2,007 square feet expiring in March 2015. At origination, $136,947 was escrowed for outstanding rent abatements associated with Life Fitness.

(4)	Life Fitness has the right to terminate its lease on or after December 31, 2021, with 12 months’ notice and a payment of a termination fee.
(5)	World Kitchen has the right to terminate its lease on or after December 31, 2021, with 12 months’ notice and a payment of a termination fee.
(6)	Fonterra (USA) Inc. has the right to terminate its lease on or after May 15, 2015, with 12 months’ notice and a payment of a termination fee.
(7)
Oasis Legal Finance has an executed lease but has not yet taken occupancy or begun paying rent. At origination, $243,964 was escrowed for outstanding rent abatements associated with Oasis Legal Finance.

(8)	At origination, $19,048 was escrowed for outstanding rent abatements associated with Society of Surgical Oncology.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

9525 West Bryn Mawr Avenue

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	24,709	10.0%	NAP	NAP	24,709	10.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	24,709	10.0%	$0	0.0%
2015	3	15,215	6.2	221,622	6.4	39,924	16.2%	$221,622	6.4%
2016	1	19,387	7.9	276,265	8.0	59,311	24.0%	$497,887	14.4%
2017	1	2,528	1.0	36,656	1.1	61,839	25.1%	$534,543	15.5%
2018	3	7,736	3.1	90,815	2.6	69,575	28.2%	$625,358	18.1%
2019	1	21,407	8.7	347,864	10.1	90,982	36.9%	$973,222	28.1%
2020	0	0	0.0	0	0.0	90,982	36.9%	$973,222	28.1%
2021	0	0	0.0	0	0.0	90,982	36.9%	$973,222	28.1%
2022	2	21,315	8.6	301,719	8.7	112,297	45.5%	$1,274,941	36.9%
2023	1	54,994	22.3	811,162	23.5	167,291	67.8%	$2,086,102	60.3%
2024	1	10,876	4.4	411,241	11.9	178,167	72.2%	$2,497,343	72.2%
2025 & Beyond	1	68,674	27.8	961,436	27.8	246,841	100.0%	$3,458,779	100.0%
Total	14	246,841	100.0%	$3,458,779	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012(1)	2013(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(2)	$1,922,490	$1,587,318	$1,830,962	$3,458,779	$14.01	53.3%
Vacant Income	0	0	0	266,872	1.08	4.1
Gross Potential Rent	$1,922,490	$1,587,318	$1,830,962	$3,725,651	$15.09	57.4%
Total Reimbursements	1,347,325	1,023,217	1,255,650	2,768,407	11.22	42.6
Net Rental Income	$3,269,815	$2,610,535	$3,086,612	$6,494,057	$26.31	100.0%
(Vacancy/Credit Loss)	0	0	0	(811,757)	(3.29)	(12.5)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$3,269,815	$2,610,535	$3,086,612	$5,682,300	$23.02	87.5%

Total Expenses	$1,898,179	$2,364,331	$2,509,147	$2,678,515	$10.85	47.1%

Net Operating Income	$1,371,636	$246,204	$577,465	$3,003,785	$12.17	52.9%

Total TI/LC, Capex/RR	0	0	0	367,125	1.49	6.5
Net Cash Flow	$1,371,636	$246,204	$577,465	$2,636,661	$10.68	46.4%
(1)	The decrease from 2012 NOI to 2013 NOI is primarily due to an extensive renovation at the property from 2011 to 2014, which resulted in occupancy increasing from 52.4% to 92.8%.
(2)
TTM column represents the trailing twelve month period ending on July 31, 2014. The increase from TTM NOI to UW NOI is primarily due to (i) Life Fitness taking occupancy at the property in February 2014. Under the terms of the Life Fitness lease, Life Fitness is entitled to 11 months of free rent which will end in December 2014 and will then amount to $991,541 of underwritten rent, (ii) underwriting contractual rent increases through September 2015 which amount to $126,988 and (iii) newly executed leases which amount to $273,298. The remaining increase is due to an increase reimbursement income associate with the aforementioned new leasing activity.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Cushman & Wakefield of Illinois, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $399,963 for a free rent reserve,  $256,241 for real estate taxes, $30,855 for tenant improvements and leasing commissions and $5,760 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $64,081.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

9525 West Bryn Mawr Avenue

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,760 (approximately $0.28 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $30,855 (approximately $1.50 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of approximately $1.5 million ($6.00 per square foot). The borrower is required to deposit all fees into the TI/LC reserve in connection with any tenant exercising any termination or partial termination or contraction rights. The cap on the TI/LC reserve does not apply to any termination or contraction fees.

Free Rent Reserves - On the payment dates occurring in December 2014, January 2015 and February 2015, the borrower is required to escrow $91,780 for the payment of free rent associated with Oasis Legal Finance and Qualsite.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. The borrower and property manager were required to deliver tenant direction letters to all tenants instructing them to deposit all revenues directly into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flows after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan.

A “Cash Sweep Event” means: (i) there is an event of default under the loan documents, (ii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action, (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period falls below 1.20x, (iv) a Tenant Trigger Event occurs or (v) an ARD Trigger event occurs.

A “Tenant Trigger Event” means World Kitchen and/or Life Fitness fails to renew or extend its lease 12 months prior to its lease expiration or terminates or gives notice of its intent to terminate its lease. Both tenants are headquartered at the property.

An “ARD Trigger Event” means the loan has not been repaid in full pursuant to the terms of the loan agreement on or before the payment date that is one month prior to the ARD of November 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

American Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,000,000	Title:	Fee
Cut-off Date Principal Balance:	$29,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	508,635
Loan Purpose:	Refinance	Location:	Southfield, MI
Borrower:	American Center LLC	Year Built / Renovated:	1974 / 2006
Sponsor(1):	REDICO Properties LLC	Occupancy:	74.5%
Interest Rate:	4.84000%	Occupancy Date:	10/1/2014
Note Date:	10/14/2014	Number of Tenants:	28
Maturity Date:	11/6/2024	2011 NOI:	$4,262,439
Interest-only Period:	24 months	2012 NOI:	$4,005,929
Original Term:	120 months	2013 NOI(2):	$4,287,776
Original Amortization:	360 months	TTM NOI (as of 8/2014)(2)(3):	$3,519,431
Amortization Type:	IO-Balloon	UW Economic Occupancy:	75.5%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$7,820,046
Lockbox:	CMA	UW Expenses:	$4,388,997
Additional Debt:	N/A	UW NOI(3):	$3,431,049
Additional Debt Balance:	N/A	UW NCF:	$2,810,822
Additional Debt Type:	N/A	Appraised Value / Per SF:	$41,500,000 / $82
		Appraisal Date:	6/5/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$57
Taxes:	$299,129	$74,782	N/A	Maturity Date Loan / SF:	$49
Insurance:	$25,671	$8,557	N/A	Cut-off Date LTV:	69.9%
Replacement Reserves:	$0	$11,233	N/A	Maturity Date LTV:	60.2%
TI/LC(4):	$1,000,000	$84,773	$4,000,000	UW NCF DSCR:	1.53x
Other(5):	$0	$42,386	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,000,000	100.0%	Payoff Existing Debt	$26,800,000	92.4%
			Upfront Reserves	1,324,800	4.6
			Return of Equity	474,185	1.6
			Closing Costs	401,015	1.4
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%
(1)	The sponsor is also the sponsor of the mortgage loan identified in Annex A-1 as CityPlace, which has a cut-off date balance of $108,850,000.
(2)	TTM NOI is lower than 2013 NOI primarily due to a tenant, which occupied 43,373 square feet and paid approximately $1.1 million in base rent, vacating at its lease expiration in November 2013.
(3)	UW NOI is lower than TTM NOI due to mark to market rent adjustments.
(4)
The borrower is required to make monthly deposits into the TI/LC reserve in the amount of $84,773 up to and including the payment date in November 2016, and $42,386 thereafter. The cap will be reduced to $3,000,000, from 4,000,000, upon: (i) the property’s five largest tenants renewing their respective leases (or a new lease is executed by a satisfactory replacement tenant) or (ii) on June 30, 2018, the property is at least 75.0% physically occupied and DSCR (based on the trailing twelve months) is at least 1.40x.

(5)
The Monthly Other Escrows and Reserves include monthly deposits of $42,386 into a TI/LC reserve related to tenant improvements for Sun Communities Operating LP up to and including the payment date in May 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

American Center

The Loan. The American Center loan has an outstanding balance of $29.0 million and is secured by a first mortgage lien on the 25-story, 508,635 square foot, Class A high-rise suburban office building located in Southfield, Michigan. The loan has a 10-year term and, subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The loan sponsor and nonrecourse guarantor is REDICO Properties LLC. Real Estate and Development Investment Company (“REDICO”) is a diversified real estate development, design, construction property management and leasing company founded over 50 years ago. REDICO has previously owned and operated a portfolio of more than 16.0 million square feet with an aggregate value exceeding $2.0 billion. REDICO’s current real estate portfolio encompasses more than 5.5 million square feet across multiple property types.

The Property. American Center is a 25-story high-rise suburban office with 508,635 square feet of Class A office space located in the Southfield, Michigan. The property was constructed in 1974. The loan sponsor invested approximately $5.2 million to extensively renovate the property since 2001. Renovations included a new office tower lobby build-out, new HVAC boilers and chillers, new elevator cab finishes, new roofs for the office tower and first-floor retail space, all new ropes, cables and controls for select office tower elevators, two new ground-floor escalators and parking lot improvement. As of October 1, 2014, the property is currently 74.5% occupied.

The largest tenant, Sun Communities Operating LP, is a publicly traded real estate investment trust headquartered at the property. The company owns and operates 184 manufactured housing and recreational vehicle communities in 27 states, with a current portfolio of 69,580 developed sites. Sun Communities Operating LP’s lease commenced in November 2011 and, following the execution of the tenant’s fourth lease modification, leases 14.1% of the net rentable area through October 2026. The second largest tenant, Jaffe, Raitt, Heuer & Weiss, P.C., founded in 1968 and headquartered at the property, is a full-service law firm. Jaffe, Raitt, Heuer & Weiss, P.C. has more than 100 attorneys in its Southfield, Detroit, Ann Arbor and Naples offices. Jaffe, Raitt, Heuer & Weiss, P.C.’s lease commenced in October 2004 and it occupies 13.4% of the net rentable area through April 2017. Charter One / RBS Citizens, N.A., the third largest tenant, is a subsidiary of Citizens Financial Group, Inc., an American bank headquartered in Providence, Rhode Island and a wholly owned subsidiary of The Royal Bank of Scotland Group. Charter One / RBS Citizens, N.A. specializes in middle market banking, commercial banking, private wealth management and commercial real estate finance. Charter One / RBS Citizens, N.A.’s lease commenced in July 2011 and it occupies 7.8% of net rentable area through June 2018.

The Market. American Center is located in the South Southfield office submarket which, according to the appraisal, has an overall vacancy rate of 18.7% as of the second quarter of 2014 for Class A office properties. The South Southfield submarket contains approximately 2,030,000 square feet of Class A office space as of the second quarter of 2014. 2014 population within a three- and five- mile radius of the property is 59,740 and 207,895, respectively. 2014 median household income within a three- and five- mile radius of the property is $55,715 and $59,746, respectively. The market research report concluded market rent in the submarket of $20.41 per square foot. The in-place rent at the property is $18.61 per square foot, which is below the market research report’s conclusions.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Sun Communities Operating LP(3)	NA / NA / NA	71,513	14.1%	$14.47	10/31/2026
Jaffe, Raitt, Heuer & Weiss, P.C.(4)	NA / NA / NA	67,954	13.4%	$21.39	4/30/2017
Charter One / RBS Citizens, N.A.	NA / BBB+ / NA	39,459	7.8%	$23.42	6/30/2018
Grant Thornton, LLP	NA / NA / NA	38,780	7.6%	$19.72	11/30/2017
URS Corporation	Baa3 / BBB- / NA	34,443	6.8%	$20.00	9/30/2015
Priority Health Managed Benefits, Inc.(5)	NA / NA / NA	21,674	4.3%	$16.53	Various
Bartech Group, Inc.	NA / NA / NA	20,087	3.9%	$18.95	12/31/2017
WXON, Inc.	NA / NA / NA	8,851	1.7%	$18.62	6/30/2017
The Martec Group(6)	NA / NA / NA	7,136	1.4%	$20.00	6/30/2017
Open Market, Inc.	NA / NA / NA	6,841	1.3%	$11.28	3/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Sun Communities Operating LP executed a lease amendment in June 2014 for a 12 year extension in which the tenant will expand into 20,087 square feet of space and give back 10,482 square feet of temporary space, resulting in a net expansion of 9,605 square feet. Sun Communities Operating LP has the right to downsize its leased space on the 3rd floor consisting of 20,087 square feet with 90 days’ notice and payment of a termination fee.

(4)
Jaffe, Raitt, Heuer & Weiss, P.C. has the right to downsize its leased space on the 23rd floor consisting of 20,204 square feet with nine months’ notice and payment of a termination fee equal to unamortized tenant improvements related to the relinquished space.

(5)
Priority Health Managed Benefits, Inc. leases 1,776 square feet of ground floor space ($16.85 UW Base Rent PSF) expiring on December 31, 2015 and 19,898 square feet ($16.50 UW Base Rent PSF) expiring on January 31, 2025. Priority Health Managed Benefits, Inc. is expected to commence paying rent on its 19,898 leased space commencing in January 2015.

(6)	The Martec Group has a one-time right to terminate its lease effective June 30, 2015 with six months’ notice and payment of a $102,994 early termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

American Center

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$7,726,086	$7,452,113	$7,687,742	$6,977,888	$6,824,966	$13.42	66.7%
Vacant Income	0	0	0	0	2,406,785	4.73	23.5
Gross Potential Rent	$7,726,086	$7,452,113	$7,687,742	$6,977,888	$9,231,751	$18.15	90.3%
Total Reimbursements	528,433	682,496	564,303	575,422	574,356	1.13	5.6
Other Income	356,573	378,769	458,102	420,724	420,724	0.83	4.1
Net Rental Income	$8,611,092	$8,513,378	$8,710,147	$7,974,034	$10,226,831	$20.11	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,406,785)	(4.73)	(23.5)
Effective Gross Income	$8,611,092	$8,513,378	$8,710,147	$7,974,034	$7,820,046	$15.37	76.5%

Total Expenses	$4,348,653	$4,507,449	$4,422,371	$4,454,603	$4,388,997	$8.63	56.1%

Net Operating Income	$4,262,439	$4,005,929	$4,287,776	$3,519,431	$3,431,049	$6.75	43.9%

Total TI/LC, Capex/RR	0	0	0	0	620,228	1.22	7.9

Net Cash Flow	$4,262,439	$4,005,929	$4,287,776	$3,519,431	$2,810,822	$5.53	35.9%

Occupancy(5)	73.6%	77.8%	71.4%	74.5%	75.5%
(1)	TTM column represents the trailing twelve-month period ending August 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
TTM Rents in Place is lower than 2013 Rents in Place primarily due to a tenant, which occupied 43,373 square feet and paid approximately $1.1 million in base rent, vacating at its lease expiration in November 2013.

(4)	UW Rents in Place is lower than TTM Rents in Place due to mark to market rent adjustments.
(5)	TTM Occupancy is as of October 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

350 East 52nd Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,375,000	Title:	Leasehold
Cut-off Date Principal Balance:	$27,375,000	Property Type - Subtype:	Multifamily - High Rise
% of Pool by IPB:	2.3%	Net Rentable Area (Units):	137
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Eastgate Whitehouse LLC	Year Built / Renovated:	1962 / N/A
Sponsor:	William W. Koeppel	Occupancy:	97.8%
Interest Rate:	4.28000%	Occupancy Date:	6/1/2014
Note Date:	9/9/2014	Number of Tenants:	N/A
Maturity Date:	9/6/2024	2011 NOI:	$1,994,635
Interest-only Period:	120 months	2012 NOI:	$2,123,147
Original Term:	120 months	2013 NOI:	$2,359,206
Original Amortization:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$4,947,721
Call Protection:	L(26),Def(90),O(4)	UW Expenses:	$2,623,366
Lockbox:	CMA	UW NOI:	$2,324,355
Additional Debt:	N/A	UW NCF:	$2,280,515
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$57,400,000 / $418,978
Additional Debt Type:	N/A	Appraisal Date:	7/1/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$199,818
Taxes:	$355,299	$118,433	N/A	Maturity Date Loan / Unit:	$199,818
Insurance:	$16,876	$8,438	N/A	Cut-off Date LTV:	47.7%
Replacement Reserves:	$0	$3,722	N/A	Maturity Date LTV:	47.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.92x
Other(1):	$997,500	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,375,000	100.0%	Payoff Existing Debt (2)	$20,407,873	74.5%
			Return of Equity	3,815,115	13.9
			Closing Costs	1,782,337	6.5
			Upfront Reserves	1,369,675	5.0
Total Sources	$27,375,000	100.0%	Total Uses	$27,375,000	100.0%
(1)	The Initial Other Escrows and Reserves include $500,000 for a J-51 tax abatement reserve, $375,000 for a ground rent reserve and $122,500 for deferred maintenance.
(2)	“Payoff Existing Debt” consists of a payoff of a first mortgage note of approximately $2.7 million, subordinate debt of $2.6 million and an unsecured note of $15.0 million.

The Loan. The 350 East 52nd Street loan has an outstanding principal balance of approximately $27.4 million and is secured by a first mortgage lien on the leasehold interest in a 15-story 137-unit apartment building with four ground floor commercial spaces and an 80-space parking garage located in New York, New York. The loan has a 10-year term and is interest-only for the term of the loan. The loan sponsor and nonrecourse guarantor is William W. Koeppel. William W. Koeppel is president of Whitehouse Estates, Inc., a company that owns and manages real estate in New York City and the surrounding suburban areas.  Additionally, Mr. Koeppel owns a 43-unit apartment building in Bay Ridge, Brooklyn. He has acquired and overseen the renovation and conversion of over 2,000 units into luxury apartments in New York City.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

350 East 52nd Street

The Property. 350 East 52nd Street is a 15-story 137-unit apartment building with four ground floor commercial spaces and an 80-space parking garage located in the Midtown East neighborhood of New York, New York. The property is located on the southwest corner of 52nd Street and First Avenue in the Midtown East section of New York, New York. It has access to public transportation with the 6 subway line located four blocks southwest at 51st Street and Lexington Avenue and the E and M subway lines located three blocks northwest at 53rd Street and Third Avenue. 350 East 52nd Street is also located near Grand Central Station, the United Nations building and the Franklin D. Roosevelt East River Drive. As of June 1, 2014, the property was 97.8% occupied. Between 2011 and 2013, occupancy at the property has not fallen below 97.8% and has averaged approximately 98.3% over the same period. The ground lease at the property has a current expiration date of June 2031 (seven years past the loan’s maturity date) with one extension option remaining that would extend the ground lease through June 2055. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” and representation No. 36 on Annex D-1 to the Free Writing Prospectus and the exceptions to that representation on Annex D-2 to the Free Writing Prospectus in the Free Writing Prospectus.

The Market.  According to the appraisal, as of the first quarter of 2014, the overall Manhattan multifamily market had a vacancy rate of 1.5% and the Midtown East multifamily market had a vacancy rate of 1.7%. Additionally, according to the appraisal, the property’s 10022 zip code contains 34,089 people as of 2013, with an average household income of $166,838 versus the New York City average household income of $78,052. Relative to the first quarter of 2013, average rent has increased by 2.0%, 2.8%, 4.4% and 4.6% for studio, one-bedroom, two-bedroom and three-bedroom apartments, respectively.  Average monthly rents, as of first quarter 2014, for the Midtown East multifamily market range from $2,120 to $4,930 per unit.

The appraisal has identified five comparable rentals proximate to the 350 East 52nd Street property. Comparable per unit rents averaged $2,500 for studios, $3,000 for one-bedroom units and $4,700 for two-bedroom units.  Based on 350 East 52nd Street’s in-place per unit rents of $1,945 for studios, $2,925 for one-bedroom units and $3,869 for two-bedroom units, the property’s rents are below market, as all the units at the property are rent stabilized.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Square Feet)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF	Monthly Market Rental Rate(2)	Monthly Market Rental Rate PSF(2)
Studio	81	59.2%	79	97.5%	461	$1,945	$4.22	$2,861	$6.20
1 Bedroom	41	29.9	41	100.0%	838	$2,925	$3.49	$3,702	$4.42
2 Bedroom	15	10.9	14	93.3%	1,147	$3,869	$3.37	$5,621	$4.90
Total / Wtd. Avg.	137	100.0%	134	97.8%	649	$2,446	$3.77	$3,415	$5.26
(1)	Based on the underwritten rent roll.
(2)	Based on the appraisal.

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	Base Rent PSF	Lease Expiration Date
Hag Wines & Liquors Inc.	NA / NA / NA	1,300	$88.81	2/28/2018
Domino’s Pizza	NA / NA / NA	1,200	$130.00	3/31/2024
Ashiya Sushi	NA / NA / NA	1,200	$79.57	2/28/2021
Mira’s Nails and Spa, Inc.	NA / NA / NA	1,000	$89.36	6/30/2018
Support Parking Corp.(2)(3)	NA / NA / NA	80	$5,625	6/30/2016
(1)	Based on the appraisal.
(2)	Net Rentable Area (SF) for Support Parking Corp. reflects the amount of parking spaces available.
(3)	Base Rent PSF reflects rent per parking space for Support Parking Corp. Base rent per parking space is based on a total of 80 spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

350 East 52nd Street

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Unit	%(1)
Rents in Place (Residential)	$3,469,243	$3,649,458	$3,716,852	$4,035,988	$29,460	79.1%
Rents in Place (Commercial)	1,063,502	982,288	987,727	987,727	7,210	19.4
Gross Potential Rent	$4,532,745	$4,631,746	$4,704,579	$5,023,715	$36,669	98.5%
Other Income	49,481	36,158	77,028	77,028	562	1.5
Net Rental Income	$4,582,226	$4,667,904	$4,781,607	$5,100,743	$37,232	100.0%
(Vacancy/Credit Loss)	0	0	0	(153,022)	(1,117)	(3.0)
Effective Gross Income	$4,582,226	$4,667,904	$4,781,607	$4,947,721	$36,115	97.0%

Total Expenses	$2,587,591	$2,544,757	$2,422,401	$2,623,366	$19,149	53.0%

Net Operating Income	$1,994,635	$2,123,147	$2,359,206	$2,324,355	$16,966	47.0%

Total TI/LC, Capex/RR	0	0	0	43,840	320	0.9

Net Cash Flow	$1,994,635	$2,123,147	$2,359,206	$2,280,515	$16,646	46.1%

Occupancy(2)	97.8%	99.3%	97.8%	97.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Historical Occupancies are as of December 31 of each respective year and are for the residential portion of the property. The commercial portion of the property was 100.0% occupied for the same periods. As of June 1, 2014 the residential portion of the property was 97.8% occupied and the commercial portion of the property was 100.0% occupied.

J-51 Tax Abatement. The loan sponsor reported that a group of tenants at the property filed a class action lawsuit in 2011 claiming that the loan sponsor charged rents in excess of legal limits on rent-stabilized units during a period in which the loan sponsor was receiving tax benefits under a J-51 tax abatement program. The property no longer benefits from the J-51 tax abatement program. A third-party expert in the field of rent regulation estimated that, in the aggregate, tenants may have been over-charged approximately $50,000. The borrower escrowed $500,000 at origination to cover any potential damages resulting from such lawsuit.  The loan is recourse to the guarantor for any J-51 tax abatement program related claim but only to the extent such loss exceeds any unused amounts in the J-51 tax abatement reserve. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Southport Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type - Subtype:	Mixed Use - Office/Industrial
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	192,080
Loan Purpose:	Refinance	Location:	Staten Island, NY
Borrower:	Southport, LLC	Year Built / Renovated:	2001 / N/A
Sponsor:	George Kaye	Occupancy:	96.8%
Interest Rate:	3.93100%	Occupancy Date:	9/9/2014
Note Date:	9/5/2014	Number of Tenants:	8
Maturity Date:	9/6/2024	2011 NOI:	$3,363,532
Interest-only Period:	120 months	2012 NOI:	$3,481,891
Original Term:	120 months	2013 NOI:	$3,561,311
Original Amortization:	None	TTM NOI (as of 7/2014)(1):	$3,421,871
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$5,601,636
Lockbox:	Springing	UW Expenses:	$1,887,835
Additional Debt:	N/A	UW NOI(1):	$3,713,801
Additional Debt Balance:	N/A	UW NCF:	$3,424,424
Additional Debt Type:	N/A	Appraised Value / Per SF:	$54,000,000 / $281
		Appraisal Date:	8/21/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$98,812	$32,937	N/A	Maturity Date Loan / SF:	$130
Insurance:	$5,307	$5,307	N/A	Cut-off Date LTV:	46.3%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	46.3%
TI/LC(2):	$0	Springing	$1,750,000	UW NCF DSCR:	3.44x
Other(3):	$600,000	$0	N/A	UW NOI Debt Yield:	14.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	100.0%	Payoff Existing Debt	$14,741,138	59.0%
			Return of Equity	8,789,777	35.2
			Closing Costs	764,967	3.1
			Upfront Reserves	704,119	2.8
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	UW NOI is higher than TTM primarily due to $156,021 of contractual rent bumps.
(2)
Commencing on the earliest to occur of (i) January 31, 2018 (nine months prior to the Xerox tenant’s current expiration date), (ii) January 31, 2020, if the Xerox tenant exercises its first option to extend the expiration date of the lease to October 31, 2020 or (iii) January 31, 2022, if the Xerox tenant exercises its second option to extend the expiration date of the lease to October 31, 2022, the borrower is required to escrow $200,000, on a monthly basis, for TI/LC reserves.  The reserve is subject to a cap of $1,750,000 (approximately $9.11 per square foot).

(3)
The Initial Other Escrows and Reserves represents a $600,000 settlement reserve relating to on-going litigation with the New York City Industrial Developmental Agency.  If the settlement reserve is insufficient to cover final settlement costs, a cash flow sweep will commence until the amount required to cover the final settlement costs is satisfied.  Based on preliminary discussions and as reported by the borrower, the settlement costs are anticipated to be less than the reserved amount.  See “Description of the Mortgage Pool- Litigation Considerations; Bankruptcy Issues and Other Proceedings,” in the Free Writing Prospectus.

The Loan. The Southport Plaza loan has an outstanding principal balance of $25.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a four-story, 192,080 square foot, Class B+ office and industrial flex building located in Staten Island, New York. The loan has a 10-year term and is interest-only for the term of the loan. The loan sponsor and nonrecourse guarantor is George Kaye, whose family developed the property in 2001 for $21.75 million and also owns the largest tenant at the property, Supreme Chocolatier. The Supreme Chocolatier lease has been guaranteed by the sponsor. The previously existing debt was securitized in the JPMCC 2004-CBX transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Southport Plaza

The Property. Southport Plaza is a four-story, 192,080 square foot, Class B+ office and industrial flex building located in Staten Island, New York and was constructed by the sponsor in 2001. The office component is comprised of 127,522 square feet, accounting for approximately 66.4% of the net rentable area and the industrial flex component is comprised of 64,558 square feet, accounting for approximately 33.6% of the net rentable area. As of September 9, 2014, the property was 96.8% occupied by eight tenants. Since 2010, the occupancy has not fallen below 91.0% and the average occupancy over that period was 95.6%.

The largest tenant, Supreme Chocolatier (“Supreme”) is headquartered at the property and has been in the business of producing premium chocolate boxes since 1911.  The chocolates are manufactured under the following brand names: Blum’s of San Francisco, House of Bauer and Superior Confections.  After the sponsor developed Southport Plaza in 2001, Supreme was relocated to the property.  Additionally, the tenant is also owned by the sponsor’s family and the sponsor has guaranteed Supreme’s lease.  A majority of the space is used as office/industrial flex for the production and distribution of the chocolates.  As a result of the candy’s popularity, George Kaye was inducted into the “Candy Hall of Fame” in 2009, in addition to receiving other accolades such as the 50 Year Membership Award from the Philadelphia Candy Association and Export Achievement recognition from the U.S. Department of Commerce.  Supreme’s lease expires in 2026, two years after the loan matures.

The second largest tenant, Affiliated Computer Services (“ACS”), was acquired by Xerox in February 2010 and has been at the property since 2008. ACS administers the electronic tolling service, E-Z Pass, within the United States and has contracts for other services with the MTA, NYS Thruway Authority, the Port Authority and the NYS Bridge Authority. E-Z Pass utilizes the entire space at the office as a call center, a distribution facility and a small storefront customer service space.  ACS has two two-year renewal options with six months notice required prior to its expiration date. ACS’s parent company, Xerox, is a multinational corporation in the business of producing and selling printers, multifunction systems, photocopiers, digital production printing presses and related consulting services and supplies.  Xerox is headquartered in Norwalk, Connecticut, and employs over 140,000 people.  In fiscal year 2013, Xerox had revenue of approximately $21.4 billion.

The third largest tenant, First Data, is a global payment processing company, providing electronic commerce and payment solutions.   First Data also provides services such as merchant transaction processing, fraud protection and authentication solutions, credit reporting agency services, electronic check acceptance services, as well as Internet commerce and mobile payment solutions.  First Data has been located at the property since 2002 and has extended its lease three times.

The Market. Southport Plaza is located within the Staten Island submarket of the New York City outer boroughs market. Southport Plaza is located off of the West Shore Expressway, in close proximity to Interstate 278, providing the property with high visibility.  According to the appraisal, as of the second quarter of 2014, the vacancy rate in the submarket was approximately 7.9% and average rents per square foot were $24.11.  Furthermore, the Class B office vacancy rate for that same period was 5.3%, dropping from 6.0% at the end of the third quarter of 2013, with rental rates for Class B at $28.85 per square foot.  The property’s competitive set has a vacancy rate of 5.1% and average lease rate of $26.52 per square foot.  The industrial vacancy rate as of the end of the second quarter of 2014 is 5.2%, with rental rates of $16.10.  The flex sector quoted a rental rate as of the end of the second quarter of $29.09 per square foot.  According to the appraiser, there are few buildings in construction and year to date net absorption is positive.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Supreme Chocolatier	NA / NA / NA	64,558	33.6%	$15.00	12/31/2026
Xerox(3)(4)	Baa2 / BBB / BBB	59,000	30.7%	$25.00	10/31/2018
First Data	Caa1 / B / CCC+	34,261	17.8%	$23.50	5/31/2019
VNS	NA / NA / NA	16,630	8.7%	$24.00	6/30/2022
GSA VA(5)	Aaa / AA+ / AAA	7,618	4.0%	$32.16	MTM
Edward Jones(6)	NA / NA / NA	2,010	1.0%	$22.50	12/31/2014
PRWT	NA / NA / NA	1,043	0.5%	$22.50	3/31/2019
Dawning	NA / NA / NA	756	0.4%	$20.00	MTM
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Xerox occupies two different spaces, located on the first and fourth floor, comprising 24,739 square feet and 34,261 square feet, respectively.
(4)	Xerox may terminate its lease upon giving landlord six months prior written notice of termination if tenant’s contract to fulfill operational requirements for E-Z Pass was canceled or expired.
(5)	GSA VA is currently leasing on a month-to-month basis and is in negotiations for a one-year renewal. GSA VA has been in occupancy at the property since 2003.
(6)	Edward Jones is currently in negotiations to extend its lease beyond the expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Southport Plaza

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,355,311	$3,395,060	$3,500,472	$3,608,262	$3,976,431	$20.70	67.4%
Vacant Income	0	0	0	0	148,462	0.77	2.5
Gross Potential Rent	$3,355,311	$3,395,060	$3,500,472	$3,608,262	$4,124,893	$21.47	70.0%
Total Reimbursements	1,582,952	1,574,116	1,655,052	1,726,148	1,766,224	9.20	30.0
Other Income	6,123	1,279	5,342	33,494	5,342	0.03	0.1
Net Rental Income	$4,944,386	$4,970,454	$5,160,866	$5,367,904	$5,896,459	$30.70	100.0%
(Vacancy/Credit Loss)	0	0		0	(294,823)	(1.53)	(5.0)
Effective Gross Income	$4,944,386	$4,970,454	$5,160,866	$5,367,904	$5,601,636	$29.16	95.0%

Total Expenses	$1,580,854	$1,488,564	$1,599,555	$1,946,033	$1,887,835	$9.83	33.7%

Net Operating Income	$3,363,532	$3,481,891	$3,561,311	$3,421,871	$3,713,801	$19.33	66.3%

Total TI/LC, Capex/RR	0	0	0	0	289,376	1.51	5.2

Net Cash Flow	$3,363,532	$3,481,891	$3,561,311	$3,421,871	$3,424,424	$17.83	61.1%

Occupancy(4)	91.0%	97.0%	97.0%	96.8%	95.0%
(1)	TTM column represents the trailing twelve month period ending July 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is higher than TTM primarily due to $156,021 of contractual rent bumps.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of September 9, 2014.

Partial Release. The borrower is permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mason Devonshire Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,500,000	Title:	Fee
Cut-off Date Principal Balance:	$23,500,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	75,912
Loan Purpose:	Refinance	Location:	Chatsworth, CA
Borrower:	Mason Devonshire Plaza, L.L.C.	Year Built / Renovated:	1967 / 2004
Sponsor:	Cary J. Lefton	Occupancy:	100.0%
Interest Rate:	4.53000%	Occupancy Date:	9/8/2014
Note Date:	10/10/2014	Number of Tenants:	16
Maturity Date:	11/6/2024	2011 NOI:	$1,478,731
Interest-only Period:	60 months	2012 NOI:	$1,629,691
Original Term:	120 months	2013 NOI:	$1,670,496
Original Amortization:	360 months	TTM NOI (as of 7/2014)(1):	$1,657,419
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$2,424,255
Lockbox:	Soft	UW Expenses:	$576,350
Additional Debt:	N/A	UW NOI(1):	$1,847,905
Additional Debt Balance:	N/A	UW NCF:	$1,794,975
Additional Debt Type:	N/A	Appraised Value / Per SF:	$34,000,000 / $448
		Appraisal Date:	8/22/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$310
Taxes:	$27,259	$13,630	N/A	Maturity Date Loan / SF:	$283
Insurance:	$16,986	$1,416	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	$986	N/A	Maturity Date LTV:	63.3%
TI/LC:	$0	$3,424	N/A	UW NCF DSCR:	1.25x
Other(2):	$795,938	$0	N/A	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,500,000	88.6%	Payoff Existing Debt	$14,706,331	55.4%
Sponsor Equity	3,027,252	11.4	JV Partner Buy Out	10,470,344	39.5
			Upfront Reserves	840,183	3.2
			Closing Costs	510,394	1.9
Total Sources	$26,527,252	100.0%	Total Uses	$26,527,252	100.0%
(1)	The increase from TTM NOI to the UW NOI is primarily due to a $68,459 increase in UW rent steps as well as increased expense recoveries.
(2)
At loan origination: (i) $437,500 was escrowed for an environmental reserve, (ii) $350,000 was escrowed to fund a significant tenant lease rollover reserve and (iii) $8,438 was escrowed to fund an immediate repair reserve.

The Loan. The Mason Devonshire Plaza loan has an outstanding principal balance of $23.5 million and is secured by a first mortgage lien on a 75,912 square foot retail center located in Chatsworth, California.  Mason Devonshire Plaza is anchored by Trader Joe’s, Smart & Final and Kahoots.  The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule.  The loan’s sponsor and non-recourse carve-out guarantor is Cary J. Lefton, whose firm, Agora Realty and Management, owns and manages 13 retail shopping centers, five industrial business parks, four office buildings and nineteen residential properties.  Proceeds from the loan, as well as additional sponsor equity, was used, among other things, to buy out two of the former joint-venture partners for approximately $10.5 million.  The previously existing debt was securitized in MSC 2005-T17.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mason Devonshire Plaza

The Property. The property is comprised of three, single story buildings with total gross leasable area of 75,912 square feet, situated on a 6.28-acre parcel.  As of September 8, 2014, the property was 100.0% occupied by 16 tenants and is anchored by Trader Joe’s, Smart & Final and Kahoots.  All three anchor tenants (collectively, 51,040 square feet, 67.2% net rentable area, 48.5% underwritten base rent) exercised their respective lease renewals in 2014. The three anchors were not provided with any tenant improvement allowance in connection with their original leases in 2009, or their recent lease extensions in 2014. The southwest corner of the property includes a 0.51 acre pad leased through May 2018 and is operated as an Arco AM/PM gas station.

The Market. Mason Devonshire Plaza is located in Chatsworth, California in the infill western San Fernando Valley.  As of Q2 2014 the  submarket market vacancy rate was 4.9% according to the appraisal.  The appraisal reported a 12.5% year over year decline in submarket vacancy.  Additionally, the appraisal reports market rent of $33.72 per square foot, a nominal year over year increase from $33.60 per square foot.  Mason Devonshire Plaza is located within the residential community of Chatsworth. The area exhibits middle to upper income demographics. According to the appraisal, 131,034 people live within a three-mile radius of the property with an $88,185 average household income.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Proximity	Anchor Tenants
Competition
Erwin Topanga Shopping Center	1972 / 1980	109,292	7	Toys R Us, Office Depot and Off Broadway Shoes
Plaza de La Canada	1968 / NAV	100,408	27	Gelson’s Market, T.J. Maxx and Rite Aid
Huntington Plaza	1968 / 2010	57,154	39	Sprouts Farmers Market and Walgreens
Diamond Hills Plaza	1973 / 2011	139,314	58	Super H Mart, Rite Aid, and AAA Auto Insurance
Rancho Temecula Town Center	2007 / NAV	165,486	113	Sprouts Farmers Market, Rite Aid, LA Fitness and BevMo!
Total		571,654
(1)	Per the appraisal.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF	Occupancy Costs	Lease Expiration Date
Kahoots	NA / NA / NA	21,500	28.3%	$17.42	N/A	N/A	9/30/2019
Smart & Final Stores	NA / NA / NA	17,540	23.1%	$21.17	N/A	N/A	11/30/2019
Trader Joe’s	NA / NA / NA	12,000	15.8%	$21.10	N/A	N/A	7/31/2019
Sharky’s Wood Fired Mexican Grill	NA / NA / NA	4,576	6.0%	$19.20	N/A	N/A	6/3/2023
Logix Federal Credit(3)	NA / NA / NA	4,000	5.3%	$37.08	N/A	N/A	6/30/2024
Mattress World	NA / NA / NA	3,272	4.3%	$21.00	N/A	N/A	1/31/2015
Arco AM/PM(4)	NA / NA / NA	3,000	4.0%	$66.23	N/A	N/A	5/31/2018
JPMorgan Chase Bank	A3 / A / A+	2,462	3.2%	$33.27	N/A	N/A	4/30/2015
Nailspa Salon	NA / NA / NA	2,128	2.8%	$45.19	N/A	N/A	10/31/2018
Palace Cleaners	NA / NA / NA	1,620	2.1%	$45.21	N/A	N/A	9/30/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Logix Federal Credit shall have the right to terminate on March, 31, 2019, upon six months’ notice and payment of the straight line unamortized costs of the TI Allowance and Commission no later than three months prior to the early termination date.

(4)	Arco AM/PM is a pad lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

Mason Devonshire Plaza

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$1,631,165	$1,760,820	$1,832,627	$1,803,597	$2,059,399	$27.13	80.8%
Vacant Income	0	0	0	0	0	0	0.0
Gross Potential Rent	$1,631,165	$1,760,820	$1,832,627	$1,803,597	$2,059,399	$27.13	80.8%
Total Reimbursements	297,053	300,335	314,618	350,364	490,332	6.46	19.2
Net Rental Income	$1,928,218	$2,061,155	$2,147,245	$2,153,960	$2,549,731	$33.59	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(127,487)	(1.68)	(5.3)
Other Income	1,565	1,455	1,980	2,010	2,010	0.03	0.1
Effective Gross Income	$1,929,783	$2,062,611	$2,149,225	$2,155,970	$2,424,255	$31.94	100.0%

Total Expenses	$451,052	$432,919	$478,729	$498,551	$576,350	$7.59	23.8%

Net Operating Income(3)	$1,478,731	$1,629,691	$1,670,496	$1,657,419	$1,847,905	$24.34	76.2%

Total TI/LC, Capex/RR	0	0	0	0	52,929	0.70	2.2
Net Cash Flow	$1,478,731	$1,629,691	$1,670,496	$1,657,419	$1,794,975	$23.65	74.0%

Occupancy(4)	90.5%	94.8%	95.0%	100.0%	95.0%
(1)	The TTM column represents the trailing twelve months ending July 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from TTM NOI to the UW NOI is primarily due to UW rent steps through September 2015 of $68,459.
(4)	TTM occupancy provided as of September 8, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125 of 130

Structural and Collateral Term Sheet	JPMBB 2014-C25

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126 of 130

Structural and Collateral Term Sheet	JPMCC 2014-C25

Legacy and Fox Haven Apartments Crossed Loans

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Crossed Assets
Original Principal Balance(1):	$22,100,000	Title:	Fee
Cut-off Date Principal Balance(1):	$22,100,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	1.9%	Net Rentable Area (Units):	340
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers(2):	Various	Year Built / Renovated:	1984 / N/A
Sponsor:	Michael S. Marix	Occupancy:	97.6%
Interest Rate:	4.45700%	Occupancy Date:	7/25/2014
Note Date:	7/28/2014	Number of Tenants:	N/A
Maturity Date:	8/6/2024	2011 NOI:	$1,389,581
Interest-only Period:	36 months	2012 NOI:	$1,757,440
Original Term:	120 months	2013 NOI:	$1,882,516
Original Amortization:	360 months	TTM NOI (as of 6/2014):	$1,933,339
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.8%
Call Protection:	L(27),Def(89),O(4)	UW Revenues:	$3,651,878
Lockbox:	Springing	UW Expenses:	$1,754,752
Additional Debt:	N/A	UW NOI:	$1,897,126
Additional Debt Balance:	N/A	UW NCF:	$1,809,471
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$29,770,000 / $87,559
		Appraisal Date:	6/23/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$65,000
Taxes:	$245,471	$27,275	N/A	Maturity Date Loan / Unit:	$56,843
Insurance:	$25,160	$8,387	N/A	Cut-off Date LTV:	74.2%
Replacement Reserves:	$0	$7,304	N/A	Maturity Date LTV:	64.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.35x
Other(3):	$421,740	$25,800	$400,000	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,100,000	99.4%	Payoff Existing Debt	$17,202,260	77.4%
Sponsor Equity	125,721	0.6	Closing Costs	4,331,090	19.5
			Upfront Reserves	692,370	3.1
Total Sources	$22,225,721	100.0%	Total Uses	$22,225,721	100.0%
(1)
Legacy and Fox Haven Apartments Crossed Loans represent the aggregate amount of two cross-collateralized and cross-defaulted loans. The collateral information and Financial Information presented above reflect the Cut-off Date balance of the $22.1 million crossed-collateralized and cross-defaulted loans.

(2)	The borrowers are Cornerstone Legacy, LP and Cornerstone Fox Haven, LP.
(3)
The Initial Other Escrows and Reserves represent $261,740 for a deferred maintenance reserve, an upfront $80,000 cash holdback related to Legacy Apartments and an upfront $80,000 cash holdback related to Fox Haven Apartments. Monthly Other Escrows and Reserves represent deposits of $19,600 (capped at $287,000) and $6,200 (capped at $113,000) into a liquidity reserve for Legacy Apartments and Fox Haven Apartments, respectively. The $80,000 cash holdback related to Legacy Apartments will be released to the borrowers if the following criteria are satisfied: (i) no event of default under the Legacy Apartments loan exists; (ii) the guarantor provides the lender proof of discharge from bankruptcy, which was obtained in August 2014; and (iii) a final decree has been issued closing the bankruptcy proceeding of the guarantor. The $80,000 cash holdback related to Fox Haven Apartments will be released to the borrowers if the following criteria are satisfied: (i) no event of default under the Fox Haven Apartments loan exists; (ii) the guarantor provides lender proof of discharge from bankruptcy, which was obtained in August 2014; and (iii) a final decree has been issued closing the bankruptcy proceeding of the guarantor. See “—Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127 of 130

Structural and Collateral Term Sheet	JPMCC 2014-C25

Legacy and Fox Haven Apartments Crossed Loans

The Loans. The Legacy Apartments and Fox Haven Apartments loans (together, the “Legacy and Fox Haven Apartments Crossed Loans”) are two cross-collateralized and cross-defaulted loans with outstanding balances of $16.7 million and $5.4 million, respectively, and are secured by first mortgage liens on multifamily properties consisting of 340 units located in Plano and Frisco, Texas. The Legacy and Fox Haven Apartments Crossed Loans each have a 10-year term and, subsequent to a three-year interest-only period, each will amortize on a 30-year schedule. The previously existing debt on the Legacy Apartments property was securitized in CSMC 2006-C5. The previously existing debt on the Fox Haven Apartments property was securitized in CSMC 2006-C2. The loan sponsor and non-recourse carveout guarantor is Michael S. Marix. Michael S. Marix has been specializing in single- and multifamily commercial real estate for over 40 years. Michael S. Marix currently owns or holds interest in seven apartment complexes containing 1,600 units through a joint venture with Empire West Development Company.

The Properties. Legacy Apartments is a 244-unit, Class B+ multifamily property located in Plano, Texas. The property consists of 41 one- and two-story apartment buildings that were built in 1984.  Occupancy as of July 25, 2014 was 96.7%. The property is approximately 23 miles north of Dallas. The property has undergone approximately $237,000 in capital improvements and upgrades since 2013 and further improvements in the approximate amount of $916,000 are planned over the next 18 months. The property also has 564 parking spaces resulting in a parking ratio of 2.31 spaces per unit.

Fox Haven Apartments is a 96-unit, Class B+ multifamily property located in Frisco, Texas. The property consists of six, two-story apartment buildings that were built in 1984. Occupancy as of July 25, 2014 was 100.0%. The property is approximately 27 miles north of Dallas. Due in part to a change in management companies in March 2011, revenue increased 36% from 2011 to the trailing twelve month period ending in June 2014. The property also has 193 parking spaces resulting in a parking ratio of 2.01 spaces per unit.

The Market. Both properties are located within the Dallas apartment market. The market had a 5.5% vacancy rate as of the first quarter of 2014. Dallas market vacancy ranged from 4.8% to 5.6% since the second quarter of 2012. The properties are located in the Plano/Allen/McKinney submarket. The Plano/Allen/McKinney submarket had a 5.1% vacancy rate as of the first quarter of 2014 and ranged from 4.3% to 5.2% since the second quarter of 2012. According to the appraisal, the current population within a one- and three-mile radius of Legacy Apartments is 18,223 and 136,780, respectively. Additionally, the median household income within a one- and three-mile radius of Legacy Apartments is $92,946 and $95,945, respectively. According to the appraisal, the current population within a one- and three-mile radius of Fox Haven Apartments is 9,012 and 77,144, respectively. The median household income within a one- and three-mile radius of Fox Haven Apartments is $64,508 and $96,828, respectively. As of the first quarter of 2014, the Plano/Allen/McKinney multifamily submarket had 49,077 units, according to a market research report. Legacy Apartments’ comparable market rent for one bedroom units ranges from $774 to $1,115 per month. Legacy Apartments’ comparable market rent for two bedroom units ranges from $914 to $1,390 per month. Legacy Apartments’ comparable market rent for three bedroom units is $1,400 per month. Fox Haven Apartments’ comparable market rent for one bedroom units ranges from $670 to $1,120 per month. Fox Haven Apartments’ comparable market rent for two bedroom units ranges from $830 to $1,400 per month.

Legacy Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Monthly Market Rent	Monthly In- Place Rents
1 BR / 1 BA	46	18.9%	45	97.8%	654	$780	$741
1 BR / 1 BA	50	20.5	45	90.0%	766	$873	$781
2 BR / 1 BA	68	27.9	67	98.5%	877	$926	$851
2 BR / 2 BA	60	24.6	59	98.3%	1,019	$1,195	$976
3 BR / 2 BA	20	8.2	20	100.0%	1,260	$1,400	$1,315
Total / Wtd. Average	244	100.0%	236	96.7%	879	$993	$885
(1)	Based on the property rent roll dated July 25, 2014 and vacant units grossed up to market rent per the appraisal.

Fox Haven Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Monthly Market Rent	Monthly In- Place Rents
1 BR / 1 BA	1	1.0%	1	100.0%	598	$670	$710
2 BR / 2 BA	95	99.0	95	100.0%	900	$830	$771
Total / Wtd. Average	96	100.0%	96	100.0%	897	$828	$770
(1)	Based on the property rent roll dated July 25, 2014 and vacant units grossed up to market rent per the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128 of 130

Structural and Collateral Term Sheet	JPMCC 2014-C25

Legacy and Fox Haven Apartments Crossed Loans

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$2,728,338	$2,962,041	$3,188,139	$3,282,289	$3,282,289	$9,654	91.8%
Vacant Income	0	0	0	0	294,107	865	8.2
Gross Potential Rent	$2,728,338	$2,962,041	$3,188,139	$3,282,289	$3,576,396	$10,519	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$2,728,338	$2,962,041	$3,188,139	$3,282,289	$3,576,396	$10,519	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(294,107)	(865)	(8.2)
Other Income(3)	301,434	348,268	371,985	369,589	369,589	1,087	10.3
Effective Gross Income	$3,029,772	$3,310,309	$3,560,124	$3,651,878	$3,651,878	$10,741	102.1%

Total Expenses	$1,640,191	$1,552,869	$1,677,608	$1,718,539	$1,754,752	$5,161	48.1%

Net Operating Income	$1,389,581	$1,757,440	$1,882,516	$1,933,339	$1,897,126	$5,580	51.9%

Total Capex/RR	0	0	0	0	87,655	258	2.4
Net Cash Flow	$1,389,581	$1,757,440	$1,882,516	$1,933,339	$1,809,471	$5,322	49.5%

Occupancy(4)	96.6%	98.4%	96.1%	97.6%	91.8%
(1)	TTM column represents the trailing twelve month period ending on June 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents water reimbursement, trash reimbursement, late charges and application fees.
(4)	TTM Occupancy represents occupancy as of July 25, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129 of 130

Structural and Collateral Term Sheet	JPMCC 2014-C25

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmporgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084

David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 of 130